      As filed with the Securities and Exchange Commission on June 5, 1996

                                                           REGISTRATION NO. 333-

          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO.  33-91504

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                          ----------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                          ----------------------------

                    CHASE MANHATTAN CREDIT CARD MASTER TRUST
                            (Issuer of Certificates)

                         THE CHASE MANHATTAN BANK (USA)
                   (Originator of the Trust described herein)
               (Exact name as specified in registrant's charter)

         DELAWARE                  802 DELAWARE AVENUE                22-2382028
(State or other jurisdiction    WILMINGTON, DELAWARE 19801         (I.R.S. employer
     of incorporation)               (302) 575-5000             identification number)

              (Address, including zip code, and telephone number, including area code, of registrant's Principal Executive Offices)

                              ANDREW T. SEMMELMAN
                                   SECRETARY
                         THE CHASE MANHATTAN BANK (USA)
                              802 DELAWARE AVENUE
                          WILMINGTON, DELAWARE 19801
                                (302) 575-5033

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

         EDWARD M. DESEAR, ESQ.           MARTIN R. JOYCE, ESQ.
    ORRICK, HERRINGTON & SUTCLIFFE    THE CHASE MANHATTAN BANK, N.A.
           666 Fifth Avenue                 270 Park Avenue
             17th Floor                        40th Floor
       New York, New York 10103         New York, New York  10017

     Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS.

     If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                         Proposed Maximum
 Title of Securities to be         Amount to be           Aggregate Price     Proposed Maximum Aggregate    Amount of  Registration
        Registered                Registered/(2)/            Per Unit               Offering Price                    Fee
Asset-Backed Certificates          $2,000,000,000            100%/(1)/           $2,000,000,000/(1)/           $689,655.52/(2)/

================================================================================
/(1)/ Estimated solely for the purpose of calculating the registration fee. /(2)/ In addition $1,000 of unissued Asset-Backed Certificates previously registered under Registration Statement No. 33-91504 are being carried forward. A registration fee of $0.34 was previously paid with respect to such amount.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO $1,000 OF UNISSUED ASSET-BACKED CERTIFICATES REGISTERED UNDER REGISTRATION STATEMENT NO. 33-91504 PREVIOUSLY FILED BY THE REGISTRANT. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-91504.

================================================================================

                                EXPLANATORY NOTE


     A form of Prospectus Supplement follows immediately after this Explanatory Note. This form, which is based on the Series most recently issued out of the Trust, describes the issuance of Certificates in two Classes, both of which bear interest on a floating rate basis, utilize a Controlled Amortization Period and have the benefit of Enhancement in the form of a Collateral Interest. The Prospectus contemplates the issuance of future Series of Certificates on either a fixed or floating rate basis and in one or more Classes, utilizing either a Controlled Amortization Period or an Accumulation Period. Enhancement for any such Series can include, in addition to a Collateral Interest, various other provisions described in the Prospectus designed to decrease the risk of loss for Certificateholders of a particular Series or Class, including subordination, a letter of credit, a cash collateral account, a surety bond or insurance policy or a spread account.

     The Prospectus Supplement for any Series or Class issued on a fixed rate basis will delete the provisions set forth in the attached form of Prospectus Supplement for determining a floating rate of interest and specify the fixed rate of interest applicable thereto. If a Series is issued with only one Class, references to separate Classes, including references to subordination and reallocation between Classes, will be deleted from the attached form of Prospectus Supplement. If a future Series utilizes an Accumulation Period, references to a Controlled Amortization Period will be deleted from such form of Prospectus Supplement and replaced by provisions specifying the Accumulation Period and related matters, as contemplated by the Prospectus. In the event that any future Series utilizes a form of Enhancement in lieu of, or in addition to, a Collateral Interest, references to the Collateral Interest set forth in such form of Prospectus Supplement will be deleted (if not applicable to such Series) and disclosure regarding the applicable form of Enhancement will be added. See "Description of the Certificates--Enhancement" in the Prospectus regarding the scope of such Prospectus Supplement disclosure. All other material variations in the terms of a future Series from the terms set forth in the attached form of Prospectus Supplement will be disclosed in the Prospectus Supplement for such Series.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SHALL NOT CONSTITUTE + +AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE + +ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION + +OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE +
+SECURITIES LAWS OF ANY SUCH STATE.                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 5, 1996

PROSPECTUS SUPPLEMENT (To Prospectus dated      , 199 )
                                      LOGO
                                     $
                    CHASE MANHATTAN CREDIT CARD MASTER TRUST
     $      CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 199 -
   $      CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 199 -
                         THE CHASE MANHATTAN BANK (USA)
                              SELLER AND SERVICER
  Each Class A Floating Rate Asset Backed Certificate, Series 199 - (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate, Series 199 - (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent an undivided interest in certain assets of Chase Manhattan Credit Card Master Trust (the "Trust") created pursuant to a master pooling and servicing agreement dated as of June 1, 1991 between The Chase Manhattan Bank (USA) ("Chase USA"), as seller and servicer, and Yasuda Bank and Trust Company (U.S.A.), as trustee. The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables and Interchange allocable to the Trust, as described herein. Chase USA will service
                                                        (continued on next page)
  There currently is no secondary market for the Certificates, and there is no assurance that one will develop.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" AT PAGE S-13 AND IN THE PROSPECTUS AT PAGE 17.
                                  -----------

 THE CERTIFICATES REPRESENT  INTERESTS IN THE TRUST ONLY AND  DO NOT REPRESENT
   INTERESTS IN  OR OBLIGATIONS  OF THE  CHASE MANHATTAN  BANK (USA)  OR ANY
    AFFILIATE THEREOF.  A CERTIFICATE IS NOT  A DEPOSIT AND IS  NOT INSURED
      BY  THE FEDERAL  DEPOSIT  INSURANCE CORPORATION  (THE  "FDIC"). THE
       RECEIVABLES  ARE NOT  INSURED OR  GUARANTEED BY THE  FDIC OR  ANY
         OTHER GOVERNMENTAL AGENCY.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                               PRICE TO UNDERWRITING PROCEEDS TO
                                                PUBLIC    DISCOUNT   SELLER (1)
- --------------------------------------------------------------------------------
Per Class A Certificate......................        %          %           %
- --------------------------------------------------------------------------------
Per Class B Certificate......................        %          %           %
- --------------------------------------------------------------------------------
Total........................................   $          $           $

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1)Before deduction of expenses estimated to be $     .
                                  -----------
  This Prospectus may be used by Chase Securities Inc., an affiliate of the Seller, in connection with offers and sales related to market-making transactions in the Certificates. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

  The Certificates are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the
Certificates will be delivered in book-entry form on or about      , 199
through the facilities of The Depository Trust Company and Cedel societe anoyme and the Euroclear System.
                                  -----------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES
                             CHASE SECURITIES INC.

                    UNDERWRITER OF THE CLASS B CERTIFICATES
                             CHASE SECURITIES INC.
              THE DATE OF THIS PROSPECTUS SUPPLEMENT IS     , 199
the Receivables and will own the undivided interest in the Trust not represented by the Certificates, the other investor certificates issued by the Trust and any uncertificated interests in the Trust. From time to time, Chase USA may offer other series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, by exchanging a portion of its interest in the Trust.

  Interest will accrue on the Class A Certificates from     , 199  (the
"Closing Date") through     , 199  and, with respect to each subsequent
Interest Period, at the rate of     % per annum above the arithmetic mean of
London interbank offered quotations for   -month United States dollar deposits
("LIBOR") prevailing on the related LIBOR Determination Date (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the
Closing Date through     , 199  and, with respect to each subsequent Interest
Period, at the rate of     % per annum above LIBOR prevailing on the related
LIBOR Determination Date (the "Class B Certificate Rate"). Interest with
respect to the Certificates will be distributed     on the   th day of
                     (or, if any such day is not a business day, the next
business day) (each, an "Interest Payment Date") commencing in     199 .

  Principal with respect to the Class A Certificates is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in
      and ending on the Distribution Date in      , but may be paid earlier or
later under certain limited circumstances described herein. Principal with respect to the Class B Certificates is scheduled to be distributed on the Distribution Date following the Distribution Date on which the Class A Certificates have been paid in full, but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Assumptions" and "Series Provisions--Pay Out Events" herein. Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificateholders. See "Series Provisions-- Principal Payments" herein.

  THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE CLASS A CERTIFICATES AS DESCRIBED HEREIN. THE COLLATERAL INTEREST WILL BE SUBORDINATED TO THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED HEREIN.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  The Series 199 - Certificates offered hereby constitute a separate Series of the Certificates being offered by the Seller from time to time pursuant to
its Prospectus dated     , 199 . This Prospectus Supplement does not contain
complete information about the offering of the Certificates. Additional information is contained in the Prospectus and potential purchasers should read both this Prospectus Supplement and the Prospectus in full. Sales of the Series 199 - Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                            SUMMARY OF SERIES TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or, for terms not defined herein, in the Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Key Terms" in each of this Prospectus Supplement and the Prospectus.

Title of Securities.......  Class A Floating Rate Asset Backed Certificates,
                            Series 199 - (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 199 - (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates" or "Series 199 - ").

Securities Offered........  Each of the Certificates offered hereby represents an undivided interest in certain assets of the Trust. Interests in the Trust's assets will be allocated among the Class A Certificateholders (the "Class A Investor Interest"), the Class B Certificateholders (the "Class B Investor Interest"), the holder of the collateral interest (the "Collateral Interest" and, together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement as supplemented from time to time and the interest of the Seller (the "Seller Interest"), as described below. The Collateral Interest in the initial
                            amount of $           (which amount represents  %
                            of the sum of the initial Class A Investor
                            Interest, the initial Class B Investor Interest and the initial Collateral Interest) constitutes Enhancement for the Certificates. The provider of such Enhancement is referred to herein as the "Collateral Interest Holder." Allocations will be made to the Collateral Interest and the Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of Certificates. The initial amount of the Investor Interest will be
                            $            (the "Initial Investor Interest"). The
                            "Seller Interest" will represent the right to the assets of the Trust not allocated to the Class A Investor Interest, the Class B Investor Interest, the Collateral Interest or the holders of other undivided interests in the Trust. The principal amount of the Seller Interest will fluctuate as the amount of Receivables in the Trust changes from time to time. The Seller Interest will be evidenced by the Exchangeable Seller Certificate.

                            The Class A Certificates will represent the right to receive, from the assets of the Trust, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the
                            Closing Date through     , 199 , and with respect
                            to each Interest Period thereafter, at the rate of
                                % per annum above the arithmetic mean of London
                            interbank offered quotations for   -month United
                            States dollar deposits ("LIBOR") prevailing on the related LIBOR Determination Date (such rate, the "Class A Certificate Rate") and (b) payments of principal during the Controlled Amortization Period or, under certain limited circumstances, during the Rapid Amortization

                            Period (each, an "Amortization Period"), to the extent of the Class A Investor Interest, which may be less than the unpaid principal balance of the Class A Certificates in certain circumstances described herein.

                            The Class B Certificates will represent the right to receive, from the assets of the Trust, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the
                            Closing Date through     , 199 , and with respect
                            to each Interest Period thereafter, at the rate of
                                % per annum above LIBOR prevailing on the
                            related LIBOR Determination Date (such rate, the
                            "Class B Certificate Rate") and (b) after the Class A Investor Interest has been paid in full, payments of principal during the Controlled Amortization Period or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B Certificates in certain circumstances described herein. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full.

                            The aggregate principal amounts of the Class A Certificates and the Class B Certificates will, except as otherwise provided herein, remain fixed
                            at $            and $          , respectively,
                            until reduced during either Amortization Period as principal is paid to the applicable Certificateholders. The Class A Investor Interest and the Class B Investor Interest may be reduced to reflect the tender and cancellation of Certificates pursuant to an Investor Exchange. The Class A Investor Interest will decline in certain circumstances if the amount of Receivables in Defaulted Accounts allocated to the Class A Certificates exceeds funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest have been reduced to zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and (b) the allocation to the Class B Investor Interest of the amount of certain Receivables in Defaulted Accounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest has been reduced to zero.

                            The Certificates will be issued pursuant to the Agreement as supplemented by the Series 199 - Supplement. See "Series Provisions" herein and "Description of the Certificates" in the Prospectus.

                            The final distribution of principal and interest on the Certificates will be made no later than the
                                 Distribution Date (the "Scheduled Series 199 -
                              Termination Date") unless extended to the
                            Distribution Date (the "Final Series 199 -
                            Termination Date") in the manner provided in "Series Provisions--Final Payment of Principal; Termination of Trust" herein. After the Final Series 199 -

                            Termination Date, neither the Trust nor the Seller will have any further obligation to pay principal or interest on the Certificates.

                            The Servicer will allocate a percentage (the
                            "Floating Allocation Percentage") of collections of Finance Charge Receivables received with respect to each calendar month (a "Monthly Period") to the Investor Interest, and the Floating Allocation Percentage of Receivables in Defaulted Accounts with respect to each Monthly Period to the Investor Interest. The Servicer will further allocate varying percentages of such amounts to the Class A Certificateholders (the "Class A Floating Percentage"), the Class B Certificateholders (the "Class B Floating Percentage") and the Collateral Interest Holder (the "Collateral Floating Percentage") for payments or deposits to or with respect to each such class.

                            The Servicer will allocate a percentage (the
                            "Principal Allocation Percentage") of collections of Principal Receivables received with respect to each Monthly Period to the Investor Interest. The Principal Allocation Percentage will, during any particular Monthly Period during either Amortization Period, be based on a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (a) the Aggregate Principal Receivables as of the first day of such particular Monthly Period and (b) the sum of the numerators used to calculate the principal allocation percentages with respect to Principal Receivables for all Series of certificates outstanding with respect to such Monthly Period. See "Series Provisions--Allocation Percentages" and "--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus. The term "Aggregate Principal Receivables" means in the case of any date of determination which occurs before the Conversion Date, the aggregate amount of Principal Receivables as of the end of the Billing Cycles during the Monthly Period immediately preceding such date of determination or, in the case of any date of determination which occurs on or after the Conversion Date the aggregate amount of Principal Receivables as of the end of the last day of the Monthly Period immediately preceding such date of determination.

Other Series..............  The Trust has previously issued    Series of
                            Certificates that remain outstanding. See "Exhibit
                            A: Prior Issuance of Certificates" for a summary of those Series. Additional Series may be issued by the Trust from time to time; it is currently expected, however, that no additional Series will be issued after the issuance of all Certificates that have been registered with the Commission prior to the date hereof. See "Description of the Certificates--Exchange" in the Prospectus.

Denominations.............  The Certificates will be offered for purchase in
                            denominations of $   and integral multiples
                            thereof.

Registration of             The Certificates will initially be represented by
Certificates..............  Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner
                            will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described in the Prospectus. See "Description of the Certificates--Definitive Certificates" in the
                            Prospectus.

Clearance and Settlement..  Certificateholders may elect to hold their
                            Certificates through any of DTC (in the United States) or Cedel societe ("Cedel") or the Euroclear System ("Euroclear") (in Europe). See "Description of the Certificates--Book-Entry Registration" in the Prospectus.

Interest..................  Interest is required to be distributed quarterly on
                            the  th day of           (or, if any such day is
                            not a business day, on the next business day)
                            (each, an "Interest Payment Date"), commencing   ,
                            199 , in an amount equal to (a) in the case of the Class A Certificates, the product of (i) the Class A Certificate Rate for the related Interest Period,
                            (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates on the related Record Date (or, with respect to the first Distribution Date, the initial Class A Investor Interest), and (b) in the case of the Class B Certificates, the product of (i) the Class B Certificate Rate for the related Interest Period,
                            (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates on the related Record Date (or, with respect to the first Distribution Date, the initial Class B Investor Interest). Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Closing Date) to but excluding such Interest Payment Date (each, an "Interest Period").

Revolving Period..........  No principal will be payable to Certificateholders
                            until the    Distribution Date or, upon the
                            occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Rapid Amortization Period. For each Monthly Period (or part thereof) during the period from and including the Closing Date, up to and including the day prior to the day on which the Controlled Amortization Period or the Rapid Amortization Period commences (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Certificateholders will, subject to certain limitations and unless treated as Shared Principal Collections or Reallocated Principal Collections (see "Series Provisions--Shared Principal Collections" and "--Reallocation of Cash Flows" herein), be paid to the holder of the Exchangeable Seller Certificate. See "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving
                            Period prior to the end of the    Monthly Period.

Principal Payments;
Controlled  Amortization
Period....................
                            It is expected that the final payment with respect to the Class A Certificates will be made on the Distribution Date (the "Class A Expected Final Payment Date") and that the final payment with respect to the Class B Certificates will be made on
                            the     Distribution Date (the "Class B Expected
                            Final Payment Date"), in each case in accordance with the Controlled Amortization Amounts and based on certain assumptions set forth herein. See "Maturity Assumptions" herein. The controlled amortization period with respect to the Series
                            199 - Certificates (the "Controlled Amortization Period") will commence on the first day of the
                            Monthly Period relating to the    Distribution
                            Date, unless a Pay Out Event has occurred or is deemed to occur, and will end on the earliest of
                            (a) the commencement of the Rapid Amortization Period, (b) the payment in full of the Investor Interest or (c) the Scheduled Series 199 - Termination Date (or any permitted extension thereof). No principal will be payable to Class A Certificateholders until the first Distribution Date with respect to the Controlled Amortization Period or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Rapid Amortization Period. See "Maturity Assumptions" herein. No principal will be payable to the Class B Certificateholders until the Class A Investor Interest is paid in full.

Shared Principal            The Series 199 -  Certificates will be the
Collections...............  Series issued by the Trust, outstanding as of the
                            Closing Date, included in Group One. During the
                            Revolving Period, collections of Principal
                            Receivables otherwise allocable to the Investor
                            Interest (other than Reallocated Principal
                            Collections) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of certificateholders of other Series within Group One, if so specified in the Supplements for such other Series, or paid to the holder of the Exchangeable Seller Certificate.
                            Additional Series may be issued and included in Group One; however, there can be no assurance that any such Series will be issued. See "Series
                            Provisions--Shared Principal Collections" herein.

Additional Amounts
Available  to
Certificateholders........  If collections of Finance Charge Receivables allocable to the Class A Certificates for any Monthly Period are less than the sum of (i) current and overdue Monthly Interest on the Class A Certificates, (ii) current and overdue Class A Additional Interest, (iii) current and overdue Class A Servicing Fee, and (iv) the Class A Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charge Collections allocable to Series
                            199 - will be applied to fund the deficiency (the "Class A Required Amount"). If the collections of Finance Charge Receivables allocable to the Class B Certificates for any Monthly Period are less than the sum of (i) current and overdue Class B Monthly Interest, (ii) current and overdue Class B Additional Interest, (iii) current and overdue Class B Servicing Fee, and (iv) the Class B Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charge

                            Collections allocable to Series 199 - remaining after application thereof to the Class A Required Amount will be applied to fund the deficiency (the "Class B Required Amount" and, together with the Class A Required Amount, the "Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of (a) the excess of collections of Finance Charge Receivables allocable to the Class A Certificates over the sum of the amounts referred to in clauses (i), (ii), (iii) and (iv) of the definition of Class A Required Amount above, (b) the excess of collections of Finance Charge Receivables allocable to the Class B Certificates over the sum of the amounts referred to in clauses
                            (i), (ii) and (iii) in the definition of Class B Required Amount above and (c) collections of Finance Charge Receivables allocable to the Collateral Interest or, during any period in which Chase USA or an affiliate thereof is not the Servicer, the excess of collections of Finance Charge Receivables allocable to the Collateral Interest over the current and overdue Collateral Servicing Fee.

Subordination of Class B
Certificates  and
Collateral Interest.......
                            If Excess Spread and Excess Finance Charge
                            Collections allocable to Series 199 - with respect to such Distribution Date are less than the Class A Required Amount, Reallocated Principal Collections with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, the Collateral Interest will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Default Amount). If the Collateral Interest is reduced to zero, the Class B Investor Interest will be reduced by the remaining insufficiency (but not by more than the excess of the Class A Investor Default Amount over the amount of such reduction of the Collateral Interest) to avoid a charge-off with respect to the Class A Certificates. If the Class B Investor Interest is reduced to zero, the Class A Investor Interest will be reduced by any then-remaining insufficiency (but not more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reductions of the Collateral Interest and the Class B Investor Interest). If the Collateral Interest and the Class B Investor Interest are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions--Reallocation of Cash Flows" and "-- Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges" herein.

                            If Excess Spread and Excess Finance Charge
                            Collections allocable to Series 199 - with respect to such Distribution Date remaining after application with respect to the Class A Required Amount, as described above, are less than the Class B Required Amount, Reallocated Collateral Principal Collections with respect to the related Monthly Period remaining after application with respect to the Class A Required Amount, as described above, will be used to fund the remaining Class

                            B Required Amount. If such remaining Reallocated Collateral Principal Collections are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, the Collateral Interest will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount) to avoid a charge-off with respect to the Class B Certificates. If the Collateral Interest is reduced to zero, the Class B Investor Interest will be reduced by the remaining insufficiency (but not by more than the excess of the Class B Investor Default Amount over the amount of such reduction of the Collateral Interest). If the Collateral Interest is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions--Reallocation of Cash Flows" and "-- Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges" herein.

                            If the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders with respect to subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions--Allocation Percentages" and "-- Subordination" herein.

Principal Payments; Rapid
 Amortization Period......
                            During the period (the "Rapid Amortization Period") beginning on the day on which a Pay Out Event occurs or is deemed to occur and continuing to and including the earlier of (a) the date on which the Investor Interest has been paid in full or (b) the obligation of the Trust to make payments of principal and interest with respect to the Certificates has terminated, collections of Principal Receivables allocated to the Class A Investor Interest or the Class B Investor Interest will no longer be paid to the holder of the Exchangeable Seller Certificate, as described herein, but instead will be distributed monthly on each Distribution Date to the Class A Certificateholders and, following the payment in full of the Class A Investor Interest, to the Class B Certificateholders and, following the payment in full of the Class B Investor Interest, to the Collateral Interest Holder. Such distributions will begin on the Distribution Date occurring in the month following the Monthly Period in which the Rapid Amortization Period commences. Each such Distribution Date will also be an Interest Payment Date. See "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

Required Collateral         The "Required Collateral Interest" with respect to
Interest..................  any Transfer Date means (a) initially, $
                            (the "Initial Collateral Interest") and (b) on any
                            Transfer Date thereafter an amount equal to  % of
                            the Investor Interest on such Transfer Date, after
                            taking into account
                            payments to be made on the related Distribution
                            Date, but not less than $         ; provided,
                            however, that (i) if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral
                            Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay
                            Out Event; (ii) in no event shall the Required
                            Collateral Interest exceed the outstanding principal balance of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iii) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency has delivered written confirmation that such reduction will not result in such Rating Agency reducing or withdrawing its ratings of the Certificates. See "Series Provisions--Required
                            Collateral Interest" herein.

                            If on any Transfer Date, the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall.

Optional Repurchase.......  The Investor Interest will be subject to optional repurchase by the Seller on any Distribution Date on and after which the Investor Interest is reduced to an amount less than or equal to % of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The repurchase price will generally equal the aggregate outstanding principal balance of the Certificates and the Collateral Interest plus accrued and unpaid interest thereon to the Distribution Date on which the repurchase occurs. See "Series Provisions-- Final Payment of Principal; Termination of Trust" herein.

Tax Status................  Special tax counsel to the Seller will deliver its opinion to the effect that under existing law the Certificates will be characterized as debt for federal income tax purposes. Under the Agreement, the Seller and the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations......  Under a regulation issued by the Department of
                            Labor (the "Plan Asset Regulation"), the Trust assets would not be deemed "plan assets" of an employee benefit plan or other plan (each, a "Benefit Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering being made hereby, by at least 100 investors that are independent of the Seller and of one another (each, an "Independent Investor"). Based on information provided by the Underwriters at the time of any sale of Certificates, the Seller will notify the Trustee in writing whether the Class A Certificates are expected to be held by at least 100 separately named persons at the completion of the offering made hereby. However, the Seller will not determine whether the Class A Certificates at that time, in fact, will (i) be held by at least 100 separately named persons or (ii) satisfy the 100 Independent Investor criterion, and no assurance can be given that the 100 Independent Investor criterion will be met. Prospective purchasers may obtain a copy of the above described notification from the Trustee at its Corporate Trust Department. The Seller anticipates that the other conditions of the Plan Asset Regulation will be met. If the Trust's assets were deemed to be "plan assets" of any Benefit Plan investor (e.g., if the 100 Independent Investor criterion is not satisfied), violations of the "prohibited transaction" rules of ERISA could result and generate excise tax and other liabilities under ERISA and Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing class exemptions from the "prohibited transaction" rules of ERISA and
                            Section 4975 of the Code would apply to all transactions involving the Trust's assets. Accordingly, fiduciaries or other persons contemplating purchasing the Class A Certificates with "plan assets" of any Benefit Plan should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

                            If the Seller does not notify the Trustee that the Class A Certificates are expected to be held by at least 100 separately named persons at the completion of the offering made hereby, the Class A Certificates may not be acquired by, or with "plan assets" of, any benefit plan or any entity whose underlying assets include "plan assets" under the Plan Asset Regulation by reason of any Benefit Plan's investment in the entity. In that event, by its acceptance of a Class A Certificate, each Class A Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

                            The Underwriters currently do not expect that the Class B Certificates will be held by at least 100 Independent Investors and, therefore, the Seller does not expect that the Class B Certificates will qualify as publicly-offered securities under the Plan Asset Regulation. Accordingly, the Class B Certificates may not be acquired by, or with "plan assets" of, any Benefit Plan or any entity whose underlying assets include "plan assets" under the Plan Asset Regulation by reason of any Benefit Plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

Class A Certificate         It is a condition to the issuance of the Class A
Rating....................  Certificates that they be rated in the highest rating category by at least one nationally recognized Rating Agency. The rating of the Class A
                            Certificates is based primarily on the quality of the Receivables, the terms of the Class B
                            Certificates and the benefits of the Collateral
                            Interest. See "Risk Factors--Certificate Ratings" herein.

Class B Certificate         It is a condition to the issuance of the Class B
Rating....................  Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized Rating Agency. The rating of the Class B Certificates is based primarily on the quality of the Receivables and the benefits of the Collateral Interest. See "Risk Factors--Certificate
                            Ratings" herein.

Listing...................  Application will be made to list the Certificates on the Luxembourg Stock Exchange.

                                 RISK FACTORS

  Potential investors should consider, among other risks, the risk factors discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with the purchase of the Certificates.

  Certificate Ratings. It is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least one Rating Agency and that the Class B Certificates be rated in one of the three highest rating categories by at least one Rating Agency. As used herein, the term "Rating Agency" with respect to the Certificates, and with respect to any other Series, means the rating agency or agencies specified in the Supplement with respect to such Series. The ratings address such Rating Agency's assessment of the likelihood of full payment of principal and interest of the applicable class of Certificates by the Scheduled Series 199 - Termination Date. The ratings are based primarily on the quality of the Receivables, the initial amount of the Collateral Interest and, in the case of the Class A Certificates, the initial amount of the Class B Certificates. The ratings do not address the possibility of the occurrence of a Pay Out Event with respect to the Certificates or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificate Owners. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agency if in its judgment circumstances so warrant.

  Enhancement. Although Enhancement with respect to the Certificates will be provided by the Collateral Interest, up to the Required Collateral Interest, such amount is limited. If the Collateral Interest is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. If the Class B Investor Interest is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions--Required Collateral Interest" herein.

  Subordination. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates. In addition, if amounts available to the Class A Certificates, including the Collateral Interest, are insufficient to cover the Class A Required Amount, the Class B Investor Interest will be reduced. Any reduction in the Class B Investor Interest will result in a reduction of the portion of collections of Finance Charge Receivables allocable to the Class B Certificates in future periods and a possible delay or reduction in principal and interest payments on the Class B Certificates. Moreover, in the event of a sale of the Receivables due to the insolvency of the Seller, the portion of the net proceeds of such sale allocable to pay principal to the Certificates will be used first to pay amounts due to the Class A Certificateholders and any remainder will be used to pay amounts due to the Class B Certificateholders. See "Series Provisions--Subordination" herein.

  Basis Risk. A portion of the Accounts have finance charges set at variable rates of interest that are a fixed margin greater than a designated prime rate or other index. The Certificates bear interest based on LIBOR which may fluctuate differently than the variable rate of interest on certain of the Accounts. As a result, there may be periods of time in which collections of Finance Charge Receivables decline due to interest rate changes while the amounts payable as interest on the Certificates and other amounts to be funded out of collections of Finance Charge Receivables may not have been reduced or may have increased.

  Concentration of Accounts. The New York and New Jersey area represents the largest concentration of Accounts. The loss experience in these states is currently more favorable than the experience of the Bank Portfolio as a whole. The Seller, however, is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect future credit card usage or payment patterns.

  Book-Entry Registration. Each class of Certificates will be represented initially by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Accordingly, until such time Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

                             MATURITY ASSUMPTIONS

  The Pooling and Servicing Agreement provides that Class A Certificateholders
will not receive payments of principal until the        Distribution Date,
which is the first Distribution Date with respect to the Controlled
Amortization Period (which will commence with the        Monthly Period)
except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not begin to receive payments of principal until the final payment of principal on the Class A Certificates has been made.

  A Pay Out Event occurs, either automatically or after specified notice, upon
(a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Seller, (c) certain insolvency events involving the Seller, (d) a reduction in the Portfolio Yield averaged
for any    consecutive Monthly Periods to a rate which is less than the Base
Rate averaged for the same Monthly Periods, (e) the Trust becoming subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(f) the failure of the Seller to convey Receivables arising under Additional Accounts when required by the Pooling and Servicing Agreement or (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders. See "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus.

  During the Controlled Amortization Period, distributions of monthly principal will be made to the Class A Certificateholders on each Distribution
Date (beginning with the        Distribution Date) until the Class A Investor
Interest has been paid in full or the Scheduled Series 199 - Termination Date (or any permitted extension thereof) has occurred, equal to the least of (a) the Available Principal Collections on deposit in the Principal Account with respect to the related Transfer Date, (b) the applicable Controlled Distribution Amount, which is equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount for such Distribution Date and (c) the Class A Investor Interest on the related Transfer Date. Should the Rapid Amortization Period commence, the Class A Certificateholders will be entitled to receive monthly payments of principal on each Distribution Date until the Class A Investor Interest has been paid in full or the Scheduled Series 199 - Termination Date (or any extension thereof) has occurred (beginning with the Distribution Date in the month following the month in which the Rapid Amortization Period commences) equal to the Available Principal Collections on deposit in the Principal Account with respect to the related Transfer Date. During the Controlled Amortization Period, distributions of monthly principal will be made to the Class B Certificateholders on each Distribution Date, beginning with the Distribution Date occurring after the Distribution Date on which the Class A Investor Interest is paid in full (the "Class B Principal Commencement Date"), until the Class B Investor Interest has been paid in full, or the Scheduled Series 199 - Termination Date (or any extension thereof) has occurred, equal to the least of (a) the Available Principal Collections on deposit in the Principal Account with respect to such Distribution Date, (b) the Controlled Distribution Amount for such Distribution Date and (c) the Class B Investor Interest on the related Transfer Date. Should the Rapid Amortization Period commence, the Class B Certificateholders will be entitled to receive monthly payments of principal on each Distribution Date (beginning with the Distribution Date on which the Class A Investor Interest has been paid in full) until the Class B Investor Interest has been paid in full or the Scheduled Series 199 - Termination Date (or any permitted extension thereof) has occurred equal to the Available Principal Collections on deposit in the Principal Account with respect to the related Transfer Date minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date. Each such Distribution

Date will also be an Interest Payment Date. Allocations of Principal Receivables based upon the Principal Allocation Percentage during either the Controlled Amortization Period or the Rapid Amortization Period may result in distributions of principal to Certificateholders greater relative to the declining balance of the Investor Interest than would be the case if a percentage based on such declining balance were used to determine the percentage of collections to be distributed in respect of the Investor Interest.

                              THE BANK PORTFOLIO

GENERAL

  Set forth below is certain information with respect to the Bank Portfolio. See "The Credit Card Business of Chase USA" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Bank Portfolio.

  [Effective June 1, 1996, Chase USA acquired the credit card business of Chemical Bank. In connection with such acquisition, Chase USA eliminated, as of April 1, 1996, certain exceptions to its charge-off policy and expects to eliminate certain other exceptions in the fourth quarter of 1996. It is expected that the combined credit card business may be operated and serviced differently in certain respects from Chase USA's credit card business prior to such acquisition. Chase USA does not expect any such variations or the foregoing transactions to have any material adverse effect on the interests of the Certificateholders. See "Risk Factors--Ability to Change Terms of the Accounts" in the Prospectus and "Chase USA and The Chase Manhattan Corporation" herein.]

  If certain criteria set forth in the Pooling and Servicing Agreement are satisfied, Additional Accounts may be selected from the Bank Portfolio or, in the alternative, Accounts may be removed from the Trust Portfolio. It is expected that, in connection with the combination of the credit card business of Chase USA with that of Chemical Bank, Accounts will be removed from the Trust Portfolio. Any such removal will be effected in compliance with the Pooling and Servicing Agreement. See "Description of the Certificates--Removal of Accounts." Any such removal is not expected to materially adversely affect the interests of the Certificateholders. See "The Receivables."

LOSS AND DELINQUENCY EXPERIENCE

  The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio. The delinquency and loss experience shown in the tables below is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio. Because the Accounts were selected on a basis which excluded certain accounts in the Bank Portfolio as described in the Prospectus and because of changes in the Bank Portfolio since the Selection Date, actual delinquency and loss experience with respect to the Accounts may be different from that set forth below for the Bank Portfolio. The Servicer files with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio included in the tables set forth below.

             LOSS EXPERIENCE BANK PORTFOLIO (DOLLARS IN THOUSANDS)

                                   MONTHS
                                  ENDED             YEAR ENDED      ,
                                ---------- ------------------------------------
                                       ,
                                   199        199        199        199
                                ---------- ---------- ---------- ----------
Average Receivables
Outstanding(1)................. $          $          $          $
Gross Charge Offs(/2/)(/3/).... $          $          $          $
Recoveries..................... $          $          $          $
Net Charge Offs(/3/)........... $          $          $          $
Net Charge Offs as Percent of
Average
 Receivables Outstanding(3)....     %(/4/)          %          %          %

- --------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge Offs are calculated before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes. Gross Charge Offs do not include certain reserves established against future charge-offs of accounts affected by changes in Chase USA's charge off policy.
(3) The charge off amounts shown include only the principal portion of charged off receivables.
(4) Annualized.

                     DELINQUENCY EXPERIENCE BANK PORTFOLIO

                            (DOLLARS IN THOUSANDS)

                                                                              DECEMBER 31,
                                               --------------------------------------------------------------------------
                                 , 199                   199                      199                      199
   NUMBER OF DAYS     ------------------------ ------------------------ ------------------------ ------------------------
    DELINQUENT(1)      AMOUNT  PERCENTAGE(/2/)  AMOUNT  PERCENTAGE(/2/)  AMOUNT  PERCENTAGE(/2/)  AMOUNT  PERCENTAGE(/2/)
- --------------------- -------- --------------- -------- --------------- -------- --------------- -------- ---------------
30 to 59 Days........ $                 %      $                 %      $                 %      $                 %
60 to 89 Days........
90 Days or Greater...
                      --------      ----       --------      ----       --------       ---       --------       ---
  Total.............. $                 %      $                 %      $                 %      $                 %
                      ========      ====       ========      ====       ========       ===       ========       ===

- --------
(1) Number of days delinquent means the number of days after the first billing date following the original billing date. For example, 30 days delinquent means that no payment was received within 60 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of their respective cycle date rather than as a percentage of the average monthly outstanding receivables. Delinquencies are calculated before the reversal of finance charges and include bankruptcies that have not been charged-off.

REVENUE EXPERIENCE

  The gross revenues from finance charges and fees relating to accounts in the Bank Portfolio for each of the three years contained in the period ended
 , 199  and the    months ended      , 199 , are set forth in the following
table. The historical yield figures in the table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees, cash advance fees and other fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. Due to such factors and the factors discussed under "--Loss and Delinquency Experience" above, there can be no assurance that the revenue experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio included in the table set forth below.

                       REVENUE EXPERIENCE BANK PORTFOLIO

                            (DOLLARS IN THOUSANDS)

                                MONTHS
                              ENDED                YEAR ENDED       ,
                            ----------      ----------------------------------

                              , 1996           199         199         199
                            ----------      ----------  ----------  ----------
Finance Charges and
Fees(1)....................  $              $           $           $
Average Receivables
Outstanding(2).............  $                          $           $
Yield From Finance Charges
and Fees(3)................          %(/4/)           %           %           %

- --------
(1) Finance Charges and Fees include periodic finance charges, annual membership fees, cash advance transaction fees and Interchange, late fees, returned check fees, insurance commissions, overlimit fees and other administration fees and services charges. Annual membership fees are presented in accordance with SFAS No. 91.
(2) Average Receivables Outstanding is the average of the daily receivable balance on each day during the period indicated.
(3) Yield from Finance Charges and Fees represents Finance Charges and Fees as a percentage of Average Receivables Outstanding.
(4) Annualized.

INTERCHANGE

  Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from the banks which clear the transactions for merchants to credit card issuing banks. Interchange percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Chase USA will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust, Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange received by Chase USA will be allocated to the Trust on the basis of the percentage equivalent of a fraction, the numerator of which is the amount of cardholder charges for merchandise and services in the Accounts and the denominator of which is the total amount of cardholder charges for merchandise and services in all of the VISA and MasterCard credit card accounts owned by Chase USA. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

PAYMENT RATES

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for the Bank Portfolio for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                CARDHOLDER MONTHLY PAYMENT RATES BANK PORTFOLIO

                                                 MONTHS
                                               ENDED     YEAR ENDED DECEMBER 31,
                                           ------------- -----------------------
                                                  , 1996  199     199     199
                                           ------------- ------- ------- -------
  Lowest(1)..............................          %           %       %       %
  Highest(1).............................          %           %       %       %
  Average(2).............................          %           %       %       %

- --------
(1) Monthly Payment Rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.
(2) The Average Monthly Payment Rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.

  The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that (i) collections of Principal Receivables with respect to the Trust Portfolio (which differs from the Bank Portfolio as discussed above in "--Loss and Delinquency Experience"), and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during either the Controlled Amortization Period or the Rapid Amortization Period, will be similar to the historical experience set forth above or (ii) the terms of any subsequently issued Series will not adversely impact the amount or timing of any payments to the Series 199 - Certificateholders. In particular, the occurrence of a pay out event with respect to an Excluded Series during an Amortization Period could cause the Amortization Period to be longer than if such Excluded Series had not been issued. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced or lengthened.

  Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Amortization Amount, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the Class A Certificates will be paid in full by the Class A Expected Final Payment Date or that the Class B Certificates will be paid in full by the Class B Expected Final Payment Date.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts which were selected from the Initial Portfolio of VISA and MasterCard credit card accounts and in Additional Accounts added to the Trust on May 1, 1995 and June 1, 1995, in each case, on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio"). Prior to the Conversion Date, balances with respect to the Receivables will be determined by reference to the aggregate of such balances as of the end of each Billing Cycle ending in the related Monthly Period, and monthly calculations with respect to each Account will be computed based on the activity during the applicable Billing Cycle for that
Account. Thus, in the case of the          Distribution Date, for example,
monthly collections would be based on the      Monthly Period and would
reflect collection activity for all Billing Cycles commencing at the opening
of business on any day during        , and ending at the close of
business on the day preceding the corresponding day of        , with respect
to Accounts in each of the Billing Cycles. Distributions on each Distribution Date will be funded from the Finance Charge Receivables or Principal Receivables, as appropriate, collected during the Billing Cycles which ended during the preceding Monthly Period which were allocated to the Investor Interest.

  Pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions) to designate from time to time Additional Accounts to be added to the Trust Portfolio. See "Description of the Certificates--Addition of Accounts" in the Prospectus. The Seller added Accounts to the Trust Portfolio on May 1, 1995 and June 1, 1995, and has and will transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The aggregate outstanding amount of Principal Receivables arising under those Additional Accounts was approximately $5.7 billion as of the respective addition dates. In addition, the Seller is required to designate Eligible Additional Accounts as Additional Accounts under the circumstances described under "Description of the Certificates--Addition of Accounts" in the Prospectus.

  The Pooling and Servicing Agreement also provides that the Seller has the right (subject to certain limitations and conditions) to designate from time to time Accounts to be removed from the Trust Portfolio. See "Description of the Certificates--Removal of Accounts." It is expected that, in connection with the combination of the credit card business of Chase USA with that of Chemical Bank, Accounts will be removed from the Trust Portfolio. Any such removal is not expected to materially adversely affect the interests of the Certificateholders.

  The Servicer has delivered a notice to the Trustee and the Rating Agency that it has changed the software that it uses to service the Accounts and that, effective as of [July 1, 1996], it will be able to calculate the aggregate amount of Receivables, Principal Receivables and Finance Charge Receivables effective as of any date of determination, and is not limited to calculating such amounts by reference to the amount thereof as of the end of the Billing Cycles which ended during a specified period. The "Conversion Date" is expected to occur on [July 1, 1996].

  On each date of determination that occurs on or after the Conversion Date, the Aggregate Principal Receivables will equal the aggregate amount thereof as of the last day of the preceding Monthly Period. During the Monthly Period in which the Conversion Date occurs, and in each Monthly Period thereafter, monthly calculations with respect to each Account will generally be based on the activity during such Monthly Period for such Account. As a result, references herein to collections received during the Billing Cycles which end in a particular month shall, if such month begins on or after the Conversion Date, instead be deemed to refer to collections received during such month.
Thus, in the case of the      Distribution Date, for example, assuming the
Conversion Date occurred on or before     , distributions would be based on
the collections received during the      Monthly Period.

  The Receivables in the Trust Portfolio, as of     , 199  (based on billing
cycles ending in the preceding month), included $    billion of Principal
Receivables and $    billion of Finance Charge Receivables. The Accounts had,
as of     , 199 , an average outstanding balance of $      and an average
credit limit of $     . The percentage of the aggregate total Receivable
balance to the aggregate total credit limit was      %, and the weighted
average age of the Accounts was approximately    months. As of     , 199 , all
but a negligible number of cardholders whose Accounts are included in the Trust Portfolio have billing addresses in one of the 50 States or the District
of Columbia. As of     , 199 ,      % of the Accounts were premium accounts
and      % were standard accounts, and the aggregate Principal Receivables balances of premium accounts and standard accounts, as a percentage of the
total Aggregate Principal Receivables, were      % and      %, respectively.

  The following tables summarize the Trust Portfolio's balance and account
characteristics as of     , 199 . Because the future composition of the Trust
Portfolio may change over time, these tables may not necessarily be indicative
of the composition of the Trust Portfolio after     , 199 .

                COMPOSITION BY ACCOUNT BALANCE TRUST PORTFOLIO

                                          PERCENTAGE
                                           OF TOTAL                  PERCENTAGE
     ACCOUNT                    NUMBER OF NUMBER OF                   OF TOTAL
  BALANCE RANGE                 ACCOUNTS   ACCOUNTS   RECEIVABLES    RECEIVABLES
  -------------                 --------- ---------- --------------  -----------
 Credit Balance................                   %  $                        %
 No Balance....................
 $0.01-$500.00.................
 $500.01-$1,000.00.............
 $1,000.01-$3,000.00...........
 $3,000.01-$5,000.00...........
 $5,000.01-$10,000.00..........
 Over $10,000.00...............
                                ---------   ------   --------------    ------
   TOTAL.......................             100.00%  $                 100.00%
                                =========   ======   ==============    ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                          PERCENTAGE
                                           OF TOTAL                  PERCENTAGE
                                NUMBER OF NUMBER OF                   OF TOTAL
 CREDIT LIMIT RANGE             ACCOUNTS   ACCOUNTS   RECEIVABLES    RECEIVABLES
 ------------------             --------- ---------- --------------  -----------
 $0.01-$1,000.00...............                   %  $                       %
 $1,000.01-$2,000.00...........
 $2,000.01-$3,000.00...........
 $3,000.01-$4,000.00...........
 $4,000.01-$5,000.00...........
 $5,000.01-$10,000.00..........
 Over $10,000.00...............
                                ---------   ------   --------------    ------
   TOTAL.......................             100.00%  $                 100.00%
                                =========   ======   ==============    ======

             COMPOSITION BY PERIOD OF DELINQUENCY TRUST PORTFOLIO

           PERIOD OF                       PERCENTAGE
          DELINQUENCY                       OF TOTAL                 PERCENTAGE
      (DAYS CONTRACTUALLY        NUMBER OF NUMBER OF                  OF TOTAL
          DELINQUENT)            ACCOUNTS   ACCOUNTS   RECEIVABLES   RECEIVABLES
      -------------------        --------- ---------- -------------- -----------
Current(/1/)....................                   %  $                      %
1 to 29 days....................
30 to 59 Days...................
60 or More Days.................
                                 ---------   ------   --------------   ------
  TOTAL.........................             100.00%  $                100.00%
                                 =========   ======   ==============   ======

- --------
(1) Includes Accounts on which the minimum payment has not been received within 59 days following the original billing date.

                   COMPOSITION BY ACCOUNT AGE TRUST PORTFOLIO

                                              PERCENTAGE
                                               OF TOTAL              PERCENTAGE
                                    NUMBER OF NUMBER OF               OF TOTAL
            ACCOUNT AGE             ACCOUNTS   ACCOUNTS  RECEIVABLES RECEIVABLES
            -----------             --------- ---------- ----------- -----------
Over 7 Months to 12 Months.........                   %      $               %
Over 12 Months to 24 Months........
Over 24 Months to 48 Months........
Over 48 Months.....................
                                       ---     -------       ---       ------
  TOTAL............................             100.00%      $         100.00%
                                       ===     =======       ===       ======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                              PERCENTAGE
                                               OF TOTAL              PERCENTAGE
                                    NUMBER OF NUMBER OF               OF TOTAL
               STATE                ACCOUNTS  ACCOUNTS   RECEIVABLES RECEIVABLES
               -----                --------- ---------- ----------- -----------
New York...........................                   %      $               %
California.........................
New Jersey.........................
Texas..............................
Florida............................
Michigan...........................
Pennsylvania.......................
Illinois...........................
Massachusetts......................
Ohio...............................
All Others(1)......................
                                       ---     -------       ---       ------
  TOTAL............................            100.00%       $         100.00%
                                       ===     =======       ===       ======

- --------
(1) No other state contains Accounts representing more than 2% of total Receivables outstanding.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates, $   before deduction of
expenses, will be paid to the Seller. The Seller will use such proceeds for its general corporate purposes.

                 CHASE USA AND THE CHASE MANHATTAN CORPORATION

  Chase USA, a wholly-owned banking subsidiary of The Chase Manhattan Corporation (the "Corporation"), was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is incorporated under the laws of Delaware and, as a state chartered non-member bank, is regulated by the Office of the Delaware State Bank Commissioner and by the Federal Deposit Insurance
Corporation. At   , 199 , Chase USA's total assets were approximately $
billion, total liabilities were approximately $   billion, and total
stockholder's equity was approximately $   billion. Chase USA's activities are
primarily related to credit card lending and other forms of unsecured consumer lending. Chase USA also takes deposits and offers associated financial services for consumers.

  The Corporation is a bank holding company the principal bank subsidiaries of which are The Chase Manhattan Bank (National Association) (the "Bank") and
Chemical Bank, a New York state bank. At    , 199  the Corporation's
consolidated assets were greater than $   billion, and total stockholders'
equity was greater than $   billion.

                               SERIES PROVISIONS

GENERAL

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Supplement thereto relating to the Certificates (the "Series 199 - Supplement"), forms of which have been filed as exhibits to the registration statement (the "Registration Statement") of which the Prospectus and this Prospectus Supplement are a part. The following describes certain terms applicable to the Certificates. Reference should be made to the Prospectus for additional information concerning the Certificates and the Pooling and Servicing Agreement.

INTEREST PAYMENTS

  Interest will accrue on the Class A Investor Interest and the Class B Investor Interest at the Class A Certificate Rate and the Class B Certificate
Rate, respectively, from the Closing Date and will be distributed    on the
15th day of        (or if any such day is not a business day, the next
business day). Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Closing Date) to but excluding such Interest Payment Date (each, an "Interest Period"). On each Interest Payment Date, to the extent of the funds available therefor, Class A Certificateholders will be entitled to receive interest on the Class A Certificates at the Class A Certificate Rate for the related Interest Period and Class B Certificateholders will receive interest on the Class B Certificates at the Class B Certificate Rate for the related Interest Period. Amounts paid as interest or deposited in the Interest Funding Account on any Distribution Date will be funded from collections of Finance Charge Receivables and certain other funds described herein allocated to the Investor Interest during the Billing Cycles which ended during the preceding Monthly Period. See "--Allocation of Funds" below.

  "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) the actual number of days in the period from and including the prior Distribution Date to and excluding such Distribution Date divided by 360 and (iii) the outstanding principal balance of the Class A Certificates on the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the initial Class A Investor Interest at the applicable Class A Certificate Rate
for the period from the Closing Date through   , 199 .

  "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) the actual number of days in the period from and including the prior Distribution Date to and excluding such Distribution Date divided by 360 and (iii) the outstanding principal balance of the Class B Certificates on the related Record Date, provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the initial Class B Investor Interest at the applicable Class B Certificate Rate
for the period from the Closing Date through   , 199 .

  "Class A Certificate Rate" from the Closing Date through   , 1996 and with
respect to any subsequent Interest Period will be the per annum rate equal to LIBOR in effect on the applicable LIBOR Determination Date plus %.

  "Class B Certificate Rate" from the Closing Date through   , 1996 and with
respect to any subsequent Interest Period will be the per annum rate equal to LIBOR in effect on the applicable LIBOR Determination Date plus %.

  "LIBOR" means, for any Interest Period, the London interbank offered rate
for   -month United States dollar deposits determined by the Trustee for each
Interest Period in accordance with the following provisions. On each LIBOR Determination Date, the Trustee (or the Paying Agent on behalf of the Trustee)
will determine LIBOR on the basis of the rate for   -month United States
dollar deposits that appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the
rate for that date will be determined on the basis of the rates at which   -
month United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market. The Trustee (or the Paying Agent on behalf of the Trustee) will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New
York City time, on that day for   -month loans in United States dollars to
leading European banks. If on the LIBOR Determination Date, the banks selected as aforesaid are not quoting as described above, LIBOR for such Interest Period will be LIBOR as determined on the previous LIBOR Determination Date.

  "LIBOR Determination Date" means   , 199  for the period from the Closing
Date to   , 199  and for each Interest Period thereafter, the second London
Business Day prior to the commencement of such Interest Period. "London Business Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. "Reference Banks" means four major banks in the London interbank market selected by the Servicer. "Telerate Page 3750" means the display page currently designated as such on the Dow Jones Telerate Service (or a replacement page on that service for displaying comparable rates or prices).

PRINCIPAL PAYMENTS

  During the Revolving Period (which begins on the Closing Date and ends on the day before either Amortization Period begins), no principal payments will be made to Certificateholders. The controlled amortization period with respect to the Series 199 - Certificates (the "Controlled Amortization Period") will commence on the first day of the Monthly Period relating to the Distribution Date, unless a Pay Out Event has occurred or is deemed to occur, and will end on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the payment in full of the Investor Interest or (c) the Scheduled Series 199 - Termination Date (or any permitted extension thereof). No principal will be payable to Class A Certificateholders until the first Distribution Date with respect to the Controlled Amortization Period or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Rapid Amortization Period. No principal will be payable to the Class B Certificateholders until the Class A Investor Interest is paid in full.

Principal payments on any Distribution Date will be funded from the collections of Principal Receivables allocated to the Investor Interest during the Billing Cycles which ended during the preceding Monthly Period and other amounts which are required to be applied as collections of Principal Receivables. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period. See "-- Allocation of Collections" and "--Allocation of Funds" below for a discussion of the method by which collections of Principal Receivables are allocated during either the Controlled Amortization Period or Rapid Amortization Period.

SERIES 199 -  ACCOUNTS

  The Servicer will establish and maintain with a Qualified Institution in the name of the Trust, three separate accounts in a segregated trust account maintained in the corporate trust department of such Qualified Institution (which accounts need not be deposit accounts), a "Finance Charge Account," an "Interest Funding Account" and a "Principal Account," for the benefit of the Certificateholders and the Collateral Interest Holder, as their interests appear in the Pooling and Servicing Agreement and the Series 199 -
Supplement. The Servicer will also establish a "Distribution Account" (a non-interest bearing segregated or unsegregated demand deposit account established with a Qualified Institution).

  Funds in the Principal Account, the Interest Funding Account and the Finance Charge Account will be invested, at the direction of the Seller, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account, the Interest Funding Account or the Principal Account will be paid to the holder of the Exchangeable Seller Certificate. The Servicer will have the revocable power to withdraw funds from the Finance Charge Account, the Interest Funding Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Bank.

  The Finance Charge Account, the Principal Account, the Interest Funding Account and the Distribution Account are collectively referred to as the "Series 199 - Accounts."

RETENTION ACCOUNT

  When the Conversion Date occurs, the Pooling and Servicing Agreement will be amended, which amendment shall not require the consent of the Certificateholders, in order to provide for the conversion from calculations on a Billing Cycle basis to calculations on a daily basis. Such amendment may also provide for use of the Retention Account to satisfy the Minimum Seller Interest and Minimum Aggregate Principal Receivables requirements. See "Description of the Certificates--Addition of Accounts" and "--Exchanges" in the Prospectus.

ALLOCATION OF COLLECTIONS

  On each day that collections of Principal Receivables or Finance Charge Receivables are deposited in the Collection Account, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

    (a) An amount equal to the Floating Allocation Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account.

    (b) During the Revolving Period, an amount equal to the Principal Allocation Percentage of the aggregate amount of such deposits in respect of Principal Receivables (the "Percentage Allocation") remaining after setting aside in the Collection Subaccount maintained for Series 199 -
  (the "Series 199 - Collection Subaccount") amounts required as Reallocated Principal Collections on the next Transfer Date, will be applied to other Series in Group One as Shared Principal Collections or, if not required for such purpose, be paid to the holder of the Exchangeable Seller Certificate. If such amount exceeds the Seller Interest, the excess will be deposited into the Principal Account. Under certain circumstances, amounts otherwise payable to the holder of the Exchangeable Seller Certificate will be deposited into the Retention Subaccount maintained for Series 199 - (the "Series 199 - Retention Subaccount").

    (c) During the Controlled Amortization Period, an amount equal to the Percentage Allocation remaining after setting aside in the Series 199 - Collection Subaccount amounts required as Reallocated Principal Collections on the next Transfer Date, up to, during any Monthly Period, an amount equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount (such sum, the "Controlled Distribution Amount") will be deposited in the Principal Account. Any excess of such remaining Percentage Allocation over the Controlled Distribution Amount will be applied to other Series in Group One as Shared Principal Collections and, if not required for such purpose, be paid to the holder of the Exchangeable Seller Certificate. If the Percentage Allocation is less than the Controlled Distribution Amount, then the excess of the Controlled Distribution Amount over the Percentage Allocation will be the Deficit Controlled Amortization Amount for the next Monthly Period. Under certain circumstances, amounts otherwise payable to the holder of the Exchangeable Seller Certificate will be deposited into the Series 199 - Retention Subaccount.

    (d) During the Rapid Amortization Period, if any, an amount equal to the Percentage Allocation remaining after setting aside in the Series 199 - Collection Subaccount amounts required as Reallocated Principal Collections on the next Transfer Date, up to the amount of the Investor Interest, will be deposited into the Principal Account.

  Any amounts in respect of Principal Receivables allocated to the Certificates and not distributed to the holder of the Exchangeable Seller Certificate because such amounts would exceed the Seller Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Monthly Period relating to any Determination Date) ("Unallocated Principal Collections") will be held in the Principal Account, until distributable to the holder of the Exchangeable Seller Certificate or, if an Amortization Period has commenced, on each Distribution Date will be treated as part of collections of Principal Receivables. Any readjustments necessitated because of a rebate, refund or billing error and any proceeds from any repurchase of the certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event caused by the appointment of a receiver or conservator for the Seller or in connection with the termination of the Trust will also be deposited into the Collection Account immediately upon receipt and will be allocated as collections of Principal Receivables or Finance Charge Receivables, as applicable.

  If, on any date of processing after the Implementation Date and prior to the Conversion Date, the Retention Percentage is less than 3% during the Revolving Period or 5% during the Controlled Amortization Period or the Rapid Amortization Period, collections of Principal Receivables allocated to the Certificates and otherwise payable to the holder of the Exchangeable Seller Certificate shall not be paid to the holder of the Exchangeable Seller Certificate, but shall be deposited to the Series 199 - Retention Subaccount. The "Retention Percentage" generally means, for any date of determination on or after the Implementation Date, the quotient of (1) an amount equal to (a) the sum of (i) the product of (x) a fraction, the numerator of which is the Investor Interest on such date of determination, and the denominator of which is the aggregate investor interest for all outstanding Series on such date of determination and (y) the aggregate amount of Receivables determined at the end of the day immediately prior to such date of determination, (ii) the amount on deposit in the Principal Account and the amount on deposit in the Series 199 - Retention Subaccount at the end of the day immediately prior to such date of determination, and (iii) the amount of certain unallocated collections of Principal Receivables at the end of the day immediately prior to such date of determination (collectively, the "Pool Amount"), less (b) the Investor Interest on such date of determination, divided by (2) the Pool Amount for such date of determination. The "Implementation Date" is the date specified by the Servicer to the Rating Agency as the date on which it is able to determine the Pool Amount on a daily basis.

REQUIRED COLLATERAL INTEREST

  The "Required Collateral Interest" with respect to the business day immediately prior to any Distribution Date (a "Transfer Date") means (a)
initially, $     (the "Initial Collateral Interest") and (b) on any Transfer
Date thereafter an amount equal to % of the Investor Interest on such Transfer Date, after taking into account payments to be made on the related
Distribution Date, but not less than $    ; provided, however, that (i) if
certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (ii) in no event shall the Required Collateral Interest exceed the outstanding principal balance of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iii) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency has delivered written confirmation that such reduction will not result in such Rating Agency reducing or withdrawing its ratings of the Certificates.

  If on any Transfer Date, the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall.

SUBORDINATION

  The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates, and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "-- Allocation of Funds --Excess Spread" herein.

ALLOCATION PERCENTAGES

  Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Investor Interest, the investor interest of all other Series of certificates issued and outstanding and the Seller Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable percentage represented by the Investor Interest and the Seller Interest in each case.

  Finance Charge Receivables and Receivables in Defaulted
Accounts. Collections of Finance Charge Receivables and Receivables in Accounts, which have been written off as uncollectible at any time ("Defaulted Accounts"), will be allocated to the Investor Interest on any Transfer Date based on the Floating Allocation Percentage for the related Monthly Period. "Floating Allocation Percentage" means, with respect to any particular Monthly Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the preceding Monthly Period (or, in the case of the first Distribution Date, the Initial Investor Interest) and the denominator of which is the greater of (i) the Aggregate Principal Receivables in the Trust as of the first day of such particular Monthly Period and (ii) the sum of the numerators used to calculate the floating allocation percentage with respect to the same Monthly Period for all Series then outstanding.

  Such amounts allocable to the Investor Interest will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the preceding Monthly Period, and the denominator of which is equal to the Investor Interest as of the close of business on such day; provided, however, that with respect to the first Monthly Period, the numerator shall be the initial Class A Investor Interest and the denominator shall be the Initial Investor Interest. The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Investor Interest as of the close of business on such day; provided, however, that with respect to the first Monthly Period, the numerator shall be the initial Class B Investor Interest and the denominator shall be the Initial Investor Interest. The "Collateral Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Investor Interest as of the close of business on such day; provided, however, that with respect to the first Monthly Period, the numerator shall be the initial Collateral Interest and the denominator shall be the Initial Investor Interest.

  "Class A Investor Interest" for any date means an amount equal to (a) the initial Class A Investor Interest, minus (b) the aggregate amount of principal payments made to Class A Certificateholders on or prior to such date, minus
(c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs prior to such date, minus
(d) the principal amount of Class A Certificates previously tendered and exchanged pursuant to an Investor Exchange; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the initial Class B Investor Interest, minus (b) the aggregate amount of principal payments made to Class B Certificateholders on or prior to such date, minus
(c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the amount of Reallocated Class B Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced to cover the Class A Investor Default Amount on all prior Transfer Dates as described below under "--Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges," plus (f) the amount of Excess Spread and Excess Finance Charge Receivables allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts reduced pursuant to the foregoing clauses (c),
(d) and (e), minus (g) the principal amount of Class B Certificates previously tendered and exchanged pursuant to an Investor Exchange; provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest" for any date means an amount equal to (a) the initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder on or prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus
(d) the amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the amount by which the Collateral Interest has been reduced to cover the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges," plus (f) the amount of Excess Spread and Excess Finance Charge Receivables allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts reduced pursuant to the foregoing clauses (c), (d) and
(e), minus (g) the principal amount by which the Collateral Interest has been reduced pursuant to an Exchange; provided, however, that the Collateral Interest may not be reduced below zero.

  The "Seller Percentage" will, in all cases, be equal to 100% minus the sum of the Floating Allocation Percentage or the Principal Allocation Percentage, as applicable, and the applicable investor percentages with respect to all Series of investor certificates issued and outstanding.

  Principal Receivables. Collections of Principal Receivables will be allocated to the Investor Interest based on the Principal Allocation Percentage for the related Monthly Period. "Principal Allocation Percentage" means, with respect to any particular Monthly Period, the percentage equivalent (not to exceed 100%) of a fraction, (a) the numerator of which is
(i) during the Revolving Period, the Investor Interest as of the close of business on the last day of the preceding Monthly Period (or in the case of the first Distribution Date, the Initial Investor Interest) and (ii) during the Controlled Amortization Period or the Rapid Amortization Period, the Investor Interest as of the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the Aggregate Principal Receivables in the Trust as of the first day of such particular Monthly Period and (ii) the sum of the numerators used to calculate the principal allocation percentages with respect to Principal Receivables for all Series then outstanding with respect to such Monthly Period.

REALLOCATION OF CASH FLOWS

  On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest, Class A Additional Interest thereon and overdue Class A Additional Interest, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Transfer Date exceeds the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 199 - for such Monthly Period will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charge Collections, are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Default Amount for such Transfer Date). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced, by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Transfer Date over the amount of such reduction, if any, of the Collateral Interest for such Transfer Date). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Transfer Date over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest for such Transfer Date). Any such reduction in the Collateral Interest or the Class B Investor Interest will have the effect of slowing the return of principal to the Class A Certificateholders. Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges" below.

  On each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), by which the sum of (a) Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest, Class B Additional Interest thereon and overdue Class B Additional Interest, if any, (b) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, and (c) the Class B Investor Default Amount, if any, for the related Transfer Date exceeds the Class B Available Funds. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 199 - for such Monthly Period, not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charge Collections, are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such insufficiency, but not by more than the Class B Investor Default Amount for such Transfer Date. In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Transfer Date over the amount of such reduction of the Collateral Interest). Any such reduction in the Collateral Interest will have the effect of slowing the return of principal to the Class B Certificateholders. Any such reduction in the Class B Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In such case, the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges" below.

  Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread and Excess Finance Charge Collections available for such purposes on each Transfer Date. See "--Allocation of Funds--Excess Spread" below. When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed out of Excess Spread and Excess Finance Charge Collections available for such purpose on each Transfer Date, until reimbursed in full, in a similar manner.

  "Reallocated Class B Principal Collections," with respect to any Transfer Date, means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for such Transfer Date.

  "Reallocated Collateral Principal Collections," with respect to any Transfer Date, means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for such Transfer Date.

  "Reallocated Principal Collections," with respect to any Transfer Date, means the sum of (a) the Reallocated Class B Principal Collections for such Transfer Date, if any, and (b) the Reallocated Collateral Principal Collections for such Transfer Date, if any.

ALLOCATION OF FUNDS

  Payment of Fees, Interest and Other Items. On each Transfer Date (except as noted below), the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw all amounts on deposit in the Finance Charge Account in respect of allocations of Finance Charge Receivables during Billing Cycles which ended during the immediately preceding Monthly Period, and make the following payments and deposits in the following order:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest, interest on such overdue Class A Monthly Interest at the Class A Certificate Rate ("Class A Additional Interest") and any overdue Class A Additional Interest will be (x) deposited into the Distribution Account for distribution to Class A Certificateholders if such Distribution Date is an Interest Payment Date or (y) deposited in the Interest Funding Account, if such Distribution Date is not an Interest Payment Date, for distribution to the Class A Certificateholders on the next Interest Payment Date;

      (ii) an amount equal to the Class A Servicing Fee for such Transfer Date, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iii) an amount equal to the Class A Investor Default Amount, if any, for such Transfer Date, will be treated as a portion of Available Principal Collections for such Transfer Date and deposited into the Principal Account; and

      (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" below.

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest, interest on such overdue Class B Monthly Interest at the Class B Certificate Rate ("Class B Additional Interest") and any overdue Class B Additional Interest will (x) be deposited into the Distribution Account for distribution to Class B Certificateholders if such Distribution Date is an Interest Payment Date or (y) deposited in the Interest Funding Account, if such Distribution Date is not an Interest Payment Date, for distribution to the Class B Certificateholders on the next Interest Payment Date;

      (ii) an amount equal to the Class B Servicing Fee for such Transfer Date, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" below.

    (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

      (i) during any period in which Chase USA or an affiliate thereof is not the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for such Transfer Date will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" below.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the Class A Floating Percentage of collections of Finance Charge Receivables with respect to such Monthly Period.

  "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of collections of Finance Charge Receivables with respect to such Monthly Period.

  "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Percentage of collections of Finance Charge Receivables with respect to such Monthly Period.

  "Excess Spread" shall mean, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause (c)(ii) above.

  Excess Spread. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 199 - with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread and Excess Finance Charge Collections, such Excess Spread and Excess Finance Charge Collections allocated to Series 199 - shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "-- Payment of Fees, Interest and Other Items," second, to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "-- Payment of Fees, Interest and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Fees, Interest and Other Items";

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of any amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Fees, Interest and Other Items," second, to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under "--Payment of Fees, Interest and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders or any reduction in principal caused by an Exchange (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date (plus interest thereon at the Collateral Rate), will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

    (f) an amount equal to the unpaid Monthly Servicing Fee, if any, plus the amount of any overdue Monthly Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) an amount equal to the aggregate of any other amounts payable (including any such amounts payable only when funds are available therefor) pursuant to the loan agreement, among the Seller, the Trustee and the Collateral Interest Holder (the "Loan Agreement") (to the extent such amounts are payable pursuant to the Loan Agreement out of Excess Spread and Excess Finance Charge Collections) shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

    (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be applied as Excess Finance Charge Collections allocable to other Series in Group One and, if not required, such proceeds will be paid to the holder of the Exchangeable Seller Certificate.

  "Collateral Monthly Interest" with respect to any Distribution Date will equal the product of (i) LIBOR plus the fixed margin set forth in the Loan Agreement which shall not exceed % per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), for the related Interest Period, (ii) the actual number of days in the related Interest Period divided by 360 and (iii) the outstanding principal balance of the Collateral Interest on the related Record Date; provided, however, that with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the Initial Collateral Interest at the applicable
Collateral Rate for the period from the Closing Date through     , 1996.

  Payments of Principal. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will distribute the Principal Allocation Percentage of collections of Principal Receivables and other amounts which are required to be applied as collections of Principal Receivables ("Available Principal Collections") on deposit in the Principal Account in the following priority:

    (a) on each Transfer Date with respect to a Monthly Period (or part thereof) during the Revolving Period, all such Available Principal Collections will be distributed or deposited in the following priority:

      (i) if the Collateral Interest is in excess of the Required Collateral Interest, an amount equal to the Collateral Monthly Principal will be deposited into the Distribution Account for distribution to the Collateral Interest Holder on the Distribution Date to reduce the Collateral Interest to the Required Collateral Interest, in accordance with the Loan Agreement; and

      (ii) the balance will be treated as Shared Principal Collections and applied as described under "Series Provisions--Shared Principal Collections" herein;

    (b) on each Transfer Date with respect to a Monthly Period (or part thereof) during the Controlled Amortization Period or the Rapid
  Amortization Period, all such Available Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Class A Monthly Principal will be deposited into the Distribution Account for distribution to the Class A
    Certificateholders on the Distribution Date; and

      (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account, in the case of the Rapid Amortization Period, payments to be made on the related Distribution
    Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be deposited into the Distribution Account for distribution to the Class B Certificateholders on the Distribution Date;

    (c) on each Transfer Date with respect to the Controlled Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal up to an amount equal to Collateral Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

    (d) on each Transfer Date with respect to the Controlled Amortization Period, the balance of Available Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Series Provisions--Shared Principal Collections" herein.

  "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Amortization Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Amortization Period, the Controlled Distribution Amount for the related Distribution Date and (iii) the Class A Investor Interest on such Transfer Date.

  "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Amortization Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account, in the case of the Rapid Amortization Period, payments to be made on the related Distribution Date), will equal the least of (i) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion, if any, of such Available Principal Collections to be applied to Class A Monthly Principal on the related Distribution Date), (ii) for each Transfer Date with respect to the Controlled Amortization Period, the Controlled Distribution Amount for the related Distribution Date and (iii) the Class B Investor Interest on such Transfer Date.

  "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (iii) of the proviso in the definition thereof an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) over the Required Collateral Interest on such Transfer Date, or (ii) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Amortization Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) over the Required Collateral Interest on such Transfer Date, or (ii) the excess, if any, of (A) the Available Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

  "Controlled Amortization Amount" means (a) for the first     Transfer Dates
with respect to the Controlled Amortization Period, one-    of the Class A
Investor Interest as of the end of the Revolving Period and (b) for the Transfer Date with respect to the Controlled Amortization Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest as of the end of the Revolving Period.

  "Deficit Controlled Amortization Amount" means (a) on the first Transfer Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount for such Distribution Date over the amount available for distribution from the Principal Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Amortization Period, the excess, if any, of the applicable Controlled Amortization Amount for such subsequent Transfer Date plus any Deficit Controlled Amortization Amount for the prior Transfer Date over the amount available for distribution from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.

RECEIVABLES IN DEFAULTED ACCOUNTS; ADJUSTMENTS AND FRAUDULENT CHARGES

  On the eighth calendar day of each month (or, if such day is not a business day, the immediately preceding business day) (such date, a "Determination Date"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Billing Cycle, the product of the Floating Allocation Percentage for the Monthly Period in which such Billing Cycle ends times the amount of Receivables in Defaulted Accounts. "Receivables in Defaulted Accounts," for any Billing Cycle, are Receivables which in such Billing Cycle were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The term "Aggregate Investor Default Amount" means, with respect to any Determination Date, an amount equal to the sum of (a) the Investor Default Amounts determined with respect to each Billing Cycle which ended during the preceding Monthly Period minus (b) the Floating Allocation Percentage for such Monthly Period (determined with respect to Receivables in Defaulted Accounts) of Recoveries with respect to such Monthly Period; provided, however, that the Aggregate Investor Default Amount with respect to any Monthly Period shall not be less than zero. Any Recoveries in excess of amounts referred to in (a) above will be allocated as though such amounts were collections of Finance Charge Receivables.

  A portion of the Aggregate Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Percentage applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period.

  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 199 - and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, as described above under "--Allocation of Funds--Excess Spread," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the excess of the Class A Investor Default Amount over the aggregate amount of the reductions of the Collateral Interest and Class B Investor Interest for such Distribution Date (a "Class A Investor Charge-Off"). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated and available for such purpose as described above under "--Allocation of Funds-- Excess Spread."

  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 199 - and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, as described above under "--Allocation of Funds--Excess Spread," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the excess of Class B Investor Default Amount over the aggregate amount of reductions of the Collateral Interest (other than reductions pursuant to the preceding paragraph) for such Distribution Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Distribution Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. Any such reduction in the Class B Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. The Class B Investor Interest will thereafter be reimbursed on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated and available for that purpose as described above under "--Allocation of Funds--Excess Spread."

  On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 199 - which is allocated and available to fund such amount as described above under "--Allocation of Funds--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Distribution Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Distribution Date (but not by an amount in excess of the aggregate Collateral Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 199 - allocated and available for that purpose as described above under "--Allocation of Funds--Excess Spread."

  The Servicer shall be obligated to reduce on a net basis at the end of each Billing Cycle the aggregate amount of Principal Receivables in such Billing Cycle as provided in the Pooling and Servicing Agreement with respect to any Principal Receivable in such Billing Cycle (i) which was created in respect of merchandise refused or returned by the obligor thereunder or as to which the obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment,
(iii) which was created as a result of a fraudulent or counterfeit charge,
(iv) which results from adjustments relating to returned or dishonored checks or (v) which results from Servicer error.

SHARED PRINCIPAL COLLECTIONS

  Collections of Principal Receivables for any Monthly Period allocated to the investor interest of any Series in Group One will first be used to cover certain amounts specified in the related Supplement. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to certificateholders for any Series in Group One that are either scheduled or permitted and that have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series in Group One based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Exchangeable Seller Certificate on the related Transfer Date. Any such reallocation of collections of Principal Receivables will not result in a reduction in the investor interest of the Series to which such collections were initially allocated. Group One includes Series 1995-1, Series 1995-2, Series 1996-1, Series 1996-2 and Series 199 - . There can be no assurance that any other Series will be included in Group One or that there will be any Shared Principal Collections with respect to such Group for any Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

  Each Series in Group One will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series in Group One. The Supplement with respect to each subsequently issued Series will specify whether such Series will be included in Group One. Collections of Finance Charge Receivables and certain other amounts allocable to the investor interest of any Series that is included in Group One in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related credit enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in Group One, based upon the respective investor interests on the related Transfer Date of each Series in Group One having a shortfall; provided, however, that the sharing of Excess Finance Charge Collections among Series in Group One will cease if the Seller shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Seller, the continued sharing of Excess Finance Charge Collections among Series in Group One would have adverse regulatory implications with respect to the Seller. Following the delivery by the Seller of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among the Series in Group One. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in Group One will be paid to the holder of the Exchangeable Seller Certificate. Group One includes Series 1995-1, Series 1995-2, Series 1996-1, Series 1996-2 and Series
  - . While any Series offered hereafter may be included in Group One, there can be no assurance that (a) any other Series will be included in Group One,
(b) there will be any Excess Finance Charge Collections with respect to Group One for any Monthly Period or (c) the Seller will not at any time deliver a certificate as described above.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

  The Investor Interest will be subject to optional repurchase by the Seller on any Distribution Date on or after which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Pooling and Servicing Agreement are met. The repurchase price will generally be equal to the aggregate outstanding principal balance of the Certificates and the Collateral Interest, all as of the last day of the Monthly Period preceding the Distribution Date on which the purchase price will be distributed, plus accrued and unpaid interest thereon to the Distribution Date on which the repurchase occurs less the amounts, if any, previously accumulated for the payment of principal and interest. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Certificates and the Collateral Interest will be made on the
       Distribution Date (the "Scheduled Series 199 - Termination Date"), unless the Certificateholders (treating the Collateral Interest Holder as a Certificateholder), by vote of holders of Certificates (treating the Collateral Interest as a class of Certificates) evidencing undivided interests aggregating more than 66 2/3% of any class elect, prior to the Distribution Date in the month two months prior to the month in which the Scheduled Series 199 - Termination Date occurs, to continue to receive payments on the Certificates and the Collateral Interest. In the event of such an extension, the final distribution of principal and interest on the Certificates and the Collateral Interest will be made on the day after the Distribution Date following the date on which funds have been deposited sufficient to pay the Certificateholders and the Collateral Interest in full and during the period after the Scheduled Series 199 - Termination Date, the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder will be treated as holders of a single class of Certificates and will be entitled to receive distributions on a pari passu basis. Notwithstanding the above, the final distribution of principal and interest on the Certificates and the Collateral Interest will be made no later than the
   Distribution Date (the "Final Series 199 -  Termination Date").

PAY OUT EVENTS

  The Revolving Period will continue through the end of the        Monthly
Period and the Controlled Amortization Period will begin on the following day, unless a Pay Out Event occurs. The Rapid Amortization

Period will commence when a Pay Out Event occurs or is deemed to occur. A "Pay Out Event" with respect to the Certificates refers to each event so specified in the Prospectus (see "Description of the Certificates--Pay Out Events" in the Prospectus) and any of the following events:

    (i) failure on the part of the Seller or the holder of the Exchangeable Seller Certificate (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days) or (b) duly to observe or perform in any material respect any covenants or agreements of the Seller, which in the case of subclause (b) hereof has a material adverse effect on the Certificateholders, continues unremedied for a period of 60 days after written notice and continues to affect materially and adversely the interests of the Series 199 - Certificateholders for such period;

    (ii) any representation or warranty made by the Seller in the Pooling and Servicing Agreement, including the Series 199 - Supplement, or any information in a computer file or microfiche list required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if the Seller has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

    (iii) the Portfolio Yield averaged for any    consecutive Monthly Periods
  is less than the Base Rate averaged for the same Monthly Periods;

    (iv) a failure by the Seller to convey Receivables in Additional Accounts to the Trust when required by the Pooling and Servicing Agreement; or

    (v) any Servicer Default occurs which would have a material adverse effect on the certificateholders.

  In the case of any event described in clause (i), (ii) or (v), a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to the Seller and the Servicer (and to the Trustee, if given by the Certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. In the case of any event described in clause (iii) or (iv), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee, the provider of the Enhancement, or the Certificateholders, or any other certificateholders, immediately upon the occurrence of such event. The Rapid Amortization Period will commence on the date a Pay Out Event occurs or is deemed to have occurred. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date following the Monthly Period in which such Pay Out Event occurs. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The portion of the Servicing Fee allocable to the Certificateholders on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to
one-twelfth of the product of      % per annum and the Investor Interest with
respect to the related Monthly Period. The Monthly Servicing Fee will be paid each month from the Finance Charge Account as described above. See "-- Allocation of Funds" above.

  The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating
Percentage, (b)      % and (c) the Investor Interest as of the last day of the
Monthly Period preceding such Transfer Date. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to
one-twelfth of the product of (a) the Class B Floating Percentage, (b)   % and
(c) the Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The share of the Monthly Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee") shall be equal to one-twelfth of the product of (a)
the Collateral Floating Percentage, (b)   % and (c) the Investor Interest as
of the last day of the Monthly Period preceding such Transfer Date. On any Distribution Date with respect to any Monthly Period, the Seller Servicing Fee, will equal one-twelfth of the product of (a) the Seller Interest and (b)
the lesser of   % and the smallest servicing fee percentage with respect to any Series of certificates.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Seller and the underwriters of the Class A Certificates named below (the "Class A Underwriters") and the underwriter of the Class B Certificates named below (the "Class B Underwriter" and, together with the Class A Underwriters, the "Underwriters") the Seller has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                            PRINCIPAL AMOUNT OF
   CLASS A UNDERWRITER                                      CLASS A CERTIFICATES
   -------------------                                      --------------------
   Chase Securities Inc....................................       $
       Total...............................................
                                                                  =======

                                                            PRINCIPAL AMOUNT OF
   CLASS B UNDERWRITER                                      CLASS B CERTIFICATES
   --------------------                                     --------------------
   Chase Securities Inc....................................        $
                                                                   ======

  In the Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any of the Class A Certificates are purchased and the Class B Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.

  The Seller has been advised by the Class A Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less
concessions not in excess of   % of the principal amount of the Class A
Certificates. The Class A Underwriters may allow, and such dealers may
reallow, concessions not in excess of   % of the principal amount of the Class
A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

  The Seller has been advised by the Class B Underwriter that it proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less
concessions not in excess of   % of the principal amount of the Class B
Certificates. The Class B Underwriter may allow, and such dealers may reallow,
concessions not in excess of   % of the principal amount of the Class B
Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

  Chase Securities Inc. is an affiliate of Chase USA and a subsidiary of The Chase Manhattan Corporation.

  The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Series 199 - Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Series 199 - Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995; and (c) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Series 199 - Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

  This Prospectus Supplement and the Prospectus may be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Certificates. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Chase Securities Inc. does not have any obligation to make a market in the Certificates, and may discontinue any such market-making activities at any time without notice, in its sole discretion. Chase Securities Inc. is an Underwriter participating in the initial distribution of the Certificates.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by Andrew T. Semmelman, a Senior Associate Counsel of Chase USA, and Martin R. Joyce, a Senior Associate Counsel of The Chase Manhattan Bank, N.A., an affiliate of Chase USA. Certain legal matters relating to the Certificates under the laws of the State of Delaware will be passed upon for the Seller by Richards, Layton & Finger. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates and certain other matters relating thereto will be passed upon for the Seller by Orrick, Herrington & Sutcliffe. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe.

                               INDEX OF KEY TERMS

TERM                                                                        PAGE
- ----                                                                        ----
Aggregate Investor Default Amount................................           S-33
Aggregate Principal Receivables..................................            S-5
Amortization Period..............................................            S-4
Available Principal Collections..................................           S-32
Bank.............................................................           S-22
Benefit Plan.....................................................           S-10
Certificates.....................................................       S-1, S-3
Chase USA........................................................            S-1
Class A Additional Interest......................................           S-30
Class A Available Funds..........................................           S-30
Class A Certificate Rate......................................... S-2, S-3, S-23
Class A Certificates.............................................       S-1, S-3
Class A Expected Final Payment Date..............................            S-7
Class A Floating Percentage......................................      S-5, S-27
Class A Investor Charge-Off......................................           S-34
Class A Investor Default Amount..................................           S-34
Class A Investor Interest........................................      S-3, S-27
Class A Monthly Interest.........................................           S-22
Class A Monthly Principal........................................           S-33
Class A Required Amount..........................................      S-7, S-28
Class A Servicing Fee............................................           S-37
Class A Underwriter..............................................           S-38
Class B Additional Interest......................................           S-30
Class B Available Funds..........................................           S-30
Class B Certificate Rate......................................... S-2, S-4, S-23
Class B Certificates.............................................       S-1, S-3
Class B Expected Final Payment Date..............................            S-7
Class B Floating Percentage......................................      S-5, S-27
Class B Investor Charge-Off......................................           S-35
Class B Investor Default Amount..................................           S-34
Class B Investor Interest........................................      S-3, S-27
Class B Monthly Interest.........................................           S-23
Class B Monthly Principal........................................           S-33
Class B Principal Commencement Date..............................           S-14
Class B Required Amount..........................................      S-8, S-28
Class B Servicing Fee............................................           S-38
Class B Underwriter..............................................           S-38
Closing Date.....................................................            S-2
Code.............................................................           S-10
Collateral Available Funds.......................................           S-30
Collateral Charge-Off............................................           S-35
Collateral Default Amount........................................           S-34
Collateral Floating Percentage...................................      S-5, S-27
Collateral Interest..............................................      S-3, S-27
Collateral Interest Holder.......................................            S-3
Collateral Interest Servicing Fee................................           S-38
Collateral Monthly Interest......................................           S-32
Collateral Monthly Principal.....................................           S-33
Collateral Rate..................................................           S-32

TERM                                                                       PAGE
- ----                                                                       ----
Controlled Amortization Amount..................................           S-33
Controlled Amortization Period..................................      S-7, S-23
Controlled Distribution Amount..................................           S-25
Conversion Date.................................................           S-19
Corporation.....................................................           S-22
Defaulted Accounts..............................................           S-26
Deficit Controlled Amortization Amount..........................           S-33
Determination Date..............................................           S-33
Distribution Account............................................           S-24
ERISA...........................................................           S-10
Excess Finance Charge Collections...............................           S-36
Excess Spread...................................................      S-8, S-31
FDIC............................................................            S-1
Final Series 1996-2 Termination Date............................      S-4, S-36
Finance Charge Account..........................................           S-24
Floating Allocation Percentage..................................      S-5, S-26
Implementation Date.............................................           S-25
Independent Investor............................................           S-10
Initial Collateral Interest.....................................      S-9, S-26
Initial Investor Interest.......................................            S-3
Interchange.....................................................           S-17
Interest Funding Account........................................           S-24
Interest Payment Date...........................................       S-2, S-6
Interest Period.................................................      S-6, S-22
Investor Default Amount.........................................           S-33
Investor Interest...............................................            S-3
LIBOR........................................................... S-2, S-3, S-23
LIBOR Determination Date........................................           S-23
Loan Agreement..................................................           S-32
London Business Day.............................................           S-23
Monthly Period..................................................            S-5
Monthly Servicing Fee...........................................           S-37
Pay Out Event...................................................           S-37
Percentage Allocation...........................................           S-24
Plan Asset Regulation...........................................           S-10
Pool Amount.....................................................           S-25
Principal Account...............................................           S-24
Principal Allocation Percentage.................................      S-5, S-28
Principal Shortfalls............................................           S-35
Rapid Amortization Period.......................................            S-9
Rating Agency...................................................           S-13
Reallocated Class B Principal Collections.......................           S-29
Reallocated Collateral Principal Collections....................           S-29
Reallocated Principal Collections...............................           S-29
Receivables.....................................................            S-1
Receivables in Defaulted Accounts...............................           S-33
Reference Banks.................................................           S-23
Registration Statement..........................................           S-22
Regulations.....................................................           S-39
Required Amount.................................................            S-8

TERM                                                                        PAGE
- ----                                                                        ----
Required Collateral Interest.......................................... S-9, S-26
Retention Percentage..................................................      S-25
Revolving Period......................................................       S-6
Scheduled Series 1996-2 Termination Date.............................. S-4, S-36
Seller................................................................       S-1
Seller Interest.......................................................       S-3
Seller Percentage.....................................................      S-28
Series 1996-2.........................................................       S-3
Series 1996-2 Accounts................................................      S-24
Series 1996-2 Collection Subaccount...................................      S-24
Series 1996-2 Retention Subaccount....................................      S-25
Series 1996-2 Supplement..............................................      S-22
Servicer..............................................................       S-1
Shared Principal Collections..........................................      S-35
Telerate Page 3750....................................................      S-23
Transfer Date.........................................................      S-26
Trust.................................................................       S-1
Trust Portfolio.......................................................      S-18
Unallocated Principal Collections.....................................      S-25
Underwriter...........................................................      S-38
Underwriting Agreement................................................      S-38

                                                                      EXHIBIT A

                        PRIOR ISSUANCES OF CERTIFICATES

  The table below sets forth the principal characteristics of the Series 199 Certificates, the Series 199 - Certificates, and the Series 199 -
Certificates, the    Series heretofore issued by the Trust. For more specific
information with respect to any Series, any prospective investor should
contact the Controller of Chase USA at     . Chase USA will provide without
charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Document for any previous publicly-issued Series.

SERIES 199 -

Initial Principal Amount...  $
Certificate Rate...........    %
Current Principal Amount...  $
Investor Percentage of
 Principal Receivables.....

Controlled Amortization      $
 Amount....................
Commencement of Controlled
 Amortization Period.......
                                  199  Monthly Period
Monthly Servicing Fee          %
 Percentage................
Enhancement................
Minimum Seller Interest....    %
Scheduled Series
 Termination Date..........
Final Series Termination
 Date......................
Repurchase Terms...........

SERIES 199 -

Initial Principal Amount...  $
Certificate Rate...........    %
Current Principal Amount...  $
Investor Percentage of
 Principal Receivables.....

Controlled Amortization      $
 Amount....................
Commencement of Controlled
 Amortization Period.......
                                  199  Monthly Period
Monthly Servicing Fee          %
 Percentage................
Enhancement................
Minimum Seller Interest....    %
Scheduled Series
 Termination Date..........
Final Series Termination
 Date......................
Repurchase Terms...........

SERIES 199 -

Initial Principal Amount...  $
Certificate Rate...........    %
Current Principal Amount...  $
Investor Percentage of
 Principal Receivables.....

Controlled Amortization
 Amount....................  $

                                     S-A-1

Commencement of Controlled
 Amortization Period.......
                                  199  Monthly Period
Monthly Servicing Fee          %
 Percentage................
Enhancement................
Minimum Seller Interest....    %
Scheduled Series
 Termination Date..........
Final Series Termination
 Date......................
Repurchase Terms...........


                                     S-A-2

PROSPECTUS

                         (LOGO OF CHASE APPEARS HERE)
                   CHASE MANHATTAN CREDIT CARD MASTER TRUST

                           ASSET BACKED CERTIFICATES

                        THE CHASE MANHATTAN BANK (USA)
                              SELLER AND SERVICER

                               ---------------

  The Chase Manhattan Bank (USA) ("Chase USA"), as seller (in such capacity, the "Seller"), may sell from time to time one or more series (each, a "Series") of asset backed certificates (the "Certificates") evidencing undivided interests in certain assets of Chase Manhattan Credit Card Master Trust (the "Trust") created pursuant to a master pooling and servicing agreement dated as of June 1, 1991 between Chase USA, as seller and servicer, and Yasuda Bank and Trust Company (U.S.A.), as trustee. The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables and Interchange allocable to the Trust, as described herein.

  Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related prospectus supplement (each, a "Prospectus Supplement"). Each Series will consist of one or more classes of Certificates (each, a "Class"). Each Certificate will represent an undivided interest in certain assets of the Trust and the interest of the holders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral account, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority of payment to one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" HEREIN, BEGINNING ON PAGE 17, AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ---------------

 THE CERTIFICATES  WILL REPRESENT INTERESTS  IN THE  TRUST ONLY AND  WILL NOT
  REPRESENT  INTERESTS IN OR OBLIGATIONS  OF THE CHASE MANHATTAN BANK  (USA)
    OR ANY AFFILIATE  THEREOF. A CERTIFICATE  IS NOT A DEPOSIT  AND IS NOT
     INSURED  BY THE FEDERAL DEPOSIT INSURANCE CORPORATION  (THE "FDIC").
       THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY
        OTHER GOVERNMENTAL AGENCY.

                               ---------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  PASSED  UPON  THE
       ACCURACY OR ADEQUACY  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
        THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

  Certificates may be sold by the Seller directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Seller from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Seller associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

                               ---------------

  This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by the related Prospectus Supplement.

                  THE DATE OF THIS PROSPECTUS IS JUNE 5, 1996

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to any Series will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the Certificate Rate (or method of determining the Certificate Rate) of each such Class; (c) the expected date or dates on which the Investor Interest with respect to each such Class will have been paid to the holders of the Certificates of such Class; (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (e) the Distribution Dates for the respective Classes; (f) relevant financial information with respect to the Receivables;
(f) additional information with respect to any Enhancement relating to such Series; and (g) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and the registered holder of the Certificates offered hereby, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  The Seller, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. The Prospectus, which forms a part of such Registration Statement, omits certain information contained in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Controller of Chase USA at (302) 575-5450.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT...............   2
REPORTS TO CERTIFICATEHOLDERS.......   2
AVAILABLE INFORMATION...............   2
INCORPORATION OF CERTAIN DOCUMENTS
 BY REFERENCE.......................   2
PROSPECTUS SUMMARY..................   4
RISK FACTORS........................  17
THE TRUST...........................  21
THE CREDIT CARD BUSINESS OF CHASE
 USA................................  22
  General...........................  22
  Account Origination...............  22
  Underwriting Procedures...........  23
  Billing and Payments..............  23
  Collection of Delinquent Accounts.  25
  Interchange.......................  25
THE RECEIVABLES.....................  26
DESCRIPTION OF THE CERTIFICATES.....  27
  General...........................  27
  Book-Entry Registration...........  28
  Definitive Certificates...........  31
  Interest..........................  31
  Principal.........................  32
  Conveyance of Receivables.........  33
  Exchanges.........................  33
  Representations and Warranties....  35
  Sale of Accounts..................  37
  Addition of Accounts..............  37
  Removal of Accounts...............  38
  Collection and Other Servicing
   Procedures.......................  39
  The Collection Account............  39
  Allocation Percentages............  40
  Allocation of Collections.........  40
  Receivables in Defaulted Accounts;
   Adjustments and Fraudulent
   Charges..........................  41
  Groups of Series..................  41
  Shared Principal Collections......  42
  Sharing of Excess Finance Charge
   Collections......................  42

  Excluded Series...................  42
  Enhancement.......................  43
  Termination of Trust..............  44
  Pay Out Events....................  45
  Servicer Covenants................  46
  Servicing Compensation and Payment
   of Expenses......................  46
  Certain Matters Regarding the
   Seller and the Servicer..........  47
  Servicer Default..................  48
  Reports to Certificateholders.....  49
  Evidence as to Compliance.........  50
  Amendments........................  50
  List of Certificateholders........  51
CERTAIN LEGAL ASPECTS OF THE
 RECEIVABLES........................  51
  Transfer of Receivables...........  51
  Certain Matters Relating to
   Receivership.....................  52
  Consumer Protection Laws..........  53
  Claims and Defenses of Cardholders
   Against the Trust................  54
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.......................  54
  General...........................  54
  Characterization of an Investment
   in Certificates..................  54
  Taxation of Interest Income of
   U.S. Certificate Owners..........  56
  Sale or Exchange of Certificates..  57
  Non-U.S. Certificate Owners.......  57
  Information Reporting and Backup
   Withholding......................  58
  State and Local Taxation..........  58
ERISA CONSIDERATIONS................  58
PLAN OF DISTRIBUTION................  60
LEGAL MATTERS.......................  61
INDEX OF KEY TERMS.................. 62

                               PROSPECTUS SUMMARY

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Key Terms." Unless the context requires otherwise, certain capitalized terms, when used herein and in any accompanying Prospectus Supplement, relate only to the particular Series being offered by such Prospectus Supplement.

Issuer....................  The Certificates offered hereby represent an undivided interest in certain assets of Chase Manhattan Credit Card Master Trust (the "Trust"). The Trust's fiscal year ends December 31. As used herein, the term "Pooling and Servicing Agreement" refers to the Pooling and Servicing Agreement dated as of June 1, 1991, and, unless the context requires otherwise, refers to the Pooling and Servicing Agreement as supplemented by the supplements relating to any particular Series being offered hereby and all Series issued prior to such Series; the term "Certificateholders" refers to holders of record of the Certificates; the term "Certificate Owners" refers to the beneficial owners of book-entry Certificates as reflected on the books of DTC, Cedel or Euroclear, or on the books of a person directly or indirectly maintaining an account with DTC, Cedel or Euroclear; the term "Series" refers to any series of Certificates issued by the Trust; the term "Seller" refers to Chase USA; and the term "Trustee" means Yasuda Bank and Trust Company (U.S.A.).

Trust Assets..............  The property of the Trust includes receivables (the
                            "Receivables") arising under certain VISA* and MasterCard* credit card accounts including any Additional Accounts and Automatic Additional Accounts added to the Trust from time to time (collectively, the "Accounts"), all monies due or to become due in payment of the Receivables, all proceeds of the Receivables, Recoveries and the right to receive Interchange allocable to the Trust, all monies on deposit in certain bank accounts of the Trust, all monies on deposit in certain bank accounts established and maintained for the benefit of certificateholders of any Series (such accounts, "Series Accounts"), and any Enhancement with respect to any other Series (the benefits of such Enhancement and Series Accounts with respect to other Series are not available for the benefit of the Certificateholders). The term "Enhancement" shall mean, with respect to any Series, any letter of credit, collateral account, uncertificated subordinated investor interest, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement for the benefit of certificateholders of such Series.

                            The Seller has conveyed to the Trust, and the assets of the Trust include, Receivables arising in Accounts selected from the portfolio of
- --------
* VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                            VISA and MasterCard credit card accounts owned by the Seller (the "Bank Portfolio") excluding Affinity Program Accounts, Agent Bank Accounts and Purchased Accounts (the "Initial Portfolio") which met the criteria set forth in the Pooling and Servicing Agreement as applied on April 3, 1991 (the "Selection Date") and Receivables arising in Additional Accounts (including Affinity Program Accounts, Agent Bank Accounts and certain Purchased Accounts) which met the criteria set forth in the Pooling and Servicing Agreement and were included as Accounts on May 1, 1995 and June 1, 1995. Receivables arising in other Additional Accounts or Automatic Additional Accounts may be added to the Trust from time to time as described herein.

                            The Seller has conveyed and will convey to the Trustee all Receivables arising under the Accounts from time to time thereafter until termination of the Trust. The Trust will not include the Receivables of any Removed Accounts which may be removed from the Trust from time to time. See "Description of the Certificates--Removal of Accounts." Additional Accounts and Automatic Additional Accounts may, subject to certain conditions, include Affinity Program Accounts, Agent Bank Accounts, Purchased Accounts and other consumer revolving credit accounts. See "Description of Certificates--Addition of Accounts."

The Certificates..........  The Certificates will be issued in Series, each of which will consist of one or more Classes. The specific terms of a Series or Class will be established as described herein under "Description of the Certificates--Exchanges." However, while the specific terms of any Series or Class offered hereby will be described in the related Prospectus Supplement, the terms of such Series or Class will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

                            Unless otherwise specified in the related
                            Prospectus Supplement, the Certificates of a Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof, and will only be available in book-entry form except in certain limited circumstances as described herein under "Description of the Certificates--Definitive Certificates." Interests in the Trust assets will be allocated among (a) the Certificateholders, as well as Enhancement providers holding uncertificated interests (each, an "Enhancement Investor Interest"), of a particular Series (the "Investor Interest"), (b) the Certificateholders (as well as such holders of Enhancement Investor Interests) of other Series, if any, and (c) the interest of the Seller (the "Seller Interest"), as described below. The aggregate principal amount of the Investor Interest of a Series offered hereby will, except as otherwise provided herein and in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series. The Investor Interest of a Series will include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement, including the related

                            Supplement, and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Receivables in Defaulted Accounts with respect to each calendar month (each, "Monthly Period"). See "Description of the Certificates--Interest" and "-- Principal." If the Certificates of a Series offered hereby include more than one Class of Certificates, the collections allocable to the Investor Interest of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement.

                            As new Receivables are added to the Trust and as payments are made on the Seller Interest, the amount of the Seller Interest will fluctuate over time. The Seller may tender the certificate which represents the Seller Interest (the "Exchangeable Seller Certificate") or, if provided in the relevant Supplement, certificates representing any Series of certificates and the Exchangeable Seller Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates--Exchanges," which Exchange may have the effect of decreasing the Seller Interest.

                            Chase USA has notified the Trustee that Chase USA is able to calculate the aggregate amount of Finance Charge Receivables and Principal Receivables on a daily basis rather than on a Billing Cycle basis, and on the date when certain other conditions described herein are satisfied (the "Conversion Date"), references herein to collections received during Billing Cycles which end in a particular month shall instead refer to collections received during such month. The Conversion Date is expected to occur on [July 1, 1996]. See "The Receivables."

                            The Certificates represent interests in the Trust only and do not represent interests in or obligations of the Seller or any affiliate thereof. A Certificate is not a deposit and is not insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Receivables are not insured or guaranteed by the FDIC or any other governmental agency.

Receivables...............  The Receivables arise in Accounts that have been selected from the VISA and MasterCard credit card accounts owned by the Seller based on criteria provided in the Pooling and Servicing Agreement as applied with respect to each Account at the time of its selection. The Receivables consist of amounts charged by cardholders for goods and services and the amount of cash advances, (the "Principal Receivables"), plus the related periodic finance charges billed to the Accounts and amounts, if any, billed to the Accounts in respect of annual fees and cash advance fees as well as amounts billed to the Accounts for late fees, returned check fees and certain other fees and charges (the "Finance Charge Receivables"). Amounts received with respect to Receivables in Defaulted Accounts ("Recoveries") will be allocated as collections of Principal Receivables, except that if, in any

                            Monthly Period, Recoveries allocable to the Investor Interest exceed the sum of the Investor Default Amounts with respect to such Monthly Period, Recoveries equal to such excess will be allocated as collections of Finance Charge Receivables. See "Description of the Certificates-- Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges." Interchange allocable to the Trust will be treated as collections of Finance Charge Receivables. The Finance Charge Receivables will not affect the amount of the Investor Interest or the amount of the Seller Interest, which are determined on the basis of the amount of the Principal Receivables in the Trust.

                            During the term of the Trust, all new Receivables arising in the Accounts will be automatically transferred (without further action by the Seller) to the Trust by the Seller. The total amount of Receivables in the Trust will fluctuate from day to day because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. Because the Seller Interest represents the interest in the Principal Receivables in the Trust not represented by the Certificates or any other Series of certificates, the amount of the Seller Interest will fluctuate from day to day as Receivables are collected and new Receivables are transferred to the Trust. See "The Receivables."


                            Pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions) and in some circumstances is obligated to designate additional eligible consumer revolving credit accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts whether such Receivables are then existing or thereafter created. In addition, pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions) to designate additional eligible consumer credit accounts originated in the ordinary course of the Seller's business (the "Automatic Additional Accounts") and to convey to the Trust all of the Receivables in the Automatic Additional Accounts whether such Receivables are then existing or thereafter created. See "Description of the Certificates-- Addition of Accounts."

                            Further, pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions) to remove from the Trust Receivables in certain Accounts designated by the Seller (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts."

                            The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Certificates will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time.

Exchanges.................  The Pooling and Servicing Agreement authorizes the
                            Trustee to issue two types of certificates: (i) one or more Series of certificates which will be transferable and have the characteristics described below and (ii) the Exchangeable Seller Certificate, a certificate which evidences the Seller Interest, which initially is held by the Seller and which is transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, a "Supplement"), the Seller may tender the Exchangeable Seller Certificate (a "Seller Exchange") or, if provided in the relevant Supplement, certificates representing any Series of certificates and the Exchangeable Seller Certificate to the Trustee in exchange for one or more new Series and a reissued Exchangeable Seller Certificate (an "Investor Exchange"; any tender pursuant to a Seller Exchange or an Investor Exchange is collectively referred to as an "Exchange"). See "Description of the Certificates-- Exchanges." However, at all times, the interest in the Principal Receivables in the Trust represented by the Seller Interest must equal or exceed the Minimum Seller Interest. Under the Pooling and Servicing Agreement, the Seller may define, with respect to any Series, the Principal Terms of the Series. See "Description of the Certificates-- Exchanges." The Seller may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                            Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon delivery to the Trustee of the following, among other things: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any outstanding Series, (iii) if required by the related Supplement, the form of Enhancement, and an appropriate Enhancement agreement with respect thereto, (iv) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (v) the existing Exchangeable Seller Certificate and, if the Exchange is an Investor Exchange, the certificates representing the Series to be exchanged and (vi) a certificate of the Seller confirming that the resulting Seller Interest will be at least equal to the Minimum Seller Interest.

Clearance and Settlement..  Certificateholders may elect to hold their
                            Certificates through any of DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe). See "Description of the Certificates--Book-Entry Registration."

Seller and Servicer.......  The Chase Manhattan Bank (USA) ("Chase USA"). The
                            principal executive offices of Chase USA are located at 802 Delaware Avenue,

                            Wilmington, Delaware 19801, telephone number (302) 575-5000. In certain limited circumstances, Chase USA may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as successor servicer (Chase USA, or any such successor servicer, is referred to herein as the "Servicer"). Chase USA is permitted to delegate certain of its duties as servicer under the Pooling and Servicing Agreement to The Chase Manhattan Corporation or any of its affiliates, but any such delegation will not relieve the Servicer of its obligations thereunder. The Seller has the right to sell, transfer or pledge the Exchangeable Seller Certificate and the Accounts, provided that certain requirements contained in the Pooling and Servicing Agreement are satisfied and that the Rating Agency has notified the Seller and the Trustee that such sale, transfer or pledge will not result in the reduction or withdrawal of its then existing rating of the Certificates.

Collections...............  The Servicer will deposit collections of
                            Receivables in an account established for such purpose (the "Collection Account"). All amounts deposited in the Collection Account will be allocated in the manner provided in the Pooling and Servicing Agreement, as supplemented by the Supplement relating to any Series offered hereby, the previously issued Series and any future Series, by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. All such amounts will then be allocated in accordance with the respective interests of the Certificateholders and the holder of any Enhancement Investor Interest, the certificateholders of any other Series and the holder of the Exchangeable Seller Certificate. See "Description of the Certificates--Allocation Percentages."

Trustee...................  Yasuda Bank and Trust Company (U.S.A.)

Interest..................  Interest will accrue on the Investor Interest of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Investor Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto; provided that if a Rapid Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date (defined herein). If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each, an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. See "Description of the Certificates-- Interest."

Principal.................  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either
                            (a) in full on an expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such Series will have an Accumulation Period as described below under "-- Accumulation Period," or (b) in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have a Controlled Amortization Period as described below under "--Controlled Amortization Period." If a Series has more than one Class of Certificates, each class may have a different method of paying principal, Expected Final Payment Date or Principal Commencement Date. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable Expected Final Payment Date or other expected date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein. See "Risk Factors--Payments and Maturity" for a description of factors that may affect the timing of principal payments on Certificates. See "Description of the Certificates--Principal."

Revolving Period..........  The Certificates of each Series offered hereby will have a revolving period (the "Revolving Period") that will commence on the date of issuance of the related Series (the "Series Closing Date") and continue until the earlier of (a) the commencement of the Rapid Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the end of the Revolving Period with respect to such Series. If the related Prospectus Supplement provides that a Series is included in Group One, during the Revolving Period with respect to such Series, collections of Principal Receivables and certain other amounts otherwise allocable to the Investor Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series in Group One or the holder of the Exchangeable Seller Certificate. See "Description of the Certificates--Principal," "--Shared Principal Collections" and "--Pay Out Events" for a discussion of the events that might lead to the termination of the Revolving Period with respect to a Series prior to its scheduled date.

Accumulation Period.......  If the related Prospectus Supplement so specifies, unless a Rapid Amortization Period commences with respect to a Series offered hereby, the Certificates of such Series will have an accumulation period (the "Accumulation Period") that will commence at the close of business on the date specified in or determined as specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period with respect to such

                            Series, (b) payment in full of the Investor
                            Interest of the Certificates of such Series and (c) the series termination date with respect to such Series (the "Series Termination Date"). During the Accumulation Period with respect to a Series, collections of Principal Receivables and, if so specified in the related Prospectus Supplement, certain other amounts allocable to the Investor Interest of such Series will be deposited on each Distribution Date in a trust account established for the benefit of the Certificateholders of such Series (each, a "Principal Funding Account") and used to make principal distributions to the Certificateholders of such Series or any Class thereof when due. The amount to be deposited in the Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in or determined as specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount and the Accumulation Period with respect to each Class may commence on different dates. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

Controlled Amortization     If the related Prospectus Supplement so specifies,
Period....................  unless a Rapid Amortization Period commences with respect to a Series offered hereby, the
                            Certificates of such Series will have an amortization period (the "Controlled Amortization
                            Period") that will commence at the close of business on the date specified in such Prospectus
                            Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period with respect to such Series, (b) payment in full of the Investor Interest of the Certificates of such Series and (c) the Series Termination Date with respect to such Series. During the Controlled
                            Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Investor Interest of such Series will be used on each Distribution Date to make principal distributions to
                            Certificateholders of such Series or any Class thereof then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the
                            "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a different Controlled Amortization
                            Amount. In addition, the related Prospectus
                            Supplement may describe certain priorities among such Classes with respect to such distributions.

Rapid Amortization          During the period from the day on which a Pay Out
Period....................  Event has occurred with respect to a Series to the date on which the Investor Interest of the Certificates of such Series and the Enhancement
                            Investor Interest, if any, with respect to such Series have been paid in full or the related Series
                            Termination Date has occurred (the "Rapid
                            Amortization Period"), collections of Principal
                            Receivables and certain other amounts allocable to the Investor Interest of such Series (including
                            Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Rapid Amortization Period with respect to a Series, distributions of principal to Certificateholders will not be subject to any Controlled Deposit Amount or Controlled
                            Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special
                            Payment Date with respect to such Series. See
                            "Description of the Certificates--Pay Out Events" for a discussion of the events that might lead to the commencement of the Rapid Amortization Period with respect to a Series.

Groups of Series..........  Any Series may be included as part of a group of
                            Series (each, a "Group") that share, subject to certain limits, certain excess Principal Collections and Excess Finance Charge Collections allocable to any Series included in such Group. See "Description of the Certificates--Sharing of Excess Finance Charge Collections" and "--Shared Principal Collections." The Series of Certificates designated as Series 1995-1, Series 1995-2, Series 1996-1 and Series 1996-2 and any other Series, if so specified in the related Prospectus Supplement, will be part of a Group designated as "Group One." No Series other than Series 1995-1, Series 1995-2, Series 1996-1 and Series 1996-2 issued prior to the date hereof will be part of any Group.

Shared Principal            To the extent that collections of Principal
Collections...............  Receivables and certain other amounts that are allocated to the Investor Interest of any Series in Group One are not needed to make payments to the Certificateholders of such Series or required to be deposited in a Principal Funding Account for such Series, such collections will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series in Group One.
                            Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.
                            See "Description of the Certificates--Shared
                            Principal Collections."

Sharing of Excess Finance
 Charge Collections.......
                            Subject to certain limitations described under "Description of the Certificates--Sharing of Excess Finance Charge Collections," collections of Finance Charge Receivables and certain other amounts allocable to the Investor Interest of any Series that is included in Group

                            One in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) will be applied to cover amounts payable from collections of Finance Charge Receivables allocable to any other Series included in Group One, in each case pro rata based upon the Investor Interest of each Series which has not provided Excess Finance Charge Collections with respect to the related Monthly Period. See "Description of the Certificates--Sharing of Excess Finance Charge Collections."

Excluded Series...........  If so specified in the related Prospectus
                            Supplement, a Series of Certificates may be an "Excluded Series" for purposes of calculating the minimum Aggregate Principal Receivables, provided that the Rating Agency has determined that such exclusion will not result in a reduction or withdrawal of the rating of the Rating Agency then in effect. If a Pay Out Event with respect to an Excluded Series occurs during an Amortization Period for another Series of Certificates, such Amortization Period could be longer than if such Excluded Series had not been issued.

                            If so specified in the related Prospectus
                            Supplement, a Series of Certificates may be an Excluded Series that is paired (each, a "Paired Series") with one or more other Series or a portion of one or more other Series previously issued by the Trust (each, a "Prior Series"). A Paired Series may be issued at or after the commencement of an Accumulation Period or Controlled Amortization Period for a Prior Series. As the Investor Interest of the Prior Series having a Paired Series is reduced, the Investor Interest of the Paired Series will increase by an equal amount. If a Pay Out Event occurs with respect to the Prior Series having a Paired Series or with respect to the Paired Series when such Prior Series is in a Controlled Amortization Period or Accumulation Period, the percentage specified in the applicable Prospectus Supplement for the allocation of collections of Principal Receivables to the Investor Interest of such Prior Series (the "Principal Allocation Percentage") for the Prior Series and the Principal Allocation Percentage for the Paired Series will be reset as specified in the related Prospectus Supplement and the Amortization Period for such Prior Series could be lengthened.

Enhancement...............  The credit enhancement (the "Enhancement") with respect to a Series offered hereby may include a letter of credit, a cash collateral account, a collateral interest, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement. Enhancement may also be provided to a Class or Classes of a Series by subordination provisions which require that distributions of principal or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more other Classes of such Series.

                            The type, characteristics and amount of the Enhancement with respect to any Series will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Assets as of the Series Closing Date with respect thereto, and will be established on the basis of requirements of each applicable Rating Agency. The terms of the Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. See "Description of the Certificates-- Enhancement" and "Risk Factors--Limited Nature of Rating."

Servicing.................  Chase USA, in its capacity as Servicer under the
                            Pooling and Servicing Agreement, will be the initial Servicer for the Trust. The Servicer will be responsible for servicing, managing and making collections on the Receivables. Subject to certain exceptions described under "Description of the Certificates--Allocation of Collections," which currently permit the Servicer to make deposits on a monthly basis, the Servicer will deposit any collections on the Receivables in a Monthly Period into the Collection Account within two business days of the Date of Processing to the extent such collections are allocable to the Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Certificateholders of any Series or the issuer of any Enhancement. The "Distribution Date" is the 15th day of each month (or, if such day is not a business day, the next business day). On the earlier of (a) the second business day following the Date of Processing and (b) the day on which the Servicer deposits any collections into the Collection Account, subject to certain exceptions described herein, the Servicer will pay to the holder of the Exchangeable Seller Certificate its allocable portion of any collections then held by the Servicer. The "Date of Processing" is the business day on which a record of any transaction is first recorded pursuant to the Servicer's data processing procedures. On or about the eighth day of each calendar month, or if such day is not a business day, the immediately preceding business day (each, a "Determination Date"), the Servicer will calculate the amounts to be allocated to the Certificateholders of each Class or Series and the holder of the Exchangeable Seller Certificate as described herein in respect of collections of Receivables received with respect to the preceding Monthly Period.

                            In certain limited circumstances, Chase USA may resign or be removed as Servicer, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party servicer may be appointed as successor servicer. Chase USA is permitted to delegate certain of its duties as Servicer to any of its affiliates or, subject to certain conditions, to third party service providers, but any such delegation will not relieve the Servicer of its liability and responsibility with respect to such duties under the Pooling and Servicing Agreement or any Supplement. The Servicer will receive servicing fees payable with respect to each Series offered hereby as servicing compensation from the Trust. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

Tax Status................  Except to the extent otherwise provided in the related Prospectus Supplement, special tax counsel for the Seller and the Trust will deliver its opinion that, the Certificates of each Series offered hereby are properly characterized as debt for federal income tax purposes. Each Certificateholder, by acceptance of a Certificate of such a Series, will agree to treat the Certificates of such Series as debt for federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax Consequences-- Characterization of an Investment in Certificates" for additional information concerning the application of federal income tax laws.

ERISA Considerations......  Subject to the considerations described below, the
                            Certificates of any Series offered hereby may be eligible for purchase by persons investing "plan assets" of employee benefit plans or other plans (each, a "Benefit Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Under a regulation issued by the Department of Labor (the "Plan Asset Regulation"), the Trust assets would not be deemed "plan assets" of a Benefit Plan holding the Certificates if certain conditions are met, including that the Certificates must be held, upon completion of the public offering made under the applicable Prospectus Supplement, by at least 100 investors who are independent of the Seller and of one another (each, an "Independent Investor"). Unless otherwise specified in the related Prospectus Supplement, based on information provided by the underwriters of a Series, the Seller will notify the Trustee in writing whether each Class of Certificates will be expected to be held by at least 100 separately named persons at the completion of the offering made thereby. However, the Seller will not determine whether any Class of Certificates at that time, in fact, will
                            (i) be held by at least 100 separately named persons or (ii) satisfy the 100 Independent Investor criterion, and no assurance can be given that the 100 Independent Investor criterion will be met. Prospective purchasers may obtain a copy of the above-described notification from the Trustee at its Corporate Trust Department. The Seller anticipates that the other conditions of the Plan Asset Regulation will be met. If the Trust assets were deemed to be "plan assets" of a Benefit Plan investor (e.g., if the 100 Independent Investor criterion is not satisfied), violation of the "prohibited transaction" rules of ERISA could result and generate excise tax and other liabilities under ERISA and Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing class exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust assets in such event. Accordingly, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Benefit Plan should consult their counsel before making a purchase. See "ERISA Considerations" herein and in the applicable Prospectus Supplement.

Certificate Rating........  It will be a condition to the issuance of each
                            Series of Certificates or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the Seller (each rating agency rating any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each such Series or Class thereof will be set forth in the related Prospectus Supplement. A security rating should be evaluated independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Limited Nature of Rating."

Listing...................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                 RISK FACTORS

  Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue until such Certificates are paid in full.

  Certain Legal Aspects. While the Seller will transfer interests in the Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. The Seller represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken and will take certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein under the Uniform Commercial Code as in effect in the State of Delaware (the "UCC"), a tax or government lien or other non-consensual lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Seller, certain administrative expenses of the conservator or receiver or the Delaware State Bank Commissioner and certain borrowings made by the conservator or receiver may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables-- Transfer of Receivables."

  The Federal Deposit Insurance Act, as amended ("FDIA"), sets forth certain powers that the FDIC, if it is appointed as conservator or receiver for the Seller, could exercise. Positions taken by the FDIC staff do not suggest that the FDIC, if appointed as conservator or receiver for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that security interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the FDIA provides that such security interest should not be subject to avoidance by the FDIC as conservator or receiver for the Seller. As a result, payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as conservator or receiver for the Seller. If, however, the FDIC, as conservator or receiver for the Seller, were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.

  If a conservator or receiver were appointed for the Seller, then a Pay Out Event would occur with respect to all Series then outstanding and, pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless instructions otherwise are received within a specified period from (i) holders of more than 50% of the Investor Interest of any of the Series 1991-1 Certificates or the Series 1992-1 Certificates, or (ii) holders of more than 50% of the Investor Interest of each other Series issued and outstanding (or with respect to any Series with two or more Classes, 50% of the Investor Interest of each Class, which may include an Enhancement Investor Interest)), thereby causing early termination of the Trust and a loss to Certificateholders of each Series (including the Certificateholders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay Certificateholders of such Series in full. Despite any vote by Certificateholders, a conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, in the event of a Servicer Default relating to the insolvency of the Servicer, if no Servicer Default other than such insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a Successor Servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

  Consumer Protection Laws. The Accounts and the Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges, annual membership fees and other fees. In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of this and other factors, federal or state legislation could be promulgated which would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts. One potential effect of any legislation which regulates the amount of annual percentage rates and other charges that may be assessed on credit card balances would be to reduce the Portfolio Yield on the Accounts. If the Portfolio Yield is reduced significantly, a Pay Out Event may occur, and the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events."

  Certain jurisdictions may attempt and private parties are attempting to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws, including laws limiting the charges imposed by such out-of-state credit card issuers. A successful attempt could have an adverse impact on the credit card operations of out-of-state credit card issuers including the Seller. Such a determination could also lead to similar actions in other states by private parties or governmental agencies and could have an adverse impact on the Seller's credit card operations or the yield on the Receivables in the Trust. In October 1991, a United States District Court in the State of Massachusetts ruled that Greenwood Trust Company (the Delaware chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. However, in August 1992 the United States Court of Appeals for the First Circuit reversed the federal district court on the grounds that the Massachusetts law was preempted by applicable federal law, and in January 1993 the United States Supreme Court declined to review the ruling by the Court of Appeals. In other cases decided recently in other courts, including a state court in California and a federal court in Pennsylvania in cases in which the Seller was a defendant, similar rulings have resulted. One state appellate court in Pennsylvania, however, has ruled in favor of a challenge to the assessment of late payment and other fees in several cases, including one case in which the Seller is a defendant, thereby rejecting the outcome in the Greenwood Trust case. The Seller is appealing this decision and these other cases may be appealed. Other cases of this kind remain pending in other courts and still others may be brought in the future. It is likely that some plaintiffs will continue to press such cases and appeals, seeking to obtain results in other courts at variance with the First Circuit's decision in the Greenwood Trust case. The United States Supreme Court has recently heard such a case in order to resolve the conflict but has not yet issued a ruling. Such actions, if resolved adversely to bank credit card issuers and other consumer revolving loan providers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on credit card or other consumer revolving credit accounts of residents of states affected by such litigation and could require credit card issuers and other consumer revolving loan providers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. There can be no assurance that the Seller will not be named as a defendant in future lawsuits or administrative actions. One potential effect of any such litigation involving the Seller, if successful, would be to reduce the Portfolio Yield on the Accounts. If the Portfolio Yield is reduced significantly, a Pay Out Event may occur with respect to a Series, and the Rapid Amortization Period with respect to such Series would commence. See "Description of the Certificates--Pay Out Events."

  Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller will covenant to accept reassignment of each Receivable that does not comply in all material respects with all requirements of applicable law if, as a result of such noncompliance, the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or unavailable. The Seller will make certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Seller will be obligated to accept reassignment of the Receivables affected thereby, subject to the terms and conditions of the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates--Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges."

  Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit card usage. As new credit card issuers enter the market and issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The use of incentive programs (e.g., awards for credit usage) may affect credit use. In addition, certain credit card issuers assess annual percentage rates or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts (and in some cases have not or may not charge annual membership fees). Chase USA may also solicit certain of its existing cardholders to open additional revolving credit accounts which offer certain benefits not available under the Accounts, including lower annual percentage rates or no annual membership fees. If cardholders choose to utilize competing sources of credit or other lower cost accounts through Chase USA, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Seller's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and Chase USA does not add additional accounts to the Trust, a Pay Out Event with respect to a Series of Certificates could occur, in which event the Rapid Amortization Period with respect to such Series would commence. See "Description of Certificates--Pay Out Events."

  Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period or Accumulation Period (either such period or a Rapid Amortization Period being referred to herein as an "Amortization Period") with respect to a Series will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for the Certificateholders of such Series and the commencement of the Rapid Amortization Period with respect to such Series. Certificateholders should be aware that the Seller's ability to continue to compete in the current industry environment will affect the Seller's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in the cardholder monthly payment rate could slow the return of principal during an Amortization Period. See "--Ability to Change Terms of the Accounts" and "The Credit Card Business of Chase USA--Billing and Payments."

  Social, Legal and Economic Factors. Changes in card usage and payment patterns by cardholders may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in all 50 states and the District of Columbia. The Bank Portfolio is a geographically diverse portfolio. See "The Receivables."

  Ability to Change Terms of the Accounts. Pursuant to the Pooling and Servicing Agreement, the Seller did not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Seller will have the right (to the extent provided in the applicable credit card agreements and the Pooling and Servicing Agreement) to determine the monthly periodic finance charge and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charges, annual membership fees or cash advance fees could decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event for the Certificateholders of any Series and the commencement of the Rapid Amortization Period with respect to such Series. Under the Pooling and Servicing Agreement, the Seller has agreed that, except as otherwise required by law or as is deemed by the Seller to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Seller will not reduce the annual percentage rate which determines the monthly periodic finance charges assessed on the Receivables or other fees on the accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average of the Base Rates for all Series; provided, however, that the Seller shall not, unless required by law, reduce such periodic finance charge if its reasonable expectation is that the Portfolio Yield would be less than the highest Certificate Rate for any Series then issued and outstanding. Such changes may include the reduction or waiver of annual membership fees in connection with the Seller's marketing effort. The term "Base Rate" with respect to any Series of Certificates means the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement. The term "Portfolio Yield" means generally, with respect to the Certificates and any Monthly Period, the annualized percentage equal to (a) the sum of the Finance Charge Receivables collected, in the case of any Monthly Period which ends before the Conversion Date, during the Billing Cycles which end during such Monthly Period or, in the case of any Monthly Period which ends on or after the Conversion Date, during such Monthly Period, and certain Interchange paid or payable to the Seller in respect of such Monthly Period, in each case allocable to the Certificates calculated on a cash basis after subtracting the Aggregate Investor Default Amounts for each Series for such Monthly Period, divided by (b) the sum of the Investor Interests of each Series then outstanding (the "Aggregate Investor Interest") as of the last day of the preceding Monthly Period. The Seller has also agreed not to change the terms of the Accounts unless the change is also made applicable to the comparable segment of the portfolio of accounts with similar characteristics owned by it. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Seller's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Seller to take actions which would change any of the terms of the Accounts.

  Master Trust Considerations. The Trust, as a master trust, has previously issued various Series of Certificates and is expected to issue additional Series of Certificates. While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or other Series to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that each Rating Agency which has rated any outstanding Series deliver written confirmation to the Trustee that such issuance or an Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder. See "Description of the Certificates--Exchanges."

  Addition of Trust Assets. The Seller expects, and under certain circumstances may be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using different criteria than those used to originate the Accounts. As a result, there can be no assurance that Additional Accounts will be of the same credit quality as the Accounts. Any designation of Additional Accounts will be subject to certain conditions described herein under "Description of the Certificates--Addition of Accounts."

  Control. Subject to certain exceptions, the certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement and the related Supplement. Such actions include requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement and blocking a sale of the Receivables after the insolvency of the Seller. Certificateholders of other Series may have interests that are in conflict with the interests of the Certificateholders of a particular Series offered hereby and the Certificateholders of a particular Class of any Series may have interests that are in conflict with the Certificateholders of any other Class of such Series.

  Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. Any such rating will therefore generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

                                   THE TRUST

  The Trust was created in accordance with the laws of the State of Delaware. The Trust was formed for this transaction and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust will not engage in any business activity, other than described herein, but rather will only acquire and hold the Receivables, issue the Exchangeable Seller Certificate and Certificates representing additional Series and related activities (including, with respect to any Series, any Enhancement and the Enhancement Pooling and Servicing Agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                     THE CREDIT CARD BUSINESS OF CHASE USA

GENERAL

  The Receivables arising under Accounts currently in the Trust Portfolio have been or will be generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain standard MasterCard and Gold MasterCard credit card accounts as well as fees billed to the Accounts. Such Accounts were generated under the VISA USA Inc. ("VISA") or MasterCard International, Inc. ("MasterCard") associations of which Chase USA is a member. The Accounts and the Receivables are serviced by Chase USA and its affiliates.

  The Bank Portfolio, of which the Trust Portfolio is a part, includes premium accounts (i.e., VISA Gold and Gold MasterCard) and standard accounts (i.e., Classic VISA and standard MasterCard). Premium accounts tend to have higher credit limits because such accounts are generated pursuant to stricter underwriting criteria, including higher minimum income requirements. Premium accounts generally have lower finance charges on purchases and usually offer additional services to the cardholders. Standard and premium accounts in the Bank Portfolio may or may not have an annual membership fee. For accounts with an annual membership fee, the annual membership fee for premium accounts is generally higher than that for standard accounts. Recent standard and premium account solicitations generally have offered no annual membership fee accounts to prospective cardholders.

  The VISA and MasterCard credit card accounts may be used for four types of transactions: credit card purchases, cash advances, convenience checks and in certain cases, for purposes of consolidating outstanding balances of other credit card accounts. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use special "convenience checks" issued by Chase USA to draw against their VISA and MasterCard credit card accounts at any time. These convenience checks are treated as cash advances. Under a balance consolidation offering, cardholders and potential cardholders meeting qualification criteria may transfer the outstanding balance on their credit card accounts to their Chase USA VISA or MasterCard credit card account. Amounts due with respect to purchases, cash advances, convenience checks and balance consolidations will be included in the Receivables.

  Each cardholder is subject to an agreement with Chase USA governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, Chase USA reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

  The credit evaluation, collection and charge-off policies and servicing practices of Chase USA, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

  During the fourth quarter of 1996, it is expected that Chase USA will commence utilizing a credit card processor, First Data Resources, Inc. ("FDR"), located in Omaha, Nebraska to perform certain data processing and administrative functions associated with the servicing of the Bank Portfolio. Transactions creating the Receivables through the use of the credit cards are also processed through the VISA and MasterCard systems. If FDR were to fail to perform such functions or become insolvent after commencing such functions for Chase USA or should either of the VISA or MasterCard systems materially curtail its activities, or should Chase USA cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

ACCOUNT ORIGINATION

  The VISA and MasterCard credit card accounts owned by Chase USA were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by Chase USA; (ii) direct mail solicitations on a non-prescreened basis; (iii) applications mailed to customers of Chase USA and its affiliates;
(iv) purchases of accounts from other credit card issuers and origination of accounts through affinity marketing (including co-branded accounts that provide a special benefit to accountholders with respect to the goods or services sold by the merchant that allows its mark or logo to appear on the card, such as the British Airways/Chase USA card launched in 1993 and the NYNEX MobilePerks/Chase USA card launched in 1994) and agent bank programs;
(v) applications made available to prospective cardholders at the facilities of The Chase Manhattan Bank, N.A., an affiliate of Chase USA, or at other locations; and (vi) individual-initiated requests. During 1989, Chase USA purchased five credit card portfolios comprising approximately 2.1 million accounts and approximately $1.9 billion of outstanding receivables as of their respective acquisition dates (such accounts, "Purchased Accounts"). In addition, in December 1991, Chase USA acquired substantially all of the credit card assets of an affiliate, The Chase Lincoln First Bank, N.A. Purchased Accounts, Affinity Program Accounts and Agent Bank Accounts and accounts acquired from The Chase Lincoln First Bank, N.A. ("Chase Lincoln Accounts") were not included in the Trust Portfolio as of the Initial Closing Date. Additional Accounts may include Purchased Accounts, Chase Lincoln Accounts, Affinity Program Accounts, Agent Bank Accounts and co-brand accounts. See "Description of the Certificates--Addition of Accounts."

UNDERWRITING PROCEDURES

  In the case of prescreened direct mail solicitations, underwriting criteria established by Chase USA are used by credit bureaus to generate or screen lists of qualifying individuals, and credit scores are obtained using credit scoring models. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes past payment patterns on other consumer loans and certain other criteria. Individuals responding to prescreened direct mail solicitations are subsequently mailed a credit card after their response forms have been satisfactorily reviewed by Chase USA.

  Non-prescreened applications for credit card accounts are reviewed for accuracy and creditworthiness based on credit underwriting criteria established by Chase USA. Chase USA uses credit reports obtained from credit bureaus to review applications that have not been prescreened, and applies credit scoring models to obtain credit scores on applicants. As credit card account applications are approved, an initial credit limit is set. This limit is based primarily upon applicants' credit scores and incomes.

  Chase USA generally uses credit scoring models to evaluate the ability and willingness of credit card applicants to repay credit obligations. The credit scoring models currently in use have been developed by an internal credit policy department of an affiliate of Chase USA that specializes in developing credit scoring models, or by an independent firm, or developed jointly by such credit policy department and an independent firm. Through credit scoring, Chase USA evaluates credit profiles in order to statistically quantify credit risk. The models use statistics to correlate common characteristics with credit risk. The credit scoring models used by Chase USA are periodically reviewed, and if necessary, are updated to reflect current statistical data.

BILLING AND PAYMENTS

  For purposes of administrative convenience, the VISA and MasterCard credit card accounts of Chase USA are currently grouped into ten billing cycles ending on various days throughout each month (a "Billing Cycle"). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to cardholders. See "The Receivables." The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on various days throughout each month. Additionally, all monthly calculations with respect to each Account prior to the Conversion Date will be computed based on the activity during the applicable Billing Cycle for that Account. On and after the Conversion Date, monthly calculations with respect to each Account will generally be computed based on the activity during the applicable Monthly Period. See "The Receivables."

  Monthly billing statements are sent by an affiliate of Chase USA to accountholders with either a debit or credit balance of at least one dollar at the end of the Billing Cycle or when a finance charge has been imposed. Generally, each month, accountholders must make at least a minimum payment equal to the sum of (i) a specified portion (as described below) of the purchases new balance, (ii) a specified portion (as described below) of the cash advances new balance, (iii) any past due amount, and (iv) at the option of Chase USA, the excess of the unpaid balance for an account over the assigned credit limit. Generally, the portion of the purchases new balance included in the minimum monthly payment is equal to the greater of (i) 1/50 of the purchases new balance; and (ii) $10, or, if less, the entire purchases new balance. Generally, the portion of the cash advances new balance included in the minimum monthly payment is equal to the greater of (i) 1/50 of the cash advances new balance and (ii) $10, or, if less, the entire cash advances new balance. Outstanding balances of less than $10 are due in full.

  Certain accounts provide the accountholders the option to skip their minimum monthly payment for one billing cycle, no more than two times in any twelve month period, provided that two months of minimum payments have been made by the accountholder between each accountholder's exercise of this option. In addition, the Seller may, in unusual circumstances, at its option, allow individual accountholders or groups of accountholders to skip their minimum monthly payments for one or more months. Monthly periodic finance charges in connection with such skipped payments continue to accrue, and the amount of the next minimum monthly payment is determined as described above, based on the account balance at the end of the next Billing Cycle. The effect of skipped payments is to increase the amount of Finance Charge Receivables and to decrease the rate of payments of Principal Receivables during the Billing Cycles for which the offer applies.

  The monthly periodic finance charges assessed on cash advances are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges with respect to cash advances) from the date of the transaction or the first day of the Billing Cycle in which the transaction is posted to the account (whichever is later). The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges with respect to purchases) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). Monthly periodic finance charges are not assessed in most circumstances on purchases if the purchases new balance shown in the billing statement is paid by the next statement closing date, or if the purchases previous balance is zero. The next statement closing date is on average 30 days after the billing date. The annual percentage rates for purchases and cash advances can be either fixed or variable rates. The annual percentage rate for purchases is generally a variable rate calculated by adding (or subtracting for purchases) a certain number of percentage points to (or from) the prime rate as published in The Wall Street Journal.

  Standard and premium accounts that have been established more recently by Chase USA from more recent solicitations generally carry no annual membership fee. However, for those accounts with an annual membership fee (from past solicitations or otherwise), generally the annual membership fee is $20 for standard accounts and either $45 or $50 for premium accounts. The annual membership fee in most cases is non-refundable, except that such fee need not be paid if the customer closes the account within 30 days of the mailing of the billing statement on which such customer is billed for such fee. Chase USA may waive the annual membership fee, or a portion thereof. Some of the accounts may be subject to certain additional fees, including: (i) a late fee, generally in the amount of $18, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of 2% of the amount of the advance subject to a minimum fee of $2 per transaction and a maximum of $20 per transaction; and (iii) a returned check charge, generally in the amount of $18. Subject to the requirements of applicable laws, Chase USA may change certain of these fees and rates at any time by written notice to cardholders. Chase USA may also, subject to the requirements of applicable laws, change cardholders' standard or premium accounts to accounts with enhanced benefits (including but not limited to co-brand accounts). Such a change may result in different fees and rates being assessed with respect to existing and new account balances. Any change which would result in an increase in the rate of finance charges, or other fees, or impose a fee not set forth in the cardholder agreement, generally becomes effective upon obtaining the cardholder's consent or deemed consent.

  Payments of less than the full debit balance on an Account will be applied to the outstanding principal balance, periodic finance charges, fees, and any other charges imposed by Chase USA on such account, in such order as Chase USA determines from time to time in its sole discretion. There can be no assurance that periodic finance charges, fees, and other charges imposed by Chase USA will remain at current levels in the future.

COLLECTION OF DELINQUENT ACCOUNTS

  An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within 30 days after the billing date relating to such minimum payment. Collection efforts begin when an account is considered delinquent and include statement messages, collection letters and telephoning, each requesting payment of the amount past due or overlimit, and denial of authorization for new purchases and cash advances. Collectors may use credit bureau reports and other methods to locate delinquent accountholders in the event they move without notifying Chase USA. Throughout the collection process, delinquent accountholders are sent automated computer generated correspondence regarding the status of their accounts. Transmissions occur at selected intervals advising of the age, the amount due, and the collection phase of the account. In accordance with its current policies, Chase USA may reclassify certain delinquent accounts as current if the accountholder pays three consecutive minimum monthly payments (two consecutive minimum monthly payments if the account is between sixty and eighty-nine days delinquent).

  Accountholders who become subject to bankruptcy proceedings are not called or sent letters. Such accountholders will, however, receive monthly statements until Chase USA receives confirmation of the case number. In accordance with current policies, accounts of bankrupt obligors are written-off within 90 days of notice of bankruptcy or after having been delinquent for 180 days, whichever comes first.

  The current policy of Chase USA is to charge off, as a loan loss, the principal portion of the receivables balance for both purchases and cash advances after the 180th day of delinquency. Charge offs may occur earlier in some circumstances, as in the case of bankrupt accountholders. Although some recovery efforts are pursued on an in-house basis, most charged off accounts are placed with, and in some cases, may be sold to, outside collection agencies.

INTERCHANGE

  Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from the banks which clear the transactions for merchants to credit card issuing banks. Interchange percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Chase USA will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust, Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange received by Chase USA will be allocated to the Trust on the basis of the percentage equivalent of a fraction, the numerator of which is the amount of cardholder charges for merchandise and services in the Accounts and the denominator of which is the total amount of cardholder charges for merchandise and services in all of the VISA and MasterCard credit card accounts owned by Chase USA. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

                                THE RECEIVABLES

  The Receivables will arise in certain Accounts that have been selected from the Initial Portfolio and from Additional Accounts designated in connection with the Addition Date of May 1, 1995 (which Additional Accounts relate to previous securitizations which have fully amortized) and June 1, 1995 (which Additional Accounts included the balance of the Bank Portfolio other than certain Purchased Accounts, certain accounts relating to student solicitation and certain small balance accounts), in each case on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio"). The Initial Portfolio, from which the initial Accounts were selected, consisted of the Bank Portfolio as of the initial Selection Date, excluding all Purchased Accounts, the Chase Lincoln Accounts and all then-existing Affinity Program Accounts and Agent Bank Accounts. An "Agent Bank Account" is an account that has been originated by Chase USA pursuant to an agreement between Chase USA and a bank for which Chase USA issued VISA and/or MasterCard credit cards and acted as sponsor with VISA USA, Inc. and/or MasterCard International Incorporated. An "Affinity Program Account" is an account that has been originated by Chase USA through the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause, with the assistance of an organization of the members of such group. The Additional Accounts with an Addition Date of May 1, 1995, which relate to prior securitizations, were selected from the Bank Portfolio in connection with such securitizations by similarly excluding all then existing Purchased Accounts, Affinity Program Accounts and Agent Bank Accounts. An Account in the Bank Portfolio must be an Eligible Account (as described below) to be selected for inclusion in the Trust Portfolio.

  The Seller will transfer to the Trust all Receivables existing in the Accounts on the date specified for transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each, a "Monthly Period"). Pursuant to the Pooling and Servicing Agreement, the Seller has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Additional Accounts as of the date the Seller designates such accounts as Additional Accounts. The Pooling and Servicing Agreement provides that the Seller may, but is not obligated to, add as Automatic Additional Accounts new accounts opened in the ordinary course of its business. Automatic Additional Accounts may be added if certain requirements are satisfied (the date of each such addition being an "Automatic Addition Date"). In addition, the Seller is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the average of the Seller Interest for any 30-day period such that the Seller Interest equals or exceeds 7% or such higher percentage as may be specified in any Prospectus Supplement (such percentage, the "Minimum Seller Interest"), of the average Aggregate Principal Receivables for such 30 day period and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. The term "Aggregate Principal Receivables" means in the case of any date of determination which occurs before the Conversion Date, the aggregate amount of Principal Receivables as of the end of the Billing Cycles during the Monthly Period immediately preceding such date of determination or, in the case of any date of determination which occurs on or after the Conversion Date the aggregate amount of Principal Receivables as of the end of the last day of the Monthly Period immediately preceding such date of determination. The "Minimum Aggregate Principal Receivables" required to be maintained through the designation by the Seller of Additional Accounts shall generally be an amount equal to or greater than the initial Investor Interests for all Series then outstanding, other than certain Series designated as "Excluded Series" in the applicable Supplement, provided that the Rating Agency has determined that such exclusion will not result in a reduction or withdrawal of the ratings of the Rating Agency then in effect, which amount in either case shall be reduced ratably to reflect the tender and cancellation of Certificates pursuant to any Investor Exchange. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. See "Description of the Certificates-- Addition of Accounts." Further, pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Seller whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller and conveyed to the Trust on the Initial Closing Date plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of the Selection Date, on the date any new Receivables are created, or the end of the related Billing Cycle immediately preceding the date that Additional Accounts or Automatic Additional Accounts are added to the Trust, as applicable, the Seller has represented and warranted, or will represent and warrant, to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties."

  Additional Accounts have included Purchased Accounts, Chase Lincoln Accounts, Affinity Program Accounts and Agent Bank Accounts, and Additional Accounts added in the future may in other respects not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Accounts initially selected for the Trust Portfolio or the Additional Accounts the Receivables of which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield for a Series. The Seller intends to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of Accounts that would have a material effect on the composition of the Trust Portfolio.

  The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates of any Series offered hereby will be issued pursuant to the Pooling and Servicing Agreement, entered into between Chase USA, as Seller of the Receivables and as Servicer of the Accounts and the Receivables, and Yasuda Bank and Trust Company (U.S.A.), as Trustee for the Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Seller may execute further Supplements thereto between the Seller and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including the applicable Supplement, to Certificateholders of a particular Series without charge upon written request. The following summary includes a description of certain material terms of the Pooling and Servicing Agreement and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

  The Certificates of each Series offered hereby will represent an undivided interest in certain assets of the Trust, including the right to receive the collections allocable to the Certificates received with respect to the Receivables in the Trust. The property of the Trust consists of the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, Recoveries and the right to receive Interchange allocable to the Trust, all monies on deposit in the Collection Account and the Retention Account, monies on deposit in any Series Accounts established for the benefit of Certificateholders of any Series pursuant to the related Supplement and any Enhancement with respect to a Series (the drawing on, withdrawal from or payment on such Enhancement, and the funds on deposit in any Series Account with respect to any Series, will not be available to Certificateholders of other Series). The Trust will include the Receivables from Additional Accounts and Automatic Additional Accounts which may be added from time to time pursuant to the terms of the Pooling and Servicing Agreement and will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Pooling and Servicing Agreement.

  The Certificates of each Series offered hereby will initially be represented by Certificates registered in the name of Cede, as nominee of DTC (together with any successor depository selected by the Seller, the "Depositary"), except as set forth below. Unless a different denomination is specified in the related Prospectus Supplement, the Certificates will be available for purchase in a minimum denomination of $1,000 and integral multiples thereof in book-entry form. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a physical certificate representing such person's interest in the Certificates unless and until Definitive Certificates are issued under the limited circumstances described herein. Accordingly, until Definitive Certificates are issued, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "-- Definitive Certificates."

BOOK-ENTRY REGISTRATION

  Unless the related Prospectus Supplement specifies that any of the following book-entry systems are not applicable to a particular Series, Certificate Owners may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificate Owners in accordance with DTC procedures.

  Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries, which in turn will hold such positions in customers' securities accounts in the related Depositaries' name on the books of DTC. The Chase Manhattan Bank (National Association) will act as depositary for Cedel and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC Participants will occur the ordinary way in accordance with DTC rules. Transfers between participants in Cedel ("Cedel Participants") and participants in Euroclear ("Euroclear Participants") will occur the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC, in accordance with DTC rules on behalf of its European international clearing system, by each person's Depositary; however, such cross-market transactions will require delivery of instructions by the counterparty to the relevant European international clearing system in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to their respective Depositaries.

  Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day of Cedel or Euroclear following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participants or Euroclear Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to Certificates, see "Certain Federal Income Tax Consequences--Non-U.S. Certificate Owners."

  DTC has advised the Seller and the Underwriters that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

  Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions of principal and of interest on the Certificates from The Chase Manhattan Bank (National Association) as paying agent (the "Paying Agent"), on behalf of the Trustee, through the DTC Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent on behalf of the Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants which thereafter will forward them to Indirect DTC Participants or Certificate Owners. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the DTC Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for Cedel Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 30 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax

Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Investor Interest advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive global certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Certificates under the Pooling and Servicing Agreement ("Holders").

  Distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent, on behalf of the Trustee, directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. During the Revolving Period, interest payments, and during either Amortization Period, interest and principal payments in respect of the Certificates, will be made to Certificateholders on each Distribution Date to the Holders in whose names the Definitive Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (each a "Record Date"). Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Certificate (whether Definitive Certificates or the global Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be The Chase Manhattan Bank (National Association) (the "Bank"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST

  Interest will accrue on the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Investor Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified in the related Prospectus Supplement; provided that after the commencement of a Rapid Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Seller except as otherwise specified in any Series Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

  The Certificates of each Series will have a Revolving Period during which collections of certain excess Principal Receivables otherwise allocable to the Investor Interest of such Series will, if such Series is in Group One, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series in Group One or, if not required for such purpose or if such Series is not in Group One, the holder of the Exchangeable Seller Certificate. Unless a Rapid Amortization Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either an Accumulation Period or a Controlled Amortization Period.

  During the Accumulation Period, if any, with respect to a Series, collections of Principal Receivables allocable to the Investor Interest of such Series will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series or any Class thereof when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may be limited to an amount equal to a Controlled Accumulation Amount specified in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

  During the Controlled Amortization Period, if any, with respect to a Series, collections of Principal Receivables allocable to the Investor Interest of such Series will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

  During the Rapid Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Investor Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Rapid Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "--Pay Out Events" in the related Prospectus Supplement for a discussion of the events that might lead to the commencement of the Rapid Amortization Period with respect to a Series.

  Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

CONVEYANCE OF RECEIVABLES

  On the date of issuance of the Series 1991-1 Certificates of the Trust (the "Initial Closing Date"), and on May 1, 1995 and June 1, 1995 in the case of certain Additional Accounts, the Seller transferred and assigned to the Trust all of its right, title and interest in and to the Receivables.

  In connection with the transfer of the Receivables to the Trust on each such date, the Seller indicated in its computer files that the Receivables had been conveyed to the Trust. In addition, the Seller provided to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number. The Seller will not deliver to the Trustee any other records or agreements relating to the Accounts or Receivables. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Seller are required to be marked to evidence such transfer. The Seller filed, in connection with each such transfer, a UCC financing statement with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

EXCHANGES

  The Pooling and Servicing Agreement provides for the Trustee to issue two types of Certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Seller Certificate, a certificate which evidences the Seller Interest, which is initially held by the Seller and is transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Seller Certificate may tender such certificate and, to the extent permitted by the related Supplement, the Certificates evidencing such Series, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Seller Certificate. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Seller Certificate may define, with respect to any newly issued Series, certain terms, including: (i) its name or designation; (ii) its initial investor interest (or method for calculating such amount); (iii) its Certificate rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates (each an "Interest Payment Date") and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method for allocating collections of Finance Charge Receivables and Principal Receivables to Certificateholders of such Series;
(ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Seller Interest; (xii) the minimum amount of Aggregate Principal Receivables required to be maintained by the Seller through the designation of Additional Accounts; (xiii) the issuer and terms of the Enhancement with respect thereto; (xiv) the Base Rate to be determined for the Pay Out Event applicable to such Series relating to the sufficiency of the Portfolio Yield to cover such rate; (xv) the terms on which the Certificates of such Series may be repurchased by the Seller or remarketed to other investors; (xvi) the Series

Termination Date; (xvii) any deposit into any account maintained for the benefit of Certificateholders of such Series; (xviii) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class; (xix) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global Certificate or Certificates, the terms and conditions, if any, upon which such global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global Certificate will be paid); (xx) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xxi) whether Interchange or other fees will be included in funds available to Certificateholders of such Series; (xxii) the priority of any Series with respect to any other Series; (xxiii) the rights of the holder of the Exchangeable Seller Certificate that have been transferred to the Holders of such Series; and (xxiv) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the holder of the Exchangeable Seller Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series. The Seller may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. The Seller intends to offer, from time to time, additional Series.

  The Pooling and Servicing Agreement provides that the holder of the Exchangeable Seller Certificate may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Amortization Periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Moreover, each Series or Class may have the benefits of an Enhancement which is available only to such Series or Class. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which each relates. Likewise, with respect to each such Enhancement, the holder of the Exchangeable Seller Certificate may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Seller Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Exchangeable Seller Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Seller or remarketed to other investors. In addition, a Supplement may permit an Investor Exchange where the Certificateholders of such Series could elect to exchange their Certificates for one or more newly issued Series of Certificates upon the satisfaction of certain conditions specified in the Pooling and Servicing Agreement and the related Supplement. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

  Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Seller Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Such notice must state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (a) its initial investor interest (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Seller Certificate (or in the case of an Investor Exchange, the sum of the investor interest (as defined in the applicable Supplement, the "Investor Interest") of the Series of certificates to be exchanged plus the current principal amount of the Exchangeable Seller Certificate), (b) its Certificate rate (or method for calculating such rate) and (c) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that, on the date of the Exchange, the Trustee will authenticate any such Series only upon delivery to it of the following, among others: (i) a Supplement signed by the Seller and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise stated in the related Supplement, the Certificates of such Series will be treated as debt for Federal income tax purposes and that the issuance of such Series will not adversely impact the Federal income tax characterization of any outstanding Series, (iii) the Enhancement, if any, and an Enhancement agreement pursuant to which the Enhancement provider agrees to provide such Enhancement, (iv) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series, (v) the existing Exchangeable Seller Certificate and the Certificates of the Series to be exchanged, if applicable, and (vi) a certificate of an officer of the Seller that on the date such Exchange occurs, after giving effect to such Exchange, the Seller Interest will be at least equal to the Minimum Seller Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Seller Certificate and the Certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Seller Certificate.

REPRESENTATIONS AND WARRANTIES

  The Seller will make, or has made, certain representations and warranties to the Trust to the effect that, among other things, (a) as of each Closing Date, the Seller is duly incorporated and in good standing and has the authority to perform its obligations under the Pooling and Servicing Agreement and issue the Certificates, and has duly authorized the consummation of the transactions contemplated by the Pooling and Servicing Agreement and (b) as of the Selection Date or as of the end of the related Billing Cycle immediately preceding the Addition Date, as the case may be, each then-existing Account was an Eligible Account.

  In addition, the Seller will make, or has made, representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Initial Closing Date or as of the effective date of the addition of Additional Accounts, as applicable, each of the Receivables then existing was an Eligible Receivable and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event of a breach of any representation and warranty set forth in this paragraph, if, as a result of such breach, the related Account becomes a Defaulted Account (in the case of (i) below) or the Receivables in the related Accounts are charged off as uncollectible (in the case of (ii) below) the Trust's rights in, to or under such Receivables or their proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, then the Seller shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below either (i) within 60 days, or such longer period as may be agreed to by the Trustee, up to 120 days, of the earlier to occur of the discovery of such breach by the Seller or Servicer or receipt by the Seller of written notice of such breach given by the Trustee, or (ii) with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable pursuant to clause (i) of this sentence if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Seller shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Seller Interest; provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be a negative number or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the Seller depositing in the Collection Account (for allocation as a Principal Receivable) immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Seller to accept reassignment of any Ineligible Receivable is the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable.

  The Seller has made, and will make, representations and warranties to the Trust to the effect, among other things, that as of the Initial Closing Date and as of the date of issuance of each Series after such date (a "Closing Date"), as applicable, (a) the Pooling and Servicing Agreement constituted a legal, valid and binding obligation of the Seller and (b) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constituted either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables (other than Receivables in Additional Accounts or Automatic Additional Accounts, as the case may be), or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof which will be enforceable as to each such Receivable and such other properties upon the creation thereof. The Seller has made, and will make, similar representations and warranties to the Trust in connection with each assignment of Receivables in Additional Accounts or Automatic Additional Accounts. In the event of a breach of any of the representations and warranties described in the first sentence of this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the sum of the investor interests of all Series issued and outstanding, by written notice to the Seller (and to the Trustee and the Servicer if given by the certificateholders), may direct the Seller to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period, up to 120 days, specified in such notice. The Seller will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment with respect to each Series of certificates required to be repurchased following such notice, including the Certificates, will generally be equal to the Investor Interest of each such Series on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such certificates at the applicable Certificate rate (less the amounts previously allocated for payment of interest and principal with respect to each such Series of Certificates) through the end of the interest accrual periods of each such Series. The reassignment deposit amount shall equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The payment of such reassignment deposit amount into the Collection Account will be considered a prepayment in full of all Receivables and will be paid in full to the certificateholders of such Series upon presentation and surrender of their Certificates. In each Supplement, the Seller has represented and warranted or will represent and warrant, that, as of the applicable Closing Date, the Pooling and Servicing Agreement, as supplemented by such Supplement, constitutes a legal, valid and binding obligation of the Seller. Upon a breach of this representation either the Trustee or the Holders of Certificates of such Series evidencing aggregate undivided interests in the Trust aggregating more than 50% of the Investor Interest of such Series by written notice to the Seller (and to the Trustee and the Servicer if given by the Certificateholders) may direct the Seller to repurchase such Certificates (but not the Certificates of any other Series) on terms and conditions substantially similar to those set forth above. If the Trustee or the Certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit or repurchase will constitute the sole remedy respecting a breach of the representations and warranties set forth in this paragraph available to the Trustee or the Certificateholders.

  An "Eligible Account" is defined to mean a VISA or MasterCard credit card account owned by the Seller, as of the Selection Date, (a) which is payable in United States dollars, (b) the cardholder of which has provided, as his most recent billing address, an address which is located in the United States or its territories or possessions or which is a United States military address,
(c) which has not been identified on the computer files of the Seller as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy action, (d) which has not been identified on the computer files of the Seller as relating to a cardholder who has requested a reduction in the periodic finance charges pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, (e) which has not been classified by the Seller as counterfeit, fraudulent, corporate business card, stolen or lost, (f) which has not been charged off by the Seller in its customary and usual manner for charging off such Account as of the Selection Date, (g) which has not been (and no Receivables in such

Account have been) sold or pledged to any other person, and (h) which is not an account on which Chase USA or an affiliate of Chase USA is the obligor.

  An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account, an Eligible Additional Account (in the case of Additional Accounts) or an Eligible Automatic Additional Account (in the case of Automatic Additional Accounts), as the case may be, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Seller, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Seller, (c) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Seller or the Trust had good and marketable title, free and clear of all liens and security interests arising under or through the Seller (other than certain tax liens for taxes not then due or which the Seller is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions), (f) which constitutes an "account" under and as defined in
Article 9 of the UCC, (g) as to which as of the time of its transfer to the Trust, the Seller has satisfied all material obligations on its part with respect to such receivable required to be satisfied (h) which is not, at the time of its transfer to the Trust subject to any right of recession, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy-related defenses, and (i) as to which the Seller has done nothing to impair the rights of the Trust or the Certificateholders.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee, on or before March 31 of each year, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

SALE OF ACCOUNTS

  The Seller has the right to sell, transfer or pledge the Accounts, provided that (i) the Rating Agency has advised the Seller and the Trustee that such sale, transfer or pledge will not result in the reduction or withdrawal of the then-existing rating of the Certificates of any Series, (ii) the Seller and the Servicer determine such sale, transfer or pledge will not be adverse to the interests of the Certificateholders of any Series, (iii) such purchaser, transferee or pledgee shall expressly assume in a supplemental agreement the applicable obligations and covenants of the Seller and (iv) certain other conditions specified in the Pooling and Servicing Agreement are satisfied.

ADDITION OF ACCOUNTS

  As described above under "The Receivables," the Seller has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Seller will be required to add Additional Accounts (i) if the average of the Seller Interest for any 30-day period is less than the Minimum Seller Interest of the average Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement) for such 30-day period or (ii) if, on any date of determination, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables (both clause (i) and clause (ii) as determined as of the end of each Billing Cycle ending in the 30-day period immediately preceding such date of determination). Each such Additional Account must be an Eligible Additional Account. An "Eligible Additional Account" is as of the date such account is added to the Trust either (i) a VISA or MasterCard account which satisfies the criteria set forth in the definition of Eligible Account or (ii) any other consumer revolving credit account, (a) which satisfies the criteria set forth in the definition of Eligible Account (without regard to the requirement that such account be a VISA or MasterCard credit card account), (b) which the Rating Agency indicates will not result in the reduction or withdrawal of its then-existing rating of any Series of certificates and (c) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates, consents, which consent shall not be unreasonably withheld. The Seller will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then-existing or thereafter created, subject to the following conditions, among others: (i) the Seller shall have given prior written notice of such additions to the Rating Agency,
(ii) unless such addition is required as described above (except if such addition includes Receivables related to Accounts acquired by the Seller or if the number of Accounts exceeds certain limits), the Seller shall not have received notice from the Rating Agency of its intention to reduce or withdraw its then-existing rating of any Series of certificates, (iii) no selection procedure believed by the Seller to be materially adverse to the interests of the holders of any Series of certificates, including the Certificateholders, was used in selecting the Additional Accounts and (iv) each Account was an Eligible Additional Account.

  On each Automatic Addition Date, the Seller may, but is not obligated to, add as Automatic Additional Accounts on such Automatic Addition Date, in an amount not in excess of the Maximum Addition Amount, all Eligible Automatic Additional Accounts originated by the Seller during the period occurring from the initial Cut Off Date until a date specified by the Seller (excluding the Eligible Automatic Additional Accounts, if any, which were included as Accounts on or prior to such date). An "Eligible Automatic Additional Account" is, as of the relevant Automatic Addition Date, (a) a VISA or MasterCard account which satisfies the criteria set forth in the definition of Eligible Account and has been originated (but not purchased) by the Seller, since the initial Cut Off Date, during the normal operation of the Seller's credit card business or (b) any other consumer revolving credit account (i) which satisfies the criteria set forth in the definition of Eligible Account without regard to the requirement that such account be a VISA or MasterCard credit card account, (ii) which the Rating Agency indicates will not result in the reduction or withdrawal of its then-existing rating of any Series of Certificates and (iii) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates, consents, which consent shall not be unreasonably withheld. The Pooling and Servicing Agreement provides that, on any date on which Automatic Additional Accounts are added as Accounts, the number of Eligible Automatic Additional Accounts cannot exceed the product of 10% and the number of Accounts determined as of the first day of the twelfth preceding Monthly Period or the Initial Closing Date, as applicable, minus the number of Eligible Automatic Additional Accounts (subject to certain conditions contained in the Pooling and Servicing Agreement) which have been designated as Additional Accounts or Automatic Additional Accounts since the first day of the twelfth preceding Monthly Period or the Initial Closing Date, as the case may be (the "Maximum Addition Amount"). The Seller, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time. The Seller expects to add Additional Accounts to the Trust while the Certificates are outstanding. The last day of the related Billing Cycle ending during the 30-day period preceding each addition of Accounts is referred to as a "Cut Off Date."

REMOVAL OF ACCOUNTS

  Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Seller Interest for the related Monthly Period exceeds 10% of Aggregate Principal Receivables at the end of the day immediately prior to such Determination Date, the Seller may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal from the Trust without notice to the Certificateholders (the "Removed Accounts"). The Seller is permitted to designate and require reassignment of Receivables from Removed Accounts only upon satisfaction of the following conditions among other things: (i) the Seller shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and their aggregate amount of Receivables as of the end of the Billing Cycle immediately preceding the date of removal; (ii) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller, (a) cause a Pay Out Event to occur with respect to any then outstanding Series or
(b) cause the Seller Interest as a percentage of Aggregate Principal Receivables to be less than 10% on such removal date; (iv) the Rating Agency shall have delivered prior notice of the removal and the Seller shall have received notice from the Rating Agency that such removal will not result in the reduction or withdrawal of its then-existing rating of any Series of certificates; and (v) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through
(iv) above.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's customary and usual procedures for servicing credit card receivables comparable to the Receivables and the Seller's policies and procedures relating to the operation of its credit card business (the "Credit Card Guidelines"). The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and in issuing credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

THE COLLECTION ACCOUNT

  The Servicer has established and maintains, in the name of the Trust, for the benefit of certificateholders, a "Collection Account," which will be a noninterest bearing segregated trust account established with a Qualified Institution. A "Qualified Institution" is defined as a depository institution or trust company (which may include the Servicer (unless the Servicer is Chase
USA), the Trustee or an affiliate of the Servicer, but may not include the Seller), organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") (at least P-2 with respect to the Bank), A-1+ by Standard & Poor's Ratings Group ("Standard & Poor's") and F-1+ by Fitch Investors Service, Inc. ("Fitch") or a long term rating of at least Aa3 by Moody's, AA by Standard & Poor's and AA- by Fitch (Baa3 by Moody's, BBB- by Standard & Poor's and BBB- by Fitch in the case of the Bank) and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC. In addition, the Supplement with respect to any Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such Series (such subaccount, a "Collection Subaccount"). Funds in the Collection Account or, as provided in the related Supplement, any Collection Subaccount, may be invested to the extent provided in such Supplement, at the direction of the Servicer, in (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or bankers acceptances of depository institutions or trust companies, the certificates of deposit of which have ratings from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and if rated by Fitch, F-1+ in the case of the certificates of deposit and a rating from Moody's of at least Aa3, from Standard & Poor's of AAA and if rated by Fitch, AAA in case of the long-term unsecured debt obligations, (iii) certificates of deposit or commercial paper having, at the time of the Trust's investment, a rating of P-1 and A-1+, respectively, from Moody's and Standard & Poor's, and if rated by Fitch, F-1+, (iv) demand deposits, time deposits and bankers acceptances which are fully insured to the limits of the insurance provided by law by BIF or SAIF, (v) money market funds rated AAA-M or AAA-MG by Standard & Poor's or P-1 by Moody's and if rated by Fitch, in its highest rating category or otherwise approved in writing by the Rating Agency and (vi) certain open end diversified investment companies (collectively, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid monthly to the Seller. The Servicer will have the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement, as supplemented from time to time. In addition, the Servicer will establish and maintain or cause to be established and maintained with a Qualified Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account, a "Retention Account" for the benefit of the Certificateholders and the holder of the Exchangeable Seller Certificate with amounts on deposit in such Retention Account being invested in the manner directed by the holder of the Exchangeable Seller Certificate in Permitted Investments. The purpose of the Retention Account is to provide funds to ensure the availability of any amounts in respect of Principal Receivables allocated to the Certificates not distributed to the holder of the Exchangeable Seller Certificate because such amounts would exceed the Seller Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Monthly Period relating to any Determination
Date). The Trustee will be required to establish and maintain with respect to each Series of certificates, a subaccount of the Retention Account (each, a "Retention Subaccount"). The Servicer will have the revocable power to withdraw funds from the Retention Subaccount for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement.

ALLOCATION PERCENTAGES

  Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Investor Interest of each Series and the Seller Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and Receivables in Defaulted Accounts with respect to each business day during any Monthly Period as follows:

    (a) collections of Finance Charge Receivables and Receivables in Defaulted Accounts will at all times be allocated to the Investor Interest of a Series based on the Floating Allocation Percentage of such Series; and

    (b) collections of Principal Receivables will at all times be allocated to the Investor Interest of such Series based on the Principal Allocation Percentage of such Series.

  The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Investor Interest of any Series as described above will be allocated to the Seller Interest.

ALLOCATION OF COLLECTIONS

  Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. Notwithstanding the foregoing, for as long as Chase USA remains the Servicer under the Pooling and Servicing Agreement, if Chase USA or any of its affiliates in which the Collection Account is maintained has and maintains a certificate of deposit rating of P-1 by Moody's, A-1 by Standard & Poor's and F-1 by Fitch and deposit insurance provided by either the BIF or SAIF, then the Servicer need not deposit collections on the day indicated in the preceding sentence but may use for its own benefit all such collections until the business day immediately prior to any Distribution Date (a "Transfer Date") at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits which would have been made had the conditions of this proviso not applied. Certain deposits and distributions shall be made with respect to each Series as described in the applicable Prospectus Supplement on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each a "Distribution Date"). The Pooling and Servicing Agreement provides that, before the Conversion Date, the Servicer will make such deposits and payments based on the assumption that all collections received by the Servicer with respect to the Receivables in each Billing Cycle are collections of Finance Charge Receivables up to the amount of Finance Charge Receivables billed with respect to Receivables in such Billing Cycle (with respect to each Billing Cycle, the "Billed Finance Charge Receivables") and collections in excess of the Billed Finance Charge Receivables are collections of Principal Receivables. Subject to the following sentence, on a day not later than the Determination Date in the Monthly Period following the Monthly Period in which such Billing Cycle ends (the "Collection Recomputation Date"), the Servicer will recompute the deposits and allocations made during such Billing Cycle based upon the actual collections of Finance Charge Receivables and Principal Receivables, and any adjustments in the amount payable to the holder of the Exchangeable Seller Certificate necessitated by such recomputation shall be made by the Servicer or the holder of the Exchangeable Seller Certificate, as the case may be, no later than the Transfer Date immediately following the Collection Recomputation Date. There shall be no need to make such recomputations in the Monthly Period in which the Conversion Date occurs, or in any Monthly Period thereafter.

  Throughout the existence of the Trust, the Servicer shall allocate to the Seller, as holder of the Exchangeable Seller Certificate, an amount equal to the Seller Percentage of the aggregate amount of collections allocable to Principal Receivables and Finance Charge Receivables in respect of each Monthly Period.

  The "Seller Percentage" will, in all cases, be equal to 100% minus the sum of the Floating Allocation Percentage or the Principal Allocation Percentage, as applicable, and the applicable investor percentages with respect to all Series of investor certificates issued and outstanding.

RECEIVABLES IN DEFAULTED ACCOUNTS; ADJUSTMENTS AND FRAUDULENT CHARGES

  On each eighth calendar day of the month (or, if such day is not a business day, the immediately preceding business day) (such date, a "Determination Date"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Billing Cycle and with respect to any particular Series, the product of the Floating Allocation Percentage (as defined in the Supplement applicable to such Series) for the Monthly Period in which such Billing Cycle ends times the amount of Receivables in Accounts which became Defaulted Accounts during such Billing Cycle. "Receivables in Defaulted Accounts," for any Billing Cycle, are Receivables which in such Billing Cycle were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The term "Aggregate Investor Default Amount" means, with respect to any Determination Date and with respect to any particular Series, an amount equal to the sum of (x) the Investor Default Amounts determined with respect to each Billing Cycle which ended during the preceding Monthly Period minus (y) the Floating Allocation Percentage (as defined in the Supplement applicable to such Series) for such Monthly Period (determined with respect to Receivables in Defaulted Accounts) of Recoveries with respect to such Monthly Period; provided, however, that the Aggregate Investor Default Amount with respect to any Monthly Period and with respect to any particular Series shall not be less than zero. Any Recoveries in excess of amounts referred to in (x) above will be allocated as though such amounts were collections of Finance Charge Receivables.

GROUPS OF SERIES

  Any Series may be included as part of a group of Series (each, a "Group") that share, subject to certain limits, certain excess Principal Collections and Excess Finance Charge Collections allocable to any Series included in such Group. See "Description of the Certificates--Sharing of Excess Finance Charge Collections" and "--Shared Principal Collections." The Series of Certificates designated as Series 1995-1, Series 1995-2, Series 1996-1 and Series 1996-2 and any other Series, if so specified in the related Prospectus Supplement, will be part of a Group designated as "Group One." No Series other than Series 1995-1, Series 1995-2, Series 1996-1 and Series 1996-2 issued prior to the date hereof will be part of any Group.

SHARED PRINCIPAL COLLECTIONS

  Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest of any Series in Group One offered hereby will first be used to cover certain amounts specified in the applicable Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series) in the case of each Series in Group One offered hereby. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders for any Series in Group One that are either scheduled or permitted and that have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series in Group One based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Exchangeable Seller Certificate on the related transfer date. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to Group One for any Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

  Each Series in Group One will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in Group One. Collections of Finance Charge Receivables and certain other amounts allocable to the Investor Interest of any Series that is included in Group One in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, based upon the respective Investor Interest on such Transfer Date of each Series in such Group having a shortfall; provided, however, that the sharing of Excess Finance Charge Collections among Series in any Group will cease if the Seller shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Seller, the continued sharing of Excess Finance Charge Collections among Series in Group One would have adverse regulatory or accounting implications with respect to the Seller. Following the delivery by the Seller of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among the Series in Group One. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in Group One will be paid to the holders of the Exchangeable Seller Certificate. While any Series offered hereby may be included in Group One, there can be no assurance that (a) any other Series will be included in such Group, (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period or (c) the Seller will not at any time deliver a certificate as described above. While the Seller believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Series in Group One will not have adverse regulatory or accounting implications for it, there can be no assurance that this will continue to be true in the future.

EXCLUDED SERIES

  If so specified in the related Prospectus Supplement, a Series of Certificates may be an "Excluded Series" for purposes of calculating the minimum Aggregate Principal Receivables, provided that the Rating Agency has determined that such exclusion will not result in a reduction or withdrawal of the rating of the Rating Agency then in effect. If a Pay Out Event with respect to an Excluded Series occurs during an Amortization Period for another Series of Certificates, such Amortization Period could be longer than if such Excluded Series had not been issued.

  If so provided in the related Prospectus Supplement, a Series may be paired with an Excluded Series that is a Paired Series issued by the Trust at or after the commencement of the Controlled Amortization Period or Accumulation Period for such Prior Series. As the Investor Interest of the Prior Series having a Paired Series is reduced, the Investor Interest in the Trust of the Paired Series will increase by an equal amount. If a Pay Out Event occurs with respect to the Prior Series having a Paired Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Accumulation Period, the Principal Allocation Percentage for the Prior Series and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement and the Amortization Period for such Prior Series could be lengthened.

ENHANCEMENT

  General. For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, a cash collateral account, a collateral interest, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Enhancement may also be provided to a Class or Classes of a Series by subordination provisions that require distributions of principal or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Enhancement may be available to more than one Class or Series to the extent described therein.

  The presence of Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Enhancement or that are not covered by the Enhancement, Certificateholders will bear their allocable share of such losses. In addition, if specific Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

  If Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Enhancement material to the Certificateholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (an "Enhancement Investor Interest") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

  Subordination. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal or interest on any payment date will be subordinated to such rights of the holders of the Certificates that are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

  Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

  Cash Collateral Account. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series may be fully or partially funded on the Series Closing Date with respect thereto and the funds on deposit therein will be invested in Permitted Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral account.

  Collateral Interest. If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement. References to Enhancement Investor Interests herein include Collateral Interests, if any.

  Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

  Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

TERMINATION OF TRUST

  Unless the Seller instructs the Trustee otherwise, the Trust will only terminate on the earlier of: (a) the day following the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the Collection Account sufficient to pay in full the Aggregate Investor Interest of all Series outstanding plus accrued interest thereon at the applicable Certificate rates through the applicable interest accrual period or (b) June 30, 2031 (the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Seller Certificate, the Trustee shall convey to the holder of the Exchangeable Seller Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account) and other similar bank accounts of the Trust with respect to each Series.

PAY OUT EVENTS

  The Revolving Period with respect to a Series will continue through the date specified in the applicable Prospectus Supplement and the Controlled Amortization Period or Accumulation Period will begin at such time, unless a Pay Out Event occurs. The Rapid Amortization Period with respect to such Series will commence when a Pay Out Event occurs or is deemed to occur. A "Pay Out Event" with respect to the Certificates of all Series refers to any of the following events:

    (a) certain events of insolvency, conservatorship or receivership relating to the Seller; or

    (b) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In addition, a Pay Out Event may occur with respect to any specific Series upon the occurrence of any other event specified in the related Prospectus Supplement. Such events may include, but are not required to include nor are they limited to, (i) the failure by the Seller to make any payment or deposit required under the Pooling and Servicing Agreement within a specified period of the date such payment or deposit is required to be made, (ii) the breach of certain other covenants, representations or warranties contained in the Pooling and Servicing Agreement, after any applicable notice and cure period (and, if so specified in the related Prospectus Supplement, only to the extent such breach has a material adverse effect on the related Certificateholders),
(iii) the failure by the Seller to make a required designation of Additional Accounts for the Trust within a specified time after the date such addition is required to be made, (iv) a reduction in the Portfolio Yield below the rates, and for the period, specified in the related Prospectus Supplement and (v) the occurrence of a Servicer Default. The Rapid Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs or is deemed to occur with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or prior to an Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Certificates may be reduced or increased. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

  In addition to the consequences of a Pay Out Event discussed above, if the Seller shall consent to, or a court or agency or supervisory authority shall have entered an order or decree for, the appointment of a conservator or receiver or liquidator for the winding-up of its affairs, (an "Insolvency Event"), immediately on the day of such event the Seller will cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Pooling and Servicing Agreement, within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner unless instructions otherwise are received within a specified period from (i) Holders of more than 50% of the Investor Interest of any of the Series 1991-1 Certificates, the Series 1991-2 Certificates or the Series 1992-1 Certificates, or (ii) Holders of more than 50% of the Investor Interest of each other Series issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Investor Interest of each Class, which may include an Enhancement Investor Interest) to the effect that such Certificateholders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event. The Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and applied as provided above and in each Prospectus Supplement.

  If the only Pay Out Event to occur with respect to any Series is either the insolvency of a Seller or the appointment of a conservator or receiver for a Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period with respect to such Series. In addition, despite any vote by Certificateholders to the contrary, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust.

SERVICER COVENANTS

  In the Pooling and Servicing Agreement, the Servicer has covenanted with the Certificateholders and the Trustee, as to each Receivable and related Account, that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications required by law in order to properly service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the Certificateholders; (b) it will not permit any rescission or cancellation of the Receivables, except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other governmental authority; (c) it will do nothing to impair the rights of the Certificateholders in the Receivables or the related Accounts; and (d) it will not reschedule, revise or defer payments due on the Receivables except in accordance with the Credit Card Guidelines.

  Under the terms of the Pooling and Servicing Agreement, all Receivables in an Account will be assigned and transferred or reassigned and retransferred to the Servicer and such Account shall no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above with respect to any Receivable or Account has not been complied with and such noncompliance has not been cured within 60 days thereafter (or such longer period, up to 120 days, as the Trustee may agree), and has a material adverse effect on the Certificateholders' interest in such Receivable. If the Seller is the Servicer, such reassignment and retransfer shall be made on or before the end of the Monthly Period in which such reassignment obligation arises, by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Seller Interest. In addition, if the Seller Interest would be reduced below zero, Chase USA, as Servicer, will deposit into the Collection Account an amount equal to the amount by which the Seller Interest will be reduced below zero (such reassignment and retransfer to the Servicer to be effected only upon such deposit by the Servicer in the Collection Account). If the Seller is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account no later than the Transfer Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be for allocation as collections pursuant to the Pooling and Servicing Agreement. In either case, this retransfer and reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied. In either case, the Trust's interest in any such assigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Seller Interest (the "Seller

Servicing Fee"), and Certificateholders of each Series. The portion of the Servicing Fee allocable to each Series of Certificates on any Distribution Date the ("Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Investor Interest of such Series with respect to the related Monthly Period.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, Paying Agent, Transfer Agent and Registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SELLER AND THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law and except as described below. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, Chase USA may transfer its servicing obligations to any other wholly owned subsidiary of The Chase Manhattan Corporation (provided it meets certain eligibility standards set forth in the Pooling and Servicing Agreement) or, subject to certain conditions set forth in the Pooling and Servicing Agreement, to any other entity as to which the Rating Agency has advised in writing that such substitution will not result in the reduction or withdrawal of its then-existing rating of the Certificates and any provider of Enhancement has given its consent, which consent shall not be unreasonably withheld, and be relieved of its obligations and duties under the Pooling and Servicing Agreement. Chase USA, as initial Servicer, intends to delegate some of its servicing and administrative duties to the Bank, an affiliate thereof, or to Chase Bankcard Services, Inc.; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of the Certificateholders, and the Trustee, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Pooling and Servicing Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by or resulting from reason of fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificateholder in its capacity as an investor, including without limitation, losses incurred as a result of Receivables in Defaulted Accounts or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection herewith to any taxing authority.

  The Pooling and Servicing Agreement also provides that neither the Seller nor the Servicer nor any of their respective directors, officers, employees or agents will be under any liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement, except for any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability.

  The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Seller may sell, transfer or pledge its interest in all or a portion of the Exchangeable Seller Certificate, provided that prior to any such transfer the Trustee receives (a) written notification from the Rating Agency then rating each Series that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it; (b) a written opinion of counsel confirming that such transfer would not adversely effect the treatment of the certificates of each series as debt for federal income tax purposes;
(c) in the case of the transfer of the Exchangeable Seller Certificate as a whole, an agreement supplemental to the Pooling and Servicing Agreement in which the transferee expressly assumes the performance of every covenant and obligation of the Seller as holder of the Exchangeable Seller Certificate; and
(d) each provider of Enhancement consents.

  The Pooling and Servicing Agreement further provides that the Seller may not consolidate with or merge into another corporation, or convey or transfer its properties and assets substantially as an entirety to any person, unless the corporation formed by such consolidation or into which the Seller was merged, or the person that acquires such properties and assets, is a U.S. federal or state banking association, and shall expressly assume, by an agreement supplemental to the Pooling and Servicing Agreement, the performance of every covenant and obligation of the Seller thereunder, provided that the Seller shall have delivered to the Trustee a certificate as to compliance with the requirements stated in this sentence and an opinion of counsel as to the legal validity of such supplemental agreement. The Seller may effect any sale, transfer or pledge of the Accounts or effect any merger, consolidation or assumption which is not in accordance with the provisions of the preceding sentence so long as (a) the Seller and Servicer determine that such event will not be adverse to the interests of the Certificateholders of any Series; (b) the Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding; (c) the successor entity executes a supplemental agreement whereby such entity agrees to assume the obligations of the Seller; and (d) each provider of Enhancement consents.

SERVICER DEFAULT

  In the event of any Servicer Default, either the Trustee or holders representing undivided interests aggregating more than 50% of the sum of the Aggregate Investor Interests, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and the Trustee shall appoint a new Servicer (a "Service Transfer"), which successor Servicer must satisfy certain eligibility criteria contained in the Pooling and Servicing Agreement. The rights and interest of the Seller under the Pooling and Servicing Agreement and in the Exchangeable Seller Interest will not be affected by such termination. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, the Trustee shall automatically be appointed the successor Servicer. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall give the Seller the right to accept reassignment of the Receivables at a price generally equal to the higher of
(i) the Aggregate Investor Interest of the certificates plus accrued interest through the date of reassignment minus collections allocated to such accrued interest and (ii) the average bid quoted by two recognized dealers for a similar security rated in the highest rating category by the Rating Agency and having a remaining maturity of twelve months.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal, or payment under any Enhancement within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement;

    (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any outstanding Series (which determination shall be made without regard to whether funds are available in any

  Enhancement) and which continues unremedied for a period of 60 days after written notice thereof and continues to have a material adverse effect on the Certificateholders for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Supplement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement, proves to have been incorrect when made, which has a material adverse effect on the Certificateholders of any outstanding Series (which determination shall be made without regard to whether funds are available in any Enhancement), and which continues to be incorrect in any material respect for a period of 60 days after written notice thereof, or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Paying Agent will forward to each Certificateholder of record with respect to a particular Series a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth among other things: (a) the total amount distributed with respect to such Series on such Distribution Date, (b) the amount of such distribution allocable to the principal on the Certificates of such Series and each Class thereof, (c) the amount of such distribution allocable to the interest on the Certificates of such Series and each Class thereof, (d) the amount of collections of Principal Receivables processed during the Billing Cycles which ended during the preceding month and allocated in respect of the Certificates of such Series,
(e) the aggregate amount of Principal Receivables, the Investor Interest with respect to such Series and the Investor Interest with respect to such Series as a percentage of Aggregate Principal Receivables as of the end of the last day of the preceding Monthly Period, (f) the aggregate outstanding balance of Accounts which are up to 29 days delinquent, 30 to 59 days delinquent, 60 to 89 days delinquent and 90 or more days delinquent in accordance with the Servicer's then existing credit card guidelines as of the end of the last day of the applicable Billing Cycle which ended during the preceding Monthly Period, (g) the Aggregate Investor Default Amount with respect to such Series for the preceding Monthly Period, (h) the aggregate amount of Investor Charge Offs with respect to such Series for the preceding Monthly Period and the aggregate amount of Investor Charge Offs with respect to such Series reimbursed on the Transfer Date immediately preceding such Distribution Date,
(i) the amount of the Monthly Servicing Fee with respect to such Series for the preceding Monthly Period, (j) the "Pool Factor" with respect to such Series as of the end of the preceding Record Date (consisting of an eight-digit decimal expressing the ratio of Investor Interest with respect to such Series to initial Investor Interest with respect to such Series), (k) the Deficit Controlled Amortization Deposit Amount if applicable, (1) the aggregate amount of collections of Finance Charge Receivables for the preceding Monthly Period, (m) the required Enhancement as of the close of business on such Distribution Date and (n) the ratio of the outstanding Enhancement amount to the Investor Interest of such Certificates as of the related Record Date.

  On or before January 31 of each calendar year, the Paying Agent will distribute to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the Monthly Servicer Report, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent accountants to furnish a report to the Trustee to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of Accounts under the Pooling and Servicing Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion that the system of internal accounting controls in effect on the date set forth in such report relating to servicing procedures performed by the Servicer under the Pooling and Servicing Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the applicable sections of the Pooling and Servicing Agreement, except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. In addition, on or before March 31 of each calendar year, a firm of independent accountants will compare the amounts contained in the Servicer's statements and certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report confirming that such amounts are in agreement except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report.

  The Pooling and Servicing Agreement provides for delivery to the Trustee, on or before each calendar year, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

AMENDMENTS

  The Pooling and Servicing Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement and any Supplement which are not inconsistent with the provisions of the Pooling and Servicing Agreement and any Supplement. See "The Receivables." The Pooling and Servicing Agreement may be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Trustee and without the consent of the Certificateholders, to (A) provide for the transfer by the Seller of its interest in and to all or part of the Accounts in accordance with the provisions of the Pooling and Servicing Agreement, (B) provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide for the treatment of collections of Principal Receivables, in an amount up to the aggregate amount by which the purchase price of Principal Receivables as sold thereafter is less than 100%, as collections of Finance Charge Receivables, and (C) facilitate the addition of Automatic Additional Accounts on a daily basis; provided, however, that any such action shall not adversely affect in any material respect the interests of the Certificateholders; further provided that the Servicer and the Trustee shall have received notice from the Rating Agency that any such amendment will not result in the reduction or withdrawal of its then-existing rating of the Certificates of any Series. In addition, the Pooling and Servicing Agreement and any Supplement may be amended from time to time by the Seller, the Servicer and the Trustee, without Certificateholder consent, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer Certificates issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer Certificates, to permit such bearer Certificates to be issued in exchange for registered Certificates or bearer Certificates of other authorized denominations or to permit the issuance of uncertificated Certificates. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered amendments requiring Certificateholder consent under the provisions of the Pooling and Servicing Agreement or any Supplement.

  The Pooling and Servicing Agreement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal amount of all Series adversely affected, and if provided in the applicable Supplement, with the consent of the related provider of any Enhancement as to matters affecting such Series only, which consent shall not be unreasonably withheld, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Certificateholders of any Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or (c) reduce the aforesaid percentage of undivided interests the Holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to any related Enhancement provider and the Rating Agency (or with respect to an amendment of a Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

  At such time, if any, as Definitive Certificates have been issued, upon written request of Certificateholders of record of any Series representing undivided interests in the Trust aggregating not less than 10% of the Investor Interest of such Series, the Trustee after having been adequately indemnified by such Certificateholders, for its costs and expenses, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement and give the Servicer notice that such report has been made. The Pooling and Servicing Agreement generally does not provide for any annual or other meetings of Certificateholders. See "--Book-Entry Registration" and "--Definitive Certificates" above.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Seller has represented and warranted, and will represent and warrant, in the Pooling and Servicing Agreement that the transfer of Receivables to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables to the Trust, except for the interest of the Seller as holder of the Exchangeable Seller Certificate, or the grant to the Trust of a security interest in such property. The Seller has also represented and warranted, and will also represent and warrant, in the Pooling and Servicing Agreement that, in the event the transfer of Receivables to the Trust by the Seller to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such property in existence at the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such property created thereafter in favor of the Trust on and after their creation, except for certain tax and governmental or other non-consensual liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates-- Representations and Warranties."

  The Seller has represented, and will represent, that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of an appropriate financing statement is also required in order to perfect the Trust's security interest. A financing statement covering the Receivables has been filed with the appropriate governmental authority in Delaware to protect the interests of the Trust in the Receivables.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller has represented and warranted, and will represent and warrant, that it has transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer, grant, create, incur, assume, or suffer to exist any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government hen or other non-consensual liens on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Seller, certain administrative expenses of the receiver or the Delaware State Bank Commissioner and certain borrowings made by the receiver may also have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Seller is chartered as a Delaware banking corporation and is subject to regulation and supervision by the Delaware State Bank Commissioner. If the Seller becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Delaware State Bank Commissioner may request the Attorney General of Delaware to apply to the Delaware Court of Chancery for an order appointing a receiver for the Seller. Since the Seller is a FDIC-insured bank, Delaware law would require that the FDIC be appointed receiver.

  The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Seller could exercise. Positions taken by the FDIC do not suggest that the FDIC, if appointed as conservator or receiver for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables, as described below. To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of the insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the FDIA provides that such security interest should not be subject to avoidance by the FDIC as conservator or receiver. As a result, payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as conservator or receiver for the Seller. If, however, the FDIC, as conservator or receiver for the Seller were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.

  The Pooling and Servicing Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Seller, the Seller will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Pooling and Servicing Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless instructions otherwise are received within a specified period from (i) holders of more than 50% of the Investor Interest of any of the Series 1991-1 Certificates or the Series 1992-1 Certificates, or (ii) Holders of more than 50% of the Investor Interest of each other Series issued and outstanding (or, with respect to any Series with two or more classes, 50% of the Investor Interest of each Class, which may include an Enhancement Investor Interest). Under the Pooling and Servicing Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the applicable investor allocation percentage of such proceeds would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period with respect to each Series. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. See "Description of the Certificates--Pay Out Events."

CONSUMER PROTECTION LAWS

  The relationships of the cardholder and credit card issuer are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Seller, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practice Acts, Billing Act, Electronic Funds Transfer Act and applicable state law. These statutes impose disclosure requirements when a credit card account is advertised, when it is applied for, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

  Certain laws, including the laws described above, may limit the Seller's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of the Seller. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card and, except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

  Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

  Certain jurisdictions may attempt and private parties are attempting to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such action could have an adverse impact on the operations of credit card issuers, including the Seller. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the protection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible. See "Description of the Certificates--Receivables in Defaulted Accounts; Adjustments and Fraudulent Charges."

  The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from a Seller with respect to violations arising before the transfer or as a party directly responsible for violations with respect to these obligations after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Seller will warrant to the Trust in the Pooling and Servicing Agreement that all Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

  The UCC, the provisions of which would be applicable to the Trust if it were deemed to have acquired a security interest in the Receivables transferred to the Trust (see "--Transfer of the Receivables"), provides that (a) unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the cardholder agreement between the Seller and the cardholder and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the cardholder against the Seller that accrues before the cardholder receives notification of the assignment and
(b) any cardholder is authorized to continue to pay the Seller until (i) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the cardholders the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of federal income tax consequences relating to the purchase, ownership and disposition of the Certificates. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

CHARACTERIZATION OF AN INVESTMENT IN CERTIFICATES

  Treatment of the Certificates as Debt. The terms of the Pooling and Servicing Agreement set forth the intention of the Seller and the agreement of the Certificate Owners to treat the Certificates as debt for federal, state, local and foreign income and franchise tax purposes. The Pooling and Servicing Agreement, however, generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Orrick, Herrington & Sutcliffe, special tax counsel to the Seller ("Tax Counsel"), will deliver its opinion generally to the effect that, under current law as in effect on the Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates will be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates are debt for federal income tax purposes.

  Characterization of the Trust. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests (including any Enhancement Investor Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or equity interests in Receivables or the Trust. If all of the Certificates and other interests (other than the Exchangeable Seller Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or the holder of the Exchangeable Seller Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holder of the Exchangeable Seller Certificate) and the other holders of equity interests in the Trust. In that event, the Trust could be classified for federal income tax purposes as an association or a publicly traded partnership taxable as a corporation, or as a partnership. Because Tax Counsel will deliver its opinion that the Certificates will be characterized as debt for federal income tax purposes, and because any holder of an Enhancement Investor Interest will agree to treat that interest as debt, no attempt will be made to comply with any IRS reporting or other requirements that would apply if the Trust were treated as a partnership or a corporation.

  If the Trust were treated in whole or in part as a partnership in which some of all of the holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

  Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

  If the Trust were treated as an association or publicly traded partnership taxable as a corporation, it would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation.

  If instead the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Exchangeable Seller Certificate), the holders of any Enhancement Investor Interest and the Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by the Certificate Owners treated as partners would likely differ from that reportable if the Certificates were characterized as debt. In addition, income derived from such a partnership by a Certificate Owner treated as a partner that is a pension fund or other tax-exempt entity could be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. From time to time, legislation has been introduced in Congress that would affect the treatment of any "large partnership", defined as any partnership in which there are at least 250 partners in a taxable year. Under such legislative proposals, among other things, the availability of certain deductions to partners may be limited and certain computations (such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. No prediction can be made regarding whether such legislation will be enacted or, if so, what its effective date will be.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

  General. Interest on a Certificate will be includable in gross income in accordance with a U.S. Certificate Owner's method of accounting.

  Original Issue Discount. It is anticipated that the Certificates will not have any original issue discount ("OID") and that accordingly the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code") will not apply to the Certificates. Because, however, the failure to pay interest currently on the Certificates is not a default and may not be considered to give rise to any penalty, the IRS could take the position on the basis of Treasury regulations that all of the interest payments on the Certificates will be treated as payments of principal and the Certificates should be treated as having OID.

  If the Certificates were treated as having OID, a U.S. Certificate Owner (including a cash basis holder) generally would be required to include the interest on a Certificate in income for federal income tax purposes on the accrual method on a constant yield basis, resulting in the inclusion of interest in income somewhat in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear.

  Market Discount. A U.S. Certificate Owner who purchases a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

  Market Premium. A U.S. Certificate Owner who purchases a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of Section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

  Upon a sale or exchange of a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Certificate Owner's adjusted basis in the Certificate. The adjusted basis in the Certificate will equal its cost, increased by any OID or market discount includable in income with respect to the Certificate prior to its sale and reduced by any principal payments previously received with respect to the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

  In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent of more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest in the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Seller (or the Trust if treated as a partnership) through stock ownership, (iii) the Certificate Owner is a bank described in section 881(c)(3)(A) of the Code, (iv) such interest is contingent interest described in section 871(h)(4) of the Code, or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of the Exchangeable Seller Certificate other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

  If some or all of the Certificates were treated as stock in a corporation (by reason of the Trust's classification as either an association or a publicly traded partnership taxable as a corporation), distributions to a non-U.S. Certificate Owner, to the extent treated as dividends, generally would be subject to withholding of tax at the rate of 30%, unless that rate were reduced by an applicable tax treaty. If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner treated as a partner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6%.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a Certificate to a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

  In addition, upon the sale of a Certificate to (or through) a "broker", the broker must withhold 31 percent of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or
(ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the seller's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of Section 957(a) of the Code or (ii) 50% or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

  Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

  The discussion above does not address the tax consequences of purchase, ownership or disposition of a Certificate under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined by Section 3(32) of ERISA) and certain church plans (as defined by Section 3(33) of ERISA) are not subject to ERISA requirements.

  Subject to the considerations described below and except to the extent otherwise provided in a Prospectus Supplement, the Seller anticipates that each Class of Certificates of any Series offered hereby will be eligible for purchase by Benefit Plan investors.

  A possible violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with "plan assets" of any Benefit Plan if the Seller, the Trustee, the Underwriters or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Seller, the Trustee, the underwriters of a Series and their affiliates are "parties in interest" or "disqualified persons" with respect to many Benefit Plans. Prior to the purchase of a Certificate, any fiduciary or other person investing "plan assets" of a Benefit Plan should consider whether a prohibited transaction might arise by virtue of the relationship between the Benefit Plan and the Seller, the Trustee, any underwriters of such Series or any affiliate of any thereof and, if so, should consult counsel regarding the purchase in light of the considerations described herein. The Department of Labor (the "DOL") has issued three class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the
Certificates: 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

  Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Benefit Plan has an equity interest as "plan assets" of such Benefit Plan. Although the Seller and the Certificate Owners will agree to treat each Series of Certificates as debt instruments, the Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. In such a case, unless one of the two exceptions described below applies, the Plan Asset Regulation would apply to treat "plan assets" of the Trust as assets of any Benefit Plan whose "plan assets" are invested in the Certificates of any Series.

  The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by at least 100 investors independent of the issuer and of one another (each, an "Independent Investor") and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of this exception, each Class of the Certificates of each Series should be deemed a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. Unless otherwise specified in the related Prospectus Supplement, based on information provided by the underwriters of a Series, the Seller will notify the Trustee in writing whether each Class of Certificates will be expected to be held by at least 100 separately named persons at the completion of the offering made thereby. However, the Seller will not determine whether any Class of Certificates at that time, in fact, will (i) be held by at least 100 separately named persons or (ii) satisfy the 100 Independent Investor criterion, and no assurance can be given that the 100 Independent Investor criterion will be met. Prospective purchasers may obtain a copy of the above described notification from the Trustee at its Corporate Trust Department. The Seller anticipates that the other conditions of the Plan Asset Regulation will be met.

  The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Benefit Plans and other plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Equity participation in the Trust by benefit plan investors is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of any class of equity interest in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Seller or the underwriters of a Series as to whether the value of each class of beneficial interests in the Trust held by benefit plan investors will be less than that amount at the completion of the offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

  If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets" of Benefit Plan investors, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Benefit Plan that is a Certificate Owner might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. The three DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise apply to the purchase of a Certificate with "plan assets" of a Benefit Plan.

  In light of the foregoing, fiduciaries or other persons investing "plan assets" of any Benefit Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust which are represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets" and the availability of exemptive relief from the prohibited transaction rules.

  Unless otherwise specified in the related Prospectus Supplement, if the Bank does not notify the Trustee that a Class of Certificates is expected to be held by at least 100 separately named persons at the completion of the offering made thereby, that Class of Certificates may not be acquired by or with "plan assets" of any Benefit Plan or any entity whose underlying assets include "plan assets" under the Plan Asset Regulation by reason of any Benefit Plan's investment in the entity. In that event, by its acceptance of a Certificate of that Class, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

  Finally, fiduciaries or other persons investing "plan assets" of any Benefit Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus and in the applicable Prospectus Supplement.

                             PLAN OF DISTRIBUTION

  The Seller may sell Certificates (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Seller from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("Remarketing Firms") acting as principals for their own accounts or as agents for the Seller. Any Remarketing Firm will be identified and the terms of its agreement, if any, with the Seller and its compensation will be described in the related Prospectus Supplement. Remarketing Firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

  Certificates may also be sold directly by the Seller or through agents designated by the Seller from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Seller to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Seller to indemnification by the Seller against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Seller or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by Andrew T. Semmelman, a Senior Associate Counsel of Chase USA. Certain legal matters relating to the federal income tax consequences of the issuance of the Certificates and certain other matters relating thereto will be passed upon for the Seller by Orrick, Herrington & Sutcliffe.

                               INDEX OF KEY TERMS

TERM                                                                        PAGE
- ----                                                                        ----
Accounts.................................................................      4
Accumulation Period......................................................     10
Additional Accounts......................................................      7
Affinity Program Account.................................................     26
Agent Bank Account.......................................................     26
Aggregate Investor Default Amount........................................     41
Aggregate Investor Interest..............................................     20
Aggregate Principal Receivables..........................................     26
Amortization Period......................................................     19
Automatic Addition Date..................................................     26
Automatic Additional Accounts............................................      7
Bank.....................................................................     31
Bank Portfolio...........................................................      5
Base Rate................................................................     20
Benefit Plan............................................................. 15, 58
BIF......................................................................     39
Billed Finance Charge Receivables........................................     41
Billing Cycle............................................................     23
Cede.....................................................................      2
Cedel....................................................................      8
Cedel Participants.......................................................     28
Certificate Owners.......................................................   2, 4
Certificateholders.......................................................      4
Certificates.............................................................      1
Chase Lincoln Accounts...................................................     23
Chase USA................................................................   1, 8
Class....................................................................      1
Closing Date.............................................................     36
Code..................................................................... 15, 56
Collateral Interest......................................................     44
Collection Account.......................................................  9, 39
Collection Recomputation Date............................................     41
Collection Subaccount....................................................     39
Commission...............................................................      2
Controlled Accumulation Amount...........................................     11
Controlled Amortization Amount...........................................     11
Controlled Amortization Period...........................................     11
Controlled Deposit Amount................................................     11
Controlled Distribution Amount...........................................     11
Conversion Date..........................................................      6
Cooperative..............................................................     30
Credit Card Guidelines...................................................     39
Credit Enhancer..........................................................     43
Cut Off Date.............................................................     38
Date of Processing.......................................................     14
Definitive Certificates..................................................     31
Depositaries.............................................................     28
Depositary...............................................................     28
Determination Date....................................................... 14, 41

TERM                                                                        PAGE
- ----                                                                        ----
Disclosure Document..................................................          8
Distribution Date....................................................     14, 40
DOL..................................................................         59
DTC..................................................................          2
DTC Participants.....................................................         29
Eligible Account.....................................................         36
Eligible Additional Account..........................................         37
Eligible Automatic Additional Account................................         38
Eligible Receivable..................................................         37
Enhancement..........................................................      4, 13
Enhancement Investor Interest........................................      5, 43
ERISA................................................................     15, 58
Euroclear............................................................          8
Euroclear Operator...................................................         30
Euroclear Participants...............................................         28
Excess Finance Charge Collections....................................         42
Exchange.............................................................          8
Exchange Act.........................................................          2
Exchangeable Seller Certificate......................................          6
Excluded Series...................................................... 13, 26, 42
Expected Final Payment Date..........................................         10
FDIA.................................................................         17
FDIC.................................................................       1, 6
FDR..................................................................         22
Finance Charge Receivables...........................................          6
Fitch................................................................         39
Floating Allocation Percentage.......................................         40
Group................................................................     12, 41
Group One............................................................     12, 41
Holders..............................................................         31
Independent Investor.................................................     15, 59
Indirect DTC Participants............................................         29
Ineligible Receivable................................................         35
Initial Closing Date.................................................         33
Initial Portfolio....................................................          5
Insolvency Event.....................................................         45
Interchange..........................................................         25
Interest Funding Account.............................................          9
Interest Payment Date................................................         33
Investor Default Amount..............................................         41
Investor Exchange....................................................          8
Investor Interest....................................................      5, 34
IRS..................................................................         54
L/C Issuer...........................................................         44
MasterCard...........................................................         22
Maximum Addition Amount..............................................         38
Minimum Aggregate Principal Receivables..............................         26
Minimum Seller Interest..............................................         26
Monthly Period.......................................................      6, 26
Monthly Servicer Report..............................................         49
Monthly Servicing Fee................................................         47

TERM                                                                        PAGE
- ----                                                                        ----
Moody's..................................................................     39
OID......................................................................     56
Paired Series............................................................     13
Paying Agent.............................................................     29
Pay Out Event............................................................     45
Permitted Investments....................................................     40
Plan Asset Regulation.................................................... 15, 59
Pool Factor..............................................................     49
Pooling and Servicing Agreement..........................................      4
Portfolio Yield..........................................................     20
Principal Allocation Percentage.......................................... 13, 40
Principal Commencement Date..............................................     10
Principal Funding Account................................................     11
Principal Receivables....................................................      6
Principal Shortfalls.....................................................     42
Principal Terms..........................................................     34
Prior Series.............................................................     13
Prospectus Supplement....................................................      1
Purchased Accounts.......................................................     23
Qualified Institution....................................................     39
Rapid Amortization Period................................................     12
Rating Agency............................................................     16
Receivables..............................................................   1, 4
Receivables in Defaulted Accounts........................................     41
Record Date..............................................................     31
Recoveries...............................................................      6
Regulations..............................................................     55
Remarketing Firms........................................................     61
Removed Accounts.........................................................  7, 38
Retention Account........................................................     40
Retention Subaccount.....................................................     40
Revolving Period.........................................................     10
SAIF.....................................................................     39
Securities Act...........................................................      2
Selection Date...........................................................      5
Seller...................................................................   1, 4
Seller Exchange..........................................................      8
Seller Interest..........................................................      5
Seller Percentage........................................................     41
Seller Servicing Fee.....................................................     46
Series...................................................................   1, 4
Series Accounts..........................................................      4
Series Closing Date......................................................     10
Series Termination Date..................................................     11
Service Transfer.........................................................     48
Servicer.................................................................      9
Servicer Default.........................................................     48
Servicing Fee............................................................     46
Shared Principal Collections.............................................     42
Special Payment Date.....................................................     45
Standard & Poor's........................................................     39

TERM                                                                        PAGE
- ----                                                                        ----
Supplement.................................................................    8
Tax Counsel................................................................   55
Terms and Conditions.......................................................   30
Transfer Date..............................................................   40
Trust...................................................................... 1, 4
Trust Portfolio............................................................   26
Trust Termination Date.....................................................   45
Trustee....................................................................    4
U.S. Certificate Owner.....................................................   54
U.S. Person................................................................   54
UCC........................................................................   17
VISA.......................................................................   22
Withholding Agent..........................................................   57

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY AND THEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CHASE MANHATTAN BANK (USA) OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CHASE MANHATTAN BANK (USA) OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                           PROSPECTUS SUPPLEMENT                            PAGE
                                                                            ----
Summary of Series Terms....................................................  S-3
Risk Factors............................................................... S-13
Maturity Assumptions....................................................... S-14
The Bank Portfolio......................................................... S-15
The Receivables............................................................ S-18
Use of Proceeds............................................................ S-22
Chase USA and The Chase Manhattan  Corporation............................. S-22
Series Provisions.......................................................... S-22
Underwriting............................................................... S-38
Legal Matters.............................................................. S-39
Index of Key Terms......................................................... S-40
                                   PROSPECTUS
Prospectus Supplement......................................................    2
Reports to Certificateholders..............................................    2
Available Information......................................................    2
Incorporation of Certain Documents by  Reference...........................    2
Prospectus Summary.........................................................    4
Risk Factors...............................................................   17
The Trust..................................................................   21
The Credit Card Business of Chase USA......................................   22
The Receivables............................................................   26
Description of the Certificates............................................   27
Certain Legal Aspects of the Receivables...................................   51
Certain Federal Income Tax Consequences....................................   54
ERISA Considerations.......................................................   58
Plan of Distribution.......................................................   60
Legal Matters..............................................................   61
Index of Key Terms.........................................................   62

                                ---------------

 UNTIL     , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 LOGO OF CHASE

                                 $

                                CHASE MANHATTAN
                                  CREDIT CARD
                                 MASTER TRUST

                      $            CLASS A FLOATING RATE
                   ASSET BACKED CERTIFICATES, SERIES 199 -

  $           CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 199 -

                        THE CHASE MANHATTAN BANK (USA)

                              SELLER AND SERVICER

                                ---------------
                             PROSPECTUS SUPPLEMENT
                                ---------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATE

                             CHASE SECURITIES INC.

                    UNDERWRITER OF THE CLASS B CERTIFICATES

                             CHASE SECURITIES INC.

                                      , 199

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

ITEM 14.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.*

     Registration Fee                                     $  689,656
     Printing and Engraving                                   60,000
     Trustee's Fees                                           20,000
     Legal Fees and Expenses                                 100,000
     Blue Sky Fees and Expenses                               20,000
     Accountants' Fees and Expenses                           40,000
     Rating Agency Fees                                      340,000
     Miscellaneous Fees                                      130,344
                                                          ----------
      Total                                               $1,400,000
                                                          ==========
- ---------------
* Reflects expenses related to this Registration Statement and expenses related to Registration Statement No. 33-91504 whose unissued Asset-Backed Securities are being carried forward.


ITEM 15.  Indemnification of Directors and Officers

     Article TENTH of the Articles of Association of The Chase Manhattan Bank
(USA) (the "Bank") provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Bank to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, the Bank shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Bank.

     The right to indemnification described in the immediately preceding paragraph shall include the right to be paid by the Bank the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Bank of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under such Article TENTH or otherwise.

     The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by the Bank within sixty days after a written claim has been received by the Bank except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification under such Article TENTH (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Bank (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Bank (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article TENTH, or by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article TENTH or otherwise shall be on the Bank.

     Article TENTH of the Bank's Articles of Association also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders or disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense.

     There are directors and officers liability insurance policies presently outstanding which insure directors and officers of the Bank, the Bank's parent and certain of its subsidiaries. The policies cover losses for which the Bank, the Bank's parent or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Bank, the Bank's parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

ITEM 16.  Exhibits and Financial Statement Schedules

 (a)  Exhibits
 1.1  -Form of Underwriting Agreement.
 4.1 -Pooling and Servicing Agreement including certain other related agreements as Exhibits thereto.*
 4.2  -Series 1991-1 Supplement, including form of Asset Backed Certificate.*
 4.3  -Series 1991-2 Supplement, including form of Asset Backed Certificate.*
 4.4  -Series 1992-1 Supplement, including form of Asset Backed Certificate.*
 4.5  -Series 1995-1 Supplement, including form of Asset Backed Certificate.*
 4.6  -Series 1995-2 Supplement, including form of Asset Backed Certificate.
 4.7  -Series 1996-1 Supplement, including form of Asset Backed Certificate.
 4.8  -Series 1996-2 Supplement, including form of Asset Backed Certificate.
 5.1  -Opinion of Andrew T. Semmelman, Esq. with respect to legality.
 8.1  -Opinion of Orrick, Herrington & Sutcliffe with respect to tax matters.
 23.1 -Consent of Andrew T. Semmelman, Esq. (included in his opinion filed as
       Exhibit 5.1).
 23.2 -Consent of Orrick, Herrington & Sutcliffe (included in its opinion filed as Exhibit 8.1).
 24.1 -Powers of Attorney
__________________
* Incorporated herein by reference to Exhibit to Registrant's Amendment No. 1 to Registration Statement on Form S-1 (No. 33-89058)

 (b)  Financial Statements

    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant on behalf of the Chase Manhattan Credit Card Trust (the "Trusts") hereby undertakes as follows:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and
(a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.b

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

    (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 4, 1996.

                              The Chase Manhattan Bank (USA),
                                as originator of the Trust Registrant

                                By:      /s/ Keith Schuck
                                   ----------------------------------------
                                   Keith Schuck
                                    Controller


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 4, 1996 by the following persons in the capacities indicated.

Signature                    Title                                     Date
- ---------                    -----                                     ----



           *                Chairman of the Board and Director     June 4, 1996
- ----------------------
   Donald L. Boudreau


           *                President and Director                 June 4, 1996
- ----------------------
    Michael Barrett


           *                Director                               June 4, 1996
- -----------------------
      Charles Walsh


           *                Director                               June 4, 1996
- -----------------------
     Deborah Duncan


                            Director
- -----------------------
    William Hoefling


                            Director
- -----------------------
    Michael Urkowitz


           *                Director                               June 4, 1996
- -----------------------
    Thomas C. Lynch


/s/   Keith Schuck          Chief Financial Officer                June 4, 1996
- -----------------------     Controller (Principal
      Keith Schuck           Accounting Officer)

  * The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated directors and officers of the Registrant pursuant to powers of attorney signed by such officers and directors.

                             By:  /s/ Keith Schuck
                                -----------------------------
                                 Keith Schuck
                                 Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibits                                                                                 Page
- --------                                                                                 ----
 1.1             Form of Underwriting Agreement
 4.6             Series 1995-2 Supplement, including form of Asset Backed Certificate
 4.7             Series 1996-1 Supplement, including form of Asset Backed Certificate
 4.8             Series 1996-2 Supplement, including form of Asset Backed Certificate
 5.1             Opinion of Andrew T. Semmelman, Esq. with respect to legality
 8.1             Opinion of Orrick, Herrington & Sutcliffe with respect to tax matters
24.1             Powers of Attorney